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                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Check the appropriate box:
    / /  Preliminary Information Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
    /X/  Definitive Information Statement

                        FIRST MEDICAL GROUP, INC.
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                 (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                            FIRST MEDICAL GROUP, INC.
                  1055 Washington Boulevard, Stamford, CT 06901
                                 (203) 327-0900

                              INFORMATION STATEMENT

                                  INTRODUCTION

This Information Statement is being furnished by First Medical Group, Inc., a Delaware corporation, to holders of shares of its common stock, par value $.001. The holders of approximately 52% of our outstanding common stock intend to consent in writing to the sale to AMCMC Acquisition Corp., a British Virgin Islands corporation, of substantially all of our assets, consisting of all of the shares of ten companies owned by us directly or through one of our wholly-owned subsidiaries, pursuant to an Asset Purchase Agreement, dated as of January 31, 2000, by and between First Medical Group, Inc. and AMCMC Acquisition Corp. The consideration to be paid by AMCMC Acquisition Corp. under the Asset Purchase Agreement is equal to a cash payment of $700,000 and an assumption of $1,249,617 of First Medical Group's liabilities (as at December 31, 1999) and the surrender of 5,728,260 shares of our stock valued as of January 31, 2000 at $.125 per share or an aggregate of $716,033. AMCMC Acquisition Corp. is controlled indirectly by Mr. Dennis
A. Sokol, our Chairman of the Board and Chief Executive Officer and other current shareholders of First Medical Group. The shares surrendered in the proposed sale will be those owned by shareholders having a direct or indirect interest in AMCMC Acquisition Corp. As part of the proposed sale, Crasvitsa, Ltd., a British Virgin Islands corporation, will assume liabilities as at December 31, 1999 in the amount of $934,384 for notes payable and accrued interest. After the proposed sale in completed, we will be left with cash assets of approximately $700,000, and liabilities of $451,155.

This Information Statement is first being mailed to stockholders on or about February 14, 2000, and it is accompanied by a Form 10-K annual report for the fiscal year ended December 31, 1998 and the 10-Q quarterly report for the quarter ended September 30, 1999 attached hereto and incorporated herein as Annex C and Annex D, respectively.

                        THIS IS AN INFORMATION STATEMENT.
                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

THE PROPOSED SALE IS CONDITIONED UPON, AMONG OTHER THINGS, THE SECURING OF ALL NECESSARY APPROVALS AND CONSENTS. THERE CAN BE NO ASSURANCE THAT THE CONDITIONS TO THE PROPOSED SALE WILL BE SATISFIED OR WAIVED AND THAT THE PROPOSED SALE WILL BE CONSUMMATED. SEE "THE ASSET PURCHASE
AGREEMENT--CONDITIONS."

Since the proposed sale involves a sale of assets, all the remaining shareholders will retain their equity interest in First Medical Group, Inc.
 following the consummation of the sale, and First Medical Group, Inc. will have received the proceeds from the proposed sale. See "The Proposed Sale--Use of Proceeds; Conduct of Business Following the Proposed Sale."

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THE INFORMATION CONTAINED REGARDING AMCMC Acquisition Corp. and Crasvitsa
ltd." HAS BEEN SUPPLIED BY AMCMC Acquisition Corp. and Crasvitsa ltd. WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT AND, IF GIVEN OR MADE, YOU MUST NOT RELY UPON SUCH INFORMATION OR REPRESENTATION AS HAVING BEEN AUTHORIZED BY US OR ANY OTHER PERSON.

                              AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act we file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may inspect and copy the reports, proxy statements and other information filed by us with the Commission at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and as well as the Commission's Regional Offices. You may also call the Commission at 1-800-SEC-0330 for more information about the public reference room, how to obtain copies of documents by mail or how to access documents electronically on the Commission's Web site at (http://www.sec.gov).

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                                TABLE OF CONTENTS

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INTRODUCTION..................................................................i
AVAILABLE INFORMATION........................................................ii
SUMMARY 1.....................................................................1
   The Stockholder Consent....................................................1
   The Company................................................................1
   The Proposed Sale..........................................................2
   The Asset Purchase Agreement...............................................5
THE STOCKHOLDER CONSENT.......................................................7
THE PROPOSED SALE.............................................................7
   Background of the Proposed Sale............................................7
   Approval by the Board of Directors.........................................8
   Approval of the Special Committee..........................................9
   Opinion of the Advisor....................................................10
   Certain Tax Consequences..................................................11
   Use of Proceeds; Conduct of Business Following the Proposed Sale..........11
   Interests of Certain Persons in the Proposed Sale.........................11
   Accounting Treatment......................................................12
   Dissenters' Appraisal Rights..............................................12
THE ASSET PURCHASE AGREEMENT.................................................12
   Assets to be Sold and Liabilities to be Assumed...........................12
   Purchase Price............................................................14
   Representations and Warranties and Certain Covenants......................14
   Employment and Employee Benefit Plans.....................................14
   Conditions................................................................14
   Termination...............................................................16
   Indemnification...........................................................17
ASSUMPTION BY CRASVITSA LTD. OF THE LEHIGH NOTES.............................17
PRO FORMA FINANCIAL INFORMATION..............................................18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............22
MARKET PRICE DATA............................................................23

ANNEXES

A. Fairness Opinion and Fairness Memorandum of the Advisor
B. Asset Purchase Agreement
C. Form 10-K Annual Report for fiscal year ended December 31, 1998
D. Form 10-Q Annual Report for fiscal quarter ended September 30, 1999

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                                     SUMMARY

The following is a summary of certain information contained elsewhere in this Information Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Information Statement and the attached Annexes. Unless otherwise defined, capitalized terms used in this summary have the meanings ascribed to them elsewhere in this Information Statement. You are urged to read this Information Statement and the Annexes in their entirety.

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THE STOCKHOLDER          STOCKHOLDER VOTES WILL NOT BE SOLICITED. The General
   CONSENT Corporation Law of Delaware allows us to sell all, or substantially all, of our assets as authorized by a resolution adopted by the holders of the majority of our outstanding stock entitle to vote thereon. Dennis A. Sokol, SAJH Partners, Generale de Sante and Elena Korchagina, who together own approximately 52% of our stock, intend to consent in writing to the adoption of the Asset Purchase Agreement and therefore, no vote of any other stockholder is necessary and stockholder votes are not being solicited. See "The Stockholder Consent."

THE COMPANY              FIRST MEDICAL GROUP, INC. We own and operate medical
                         clinics in Eastern Europe. Through our subsidiary management company, American Medical Centers
                         Management Company, Ltd. ("AMC"), we own and operate outpatient and ancillary healthcare facilities modeled after the American healthcare system. AMC's healthcare facilities are currently structured as "A," "B," or "C" type facilities. The "C" type facility is a full service outpatient primary care center with those services provided as listed below, dependent upon both market and demand. The "B" type clinic is similar to a "C" model but with increased diagnostics, inpatient care facilities and between ten to fifteen overnight medical beds. The "A" type facility provides both inpatient and outpatient care with 50 to 300 medical beds.

                         Our services include but are not limited to: trauma and emergency care, general practice, family practice, full diagnostics, radiology, pharmacy, dentistry, pathology, psychiatry and most specialty groups such as cardiology, pediatrics, oncology, gynecology, orthopedics, and dermatology. We strive to deliver a comprehensive range of medical services to meet the specific needs of our clients in each of our unique markets. We employ American board certified doctors, nurses, and ancillary personnel. Nationals are also employed after being fully credentialed.

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SUMMARY, CONTINUED
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                         Through our subsidiaries, we currently operate five
                         "C" locations in Moscow, Russia; St. Petersburg, Russia; Kiev, Ukraine; Prague in the Czech Republic; and Warsaw, Poland.

THE PROPOSED SALE        BACKGROUND OF THE PROPOSED SALE. Our business is
                         derived primarily from the operations of our subsidiaries in Russia and the Ukraine, and lending institutions are reluctant to invest in these markets because of economic conditions. Plans to build two "A" facilities in Moscow and Warsaw and two additional "B" facilities have been cancelled because of our inability to obtain the necessary financing. Likewise, our plans calling for additional upgrades of current facilities in Eastern
                         Europe and Middle Asia, and expansion to the Middle
                         East, Latin America, and the Pacific Basin have been tabled because management has determined that it is unlikely that we will be able to obtain the needed financing.

                         Our sole remaining construction project is a "B" facility which is completing construction in Moscow, Russia which is scheduled to open in the 1st quarter of 2000. We have been unable to obtain financing for completion of construction of our Moscow facility, and we have therefore been required to expend our own cash and working capital and borrow from shareholders and related parties. These loans have been necessary to obtain operating funds before our cash reserves were depleted.

                         To date, we remain unable to obtain the necessary financing to support our remaining construction project, and we have expended our own capital to the extent that we no longer have sufficient cash on hand to sustain and continue our operations. In addition, anticipated losses for the quarter ending December 31, 1999, as projected, will eliminate our net stockholders' equity. Our Chairman of the Board and Chief Executive Officer, Mr. Dennis Sokol loaned us $300,000 in late 1999. In addition, Mr.. Sokol recently exercised, at $.125 per share, warrants for the purchase of 1,500,000 shares of our common stock in consideration of (i) his assumption of accounts payable of First Medical Group aggregating $125,000, and (ii) payment to First Medical Group of $62,500 in cash. The Board of Directors has therefore found it to be in the best interest of First Medical Group to complete the proposed sale as soon as practicable.

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SUMMARY, CONTINUED
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THE PROPOSED SALE,       INDEPENDENT SPECIAL COMMITTEE. The Board of
   CONTINUED             Directors believes that the proposed sale is in the
                         best interests of First Medical Group, Inc., and has approved the proposed sale. The Board of Directors' approval of the proposed sale is based upon a number of factors described in this Information Statement, including the recommendation of the Independent
                         Special Committee and the Advisor. Mr. Dennis A.
                         Sokol, Chairman of the Board and Chief Executive
                         Officer, controls a company which owns the majority of AMCMC Acquisition Corp. Since Mr. Sokol therefore has a direct interest in the proposed sale, the Board created an Independent Special Committee to review and approve any actions to be taken by us regarding the proposed sale in order to make an objective determination that the sale is in the best interest of First Medical Group. See "The Proposed
                         Sale -- Approval by the Special Committee; Reasons for the Proposed Sale" and "The Proposed
                         Sale--Interests of Certain Persons in the Proposed
                         Sale."

                         THE ADVISOR. The Special Committee appointed Mercer Capital Management, Inc. of Memphis, Tennessee as the Advisor in assessing the fairness of the consideration, from a financial point of view, to First Medical Group of the proposed sale of substantially all of our operating assets to AMCMC, and to render an opinion as to the fairness from a financial point of view of the consideration to be received by us pursuant to the Asset Purchase Agreement. After reviewing the preliminary fairness opinion of the Advisor, the Special Committee approved proceeding with the proposed sale. See "The Proposed Sale --Approval by the Board of Directors, -- Approval of the Special Committee; Reasons for the Proposed Sale, -- Opinion of the Advisor," and the Fairness Opinion and Fairness Memorandum of the Advisor at Annex A.

                         CERTAIN TAX CONSEQUENCES. The proposed sale will be a taxable transaction to us for United States Federal income tax purposes. However, because of net operating loss carry-forwards, we anticipate that there will be no taxes due as a result of the proposed sale. See " The Proposed Sale --- Certain Tax Consequences."

                         USE OF PROCEEDS; CONDUCT OF BUSINESS FOLLOWING THE PROPOSED SALE. The proceeds from the proposed sale will be used to repay outstanding indebtedness of First Medical Group in the amount of $450,000 representing accrued liabilities and accounts payable, and the balance of the

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SUMMARY, CONTINUED
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THE PROPOSED SALE,       proceeds will be used by us as working capital to
   CONTINUED             sustain us until a strategic partner or other
                         investor is identified. Following the proposed sale, we will have no income-generating assets, but will have continued operating expenses. After the sale, we intend to work with qualified financial and management advisors to identify and secure a strategic partner or other investor for First
                         Medical Group in an effort to maximize value for the shareholders of First Medical Group. See "The
                         Proposed Sale-- Use of Proceeds; Conduct of Business
                         Following the Proposed Sale."

                         INTERESTS OF CERTAIN PERSONS IN THE PROPOSED SALE. The major stockholders of AMCMC Acquisition Corp. are The Falcon Group, Inc., a Cayman Islands company, Generale de Sante, a European company, and Ms. Elena Korchagina, a private individual. The Falcon Group, Inc. owns 82% of the stock of AMCMC Acquisition Corp., and is owned by the family of Mr. Dennis A. Sokol. Mr. Sokol is presently Chief Executive Officer and Chairman of the Board of First Medical Group. Mr. Sokol, together with SAJH Partners, of which Mr. Sokol is a general partner, own 32.4% of our common stock. Generale de Sante owns 15% of AMCMC Acquisition Corp and 18.5% of our common stock. Ms. Korchagina owns 3% of AMCMC Acquisition Corp and .9% of our common stock. At the closing of the proposed sale, Mr. Sokol will resign all his positions with us and surrender all of his direct or indirect interest in First Medical Group, including his outstanding stock and all of the outstanding stock of SAJH Partners, along with any options and warrants for the acquisition of our common stock. Likewise, at the closing of the sale, Generale de Sante and Ms. Korchagina will surrender for cancellation their shares of stock. See "The Proposed Sale -- Interests of Certain Persons in the Proposed Sale"

                         As part of the proposed sale, Crasvitsa Ltd., a British Virgin Islands company controlled by Mr. Sokol, will assume notes payable by First Medical Group in the principal amount of $390,000 which, together with accrued interest thereon, aggregated $934,384 as of December 31,1999. See "The Proposed Sale -- interests of Certain Persons in the Proposed Sale" and "Assumption by Crasvitsa Ltd. of the Lehigh Notes."

                         DISSENTERS' APPRAISAL RIGHTS. The General
                         Corporation Law of Delaware does not provide dissenters' appraisal

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SUMMARY, CONTINUED
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                         rights to stockholders in the event of a sale of
                         assets. See "The Proposed Sale -- Dissenters' Appraisal Rights."

THE ASSET PURCHASE       ASSETS TO BE SOLD AND LIABILITIES TO BE ASSUMED. We
    AGREEMENT            have agreed to sell to AMCMC Acquisition Corp.
                         substantially all of our assets and intellectual property, which constitute all of our business relating to our international division consisting of the stock of ten of our directly or indirectly wholly-owned subsidiaries. Pursuant to the Asset
                         Purchase Agreement, AMCMC Acquisition Corp. will assume and thereafter be responsible for paying and satisfying certain of the Company's liabilities.
                         Assumed liabilities as at December 31, 1999 will total $1,249,617 (in addition to the accounts payable of $125,000 assumed on exercise by Mr. Sokol of warrants for the purchase of 1 million shares of our stock), consisting of $149,567 in accounts payable, $433,550 in liabilities relating to discontinued operations and $666,500 in notes payable to certain shareholders and related parties.
                         See "The Asset Purchase Agreement -- Assets to be
                         Sold and Liabilities to be Assumed" and the Asset
                         Purchase Agreement at Annex B.

                         As part of the proposed sale, Crasvitsa Ltd., a British Virgin Islands company controlled by Mr. Sokol, will assume a notes payable by First Medical Group in the principal amount of $390,000, which together with accrued interest thereon aggregated $934,384 as of December 31, 1999. See "Assumption by Crasvitsa Ltd. of the Lehigh Notes."

                         PURCHASE PRICE. The Asset Purchase Agreement provides for consideration to be delivered to us at the closing of approximately $700,000 in cash (after reducing the $1,000,000 purchase price by $300,000 to be repaid to Mr. Sokol), the surrender of 5,728,260 shares of stock held by Mr. Sokol, SAJH Partners, General de Sante and Elena Korchagina having a value as at January 31, 2000 of $.125 per share or an aggregate of $716,033 and assumption of $1,374,617 in liabilities. First Medical Group will be left with cash in the amount of approximately $700,000, and liabilities totaling $451,155.

                         CONDITIONS TO THE PROPOSED SALE. The obligations of First Medical Group to consummate the proposed sale are subject to the satisfaction or waiver of certain conditions customary to a transaction of this nature, including, among others, the occurrence of certain events described in "The Asset Purchase Agreement-Conditions."

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SUMMARY, CONTINUED
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                         TERMINATION.  The Asset Purchase Agreement may be
                         terminated and abandoned at any time prior to the Closing Date under certain circumstances upon written notice by either AMCMC or First Medical Group, or by mutual written consent of AMCMC and First Medical Group. See "The Asset Purchase Agreement--Termination."

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                             THE STOCKHOLDER CONSENT

Section 271 of the General Corporation Law of Delaware permits a Delaware corporation to sell all, or substantially all, of its assets as its Board of Directors deems expedient and in the best interests of the Company, when and as authorized by a resolution adopted by the holders of a majority of the outstanding stock of the Company entitled to vote thereon. Dennis A. Sokol, SAJH Partners, Generale de Sante, and Elena Korchagina together own approximately 52% of our outstanding common stock. In order to satisfy a condition to the closing of the Asset Purchase Agreement, these majority shareholders intend to consent in writing to the adoption of the Asset Purchase Agreement pursuant to Section 271 of the General Corporation Law of Delaware. Accordingly, no vote of any other stockholder is necessary and stockholder votes are not being solicited.

                                THE PROPOSED SALE

BACKGROUND OF THE PROPOSED SALE

Our inability to borrow money to sustain a construction project in Moscow that is nearing completion has resulted in severe cash flow difficulties for First Medical Group, and it is because of these difficulties that the Board of Directors has determined that it is in our best interest to proceed with the proposed sale as quickly as possible. Our business is derived primarily from the operations of our subsidiaries in Russia and the Ukraine. Currently, lending institutions are reluctant to invest in these markets because of economic conditions and we have therefore been unable to obtain financing for expansion or construction.

AMC's healthcare facilities are currently structured as "A," "B," or "C" type facilities. The "C" type facility is a full service outpatient primary care center with those services provided as listed below, dependent upon both market and demand. The "B" type clinic is similar to a "C" model but with increased diagnostics, inpatient care facilities and between ten to fifteen overnight medical beds. The "A" type facility provides both inpatient and outpatient care with 50 to 300 medical beds. We currently operate five "C" locations in Moscow, Russia; St. Petersburg, Russia; Kiev, Ukraine; Prague in the Czech Republic; and Warsaw, Poland. Plans to build two "A" facilities in Moscow and Warsaw and two additional "B" were cancelled because of our inability to obtain the necessary financing. Likewise, future plans calling for additional upgrades of current facilities in Eastern Europe and Middle Asia, and expansion to the Middle East, Latin America, and the "Pacific Basin" have been tabled because management has determined that it is unlikely that we will be able to obtain the needed financing. Our sole remaining construction project is a "B" facility which is completing construction in Moscow, Russia and which is scheduled to open in the first quarter of 2000.

Because of our inability to obtain financing for the construction of our "B" facility, we were required to expend virtually all of our cash and own working capital and borrow money from our shareholders and related parties. Effective October 1, 1999, we entered into an agreement with certain shareholders and related parties to borrow $655,000. The agreement provides that we will repay these borrowings on a monthly basis over a 3 year period with 9% interest per annum.

In exchange for providing these funds to us, we issued 1,637,500 of warrants which may be exercised at $.25 per share of our common stock.

At a special meeting held on November 12, 1999, the Board of Directors approved an additional borrowing of $300,000 from Mr. Dennis A. Sokol, our Chairman of the Board and Chief Executive Officer, to be repaid by us in 36 equal monthly installments with level principal and interest at an interest rate of 9% per annum. The Board found that the loan was necessary because our construction project commitment was critical, making it necessary to obtain operating funds before our cash reserves were depleted. This loan is to be repaid by reducing the purchase price of $1,000,000 to be paid in connection with the proposed sale by $300,000.

To date, we remain unable to obtain the necessary financing to support our remaining construction project, and we have expended our own capital to the extent that we no longer have sufficient cash on hand to sustain and continue our operations. Projected revenues for the 4th quarter of 1999 are down approximately $450,000 or 16.7% from last year. As a result, expected losses for the quarter will eliminate our net stockholder equity, which, as of September 30, 1999, was $703,000. Recently, Mr. Sokol found it necessary to provide us with an additional $62,500 in cash in order for us to sustain our operations and, for such consideration, exercised warrants for the purchase of 500,000 shares of our common stock. The Board of Directors has therefore found it to be in the best interest of First Medical Group to complete the sale as soon as practicable.

APPROVAL BY THE BOARD OF DIRECTORS

The Board of Directors believes that the proposed sale is expedient and in the best interests of First Medical Group and its stockholders, and has approved the proposed sale. The Board of Directors' approval of the proposed sale is based upon a number of factors, including the recommendation of the Independent Special Committee and the Advisor. Mr. Dennis A. Sokol, our Chairman of the Board and Chief Executive Officer, controls a company which owns the majority of AMCMC Acquisition Corp. Since Mr. Sokol therefore has a direct interest in the proposed sale, the Board created an Independent Special Committee to review and approve any actions to be taken by us regarding the proposed sale in order to make an objective determination that the sale is in the best interest of First Medical Group. See "The Proposed Sale -- Approval by the Special Committee; Reasons for the Proposed Sale" and "The Proposed Sale--Interests of Certain Persons in the Proposed Sale."

The Board and the Independent Committee considered the following factors:

1. The fact that our current cash flow situation renders continued operation of First Medical Group impracticable, and that both the Board and the Independent Committee recognize the need to act quickly in order to retain any shareholder value.

2. Current industry, economic and financial market conditions relating to First Medical Group, as well as its financial condition, assets, liabilities, businesses and operations, both on a historical and prospective basis as reflected in the Opinion of the Advisor. See Fairness Opinion and Fairness Memorandum of the Advisor at Annex A.

3. The results of our efforts to identify alternatives with respect to the proposed sale, including but not limited to extensive efforts to secure financing, liquidation, "going private" and the unavailability of another prospective purchaser, and taking into consideration the availability of the prospective buyer, it was the Board of Directors' judgment that a disposition of our assets on terms more favorable to First Medical Group and its stockholders than the proposed sale would not be likely.

4. The proposed terms and structure of the proposed sale, including the terms of the Asset Purchase Agreement, AMCMC Acquisition Corp.'s desire to acquire the assets and its unwillingness to acquire First Medical Group as a whole. See "The Asset Purchase Agreement--Indemnification."

5. Our ability to utilize of the net cash proceeds received from the proposed sale to repay indebtedness and still maintain sufficient working capital to identify and secure a strategic partner or other investor to operate First Medical Group and maximize value for our shareholders. See "Use of Proceeds; Conduct of Business Following the Proposed Sale."

After the proposed sale is completed, we will be left with cash assets of approximately $700,000 and liabilities as at December 31, 1999 of $451,155, consisting of $312,541 in accrued liabilities, $108,614 in accounts payable, and $30,000 in liabilities relating to discontinued operations. A material disadvantage of the proposed sale is that First Medical Group will be divested of all of its revenue-producing assets. However, the Board of Directors has concluded, after due consideration of the proposed sale and alternatives to it, that there is no practical alternative to the proposed sale that would yield better value for the shareholders. Although revenue was generated by the assets, continuing losses were substantial due to our inability to obtain financing for the construction in Moscow of the "B" facility, and the resulting cash flow crisis, and management believes that the proposed sale will serve First Medical Group and its shareholders by retaining some shareholder value. Following the proposed sale, net stockholder equity is anticipated to go from a deficit position to approximately $250,000.

In view of the variety of factors considered in connection with its evaluation of the proposed sale, the Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

APPROVAL OF THE SPECIAL COMMITTEE

On November 10, 1999, Mr. Sokol, on behalf of AMCMC Acquisition Corp., submitted an offer to the Board of Directors of First Medical Group to purchase substantially all of our assets. At a special meeting held on November 12, 1999, the Board created an Independent Special Committee consisting of non-interested directors Richard A. Berman (chairperson), Bernard Fishman and Dr. Armin Weinberg and authorized them to consider and negotiate with our management the terms of the proposed sale. No actions were or are to be taken by First Medical Group in connection with the proposed sale unless reviewed and approved by the Special Committee. The Special Committee then held a separate meeting in which they retained Patton Boggs LLP as special counsel and appointed Mercer Capital Management, Inc. of Memphis, Tennessee (the "Advisor") to assess the fairness to First Medical Group of the proposed sale. On

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January 27, 2000 after reviewing the fairness opinion of the Advisor, together with the financial condition of First Medical Group, the Special Committee approved proceeding with the proposed sale.

OPINION OF THE ADVISOR

The Advisor was engaged by us as our independent financial advisor in assessing the fairness of the price, from a financial point of view, to First Medical Group of the proposed sale transaction in which we would sell substantially all of our operating assets to the AMCMC Acquisition Corp., and to render an opinion as to the fairness from a financial point of view of the consideration to be received by us pursuant to the Asset Purchase Agreement. The Advisor has delivered to the Board of Directors its opinion to the effect that, as of the date of its opinion and subject to the assumptions made, matters considered and limits of the review undertaken, as set forth in such opinion, the consideration to be received by First Medical Group pursuant to the proposed sale is fair from a financial point of view.

In connection with preparing its opinion the Advisor reviewed a number of documents, including:

1. Internal Financial Statements and related supporting schedules for the periods ending December 31, 1997 through December 31, 1998, the nine months ended September 30, 1998 and September 30, 1999 and the eleven months ended November 30, 1998.

2. Filings with the SEC on forms 10-K and 10-Q for the periods ending December 31, 1997 through 1998, and quarters ended March 31, 1999; June 30, 1999; and September 30, 1999, including the audited financial statements prepared and included in those filings;

3.   A letter of intent from Dennis Sokol dated November 10, 1999;

4.   An Asset Purchase Agreement dated as of January 31, 2000;

5. A draft opinion dated September 30, 1999, from Cummings and Lockwood (legal counsel) regarding the legal status and collectability of certain liabilities of FMG which are now in default;

6. A letter dated November 30, 1999, from the U.S. Department of Justice (David F. Musel, Attorney) offering settlement terms for an EPA Superfund Site cleanup liability;

7. Pricing and other financial data regarding various public companies used in the guideline company method;

8. Transaction data regarding physicians groups from THE HEALTH CARE M&A REPORT and from MERGERSTAT REVIEW; and

9. Other materials provided by management deemed relevant to the proposed sale.

A copy of the Fairness Opinion and Fairness Memorandum of the Advisor is attached to this Information Statement as Annex A. The attached opinion and memorandum set forth the assumptions made, matters considered, qualifications to the opinion, the scope and limitations of the review undertaken and procedures followed by the Advisor and should be read in their entirety. See "The Proposed Sale--Opinion of Advisor."

The Fairness Opinion and Fairness Memorandum of the Advisor were presented to the Board of Directors of First Medical Group.

Pursuant to the terms of the Advisor's engagement, we agreed to pay the Advisor a fee for rendering a fairness opinion in connection with the proposed sale. The Advisor's aggregate fee for rendering the fairness opinion in connection with the proposed sale will be approximately $25,000.

CERTAIN TAX CONSEQUENCES

The proposed sale will be a taxable transaction to the Company for United States Federal income tax purposes. However, because of net operating loss carry-forwards, the Company anticipates that there will be no taxes due as a result of the proposed sale.

USE OF PROCEEDS; CONDUCT OF BUSINESS FOLLOWING THE PROPOSED SALE

After the proposed sale in completed, we will be left with cash assets of approximately $700,000 and liabilities as at December 31, 1999 of $451,155. The proceeds from the proposed sale will be used to pay obligations of First Medical Group, both currently due and owing, and as they come due in the future, and to sustain us until we can identify and secure a strategic partner or other investor. Following the proposed sale, First Medical Group will have no income-generating assets, but will have continued expenses of operation. The Board of Directors believes that, with at least some cash and a net positive stockholder equity, the Company is positioned to identify a strategic partner. The Special Committee is evaluating several alternatives, including, without limitation, possible business combinations and the retention of qualified management to operate First Medical Group while seeking strategic partners or other investors.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSED SALE

The major stockholders of AMCMC Acquisition Corp. are the The Falcon Group, Inc., a Cayman Islands company, Generale de Sante, a European company, and Ms. Elena Korchagina, a private individual. The Falcon Group, Inc. owns 82% of the stock of AMCMC Acquisition Corp., and is owned by the family of Mr. Dennis A. Sokol. Mr. Sokol is presently Chief Executive Officer and Chairman of the Board of First Medical Group. Mr. Sokol, together with SAJH Partners, of which Mr. Sokol is a general partner, own 32.4% of our common stock. Generale de Sante is a leading private hospital group in Europe which owns 15% of AMCMC Acquisition Corp. and 18.5% of our common stock. Ms. Korchagina owns 3% of AMCMC Acquisition Corp. and .9% of our common stock. At the closing of the proposed sale, Mr. Sokol will resign all positions with us and surrender all of his direct or indirect interest in First Medical Group, including his outstanding stock and all of the outstanding stock of SAJH Partners, including any options and warrants. Likewise, at the closing of the sale, Generale de Sante and Ms. Korchagina will surrender for cancellation their shares of stock.

Also, at the closing of the sale Mr. George Rountree will tender his resignation as a director and officer and tender for cancellation any and all stock, options or warrants that he holds.

In a transaction related to the proposed sale, Crasvitsa Ltd., a British Virgin Islands company controlled by Mr. Sokol, will assume notes payable by First Medical Group in the principal amount of $390,000 which, together with accrued interest thereon, aggregated $934,384 as of December 31, 1999. See "Assumption by Crasvitsa Ltd. of the Lehigh Notes."

ACCOUNTING TREATMENT

In accordance with GAAP, the results of our business will be included in the our results through the Closing Date. Any gain or loss on the disposition will be recognized as of the date the proposed sale is closed.

DISSENTERS' APPRAISAL RIGHTS

Pursuant to the General Corporation Law of Delaware, holders of shares of Common stock are not entitled to rights of appraisal in connection with a sale of assets.

                          THE ASSET PURCHASE AGREEMENT

Although we believe that the following summary describes the material terms and conditions of the Asset Purchase Agreement, the summary is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached as Annex B to this Information Statement and is incorporated herein by reference. Terms which are not otherwise defined in this summary have the meaning set forth in the Asset Purchase Agreement.

ASSETS TO BE SOLD AND LIABILITIES TO BE ASSUMED

We have agreed to sell to AMCMC Acquisition Corp. substantially all of our assets and intellectual property, which constitute our business relating to our international operations. The following assets will be sold or transferred by us to AMCMC Acquisition Corp. pursuant to the Asset Purchase
Agreement:

(1) All of the issued and outstanding shares of common stock of American Medical Centers Management Company, Ltd., a British Virgin Islands company, which shares are, owned by First Medical Group International, Ltd. a wholly-owned subsidiary of First Medical Group. American Medical Centers Management Company in turn owns, directly or indirectly, all of the issued and outstanding shares of the following entities:

         (a) American Medical Clinics Moscow, Inc., a Cayman Islands corporation.

         (b) American Medical Clinics, Inc., a Russian joint venture corporation, all of whose outstanding shares are owned by American Medical Clinics Moscow, Inc.

         (c) American Medical Clinics - St. Petersburg Ltd., a British Virgin Islands corporation.

         (d) American Medical Clinics - St. Petersburg Ltd., a Russian joint venture corporation, all of whose outstanding shares are owned by said BVI corporation.

         (e) American Medical Clinics - Kiev, a Ukranian joint venture corporation, all of whose outstanding shares are owned by said BVI corporation.

         (f)   American Medical Centers - Warsaw z.o.o. (Poland).

         (g)   American Medical Centers - Prague s.r.o. (Czechoslovakia).

         (h) American Hospital of Moscow Management Company, Ltd., a British Virgin Islands corporation.

         (i)   American Multiprofile Clinic, Inc. (Russia).

(2) All of our right, title and interest in and to any intellectual property relating to American Medical Centers Management Company, Ltd. and its subsidiaries, including, without limitation, our pending application to the U.S. Patent and Trademark Office for trademark of "American Medical Center", "AMC" and related logo design.

(3) Insurance coverage carried as of the Closing Date by us with respect to all of the acquired assets and the assumed liabilities, as in effect on the Closing Date.

(4) All of our right, title and interest in and to the furniture and fixtures listed on Schedule 1 of the Asset Purchase Agreement at Annex B.

Pursuant to the Asset Purchase Agreement, AMCMC Acquisition Corp. will assume and thereafter be responsible for paying and satisfying certain of First Medical Group's liabilities. Assumed liabilities will include as at December 31, 1999 $149,567 in accounts payable (in addition to $125,000 of accounts payable assumed on exercise by Mr. Sokol of warrants), $433,550 in liabilities relating to discontinued operations and $666,500 in notes payable to certain shareholders and related parties. The notes payable to certain shareholders and related parties are as follows:

o $500,000 owed to American Medical Centers, Inc., an entity controlled by Mr. Sokol;
o $166,500 owed to the Equity Group, an investor relations firm, and other shareholders;

At closing, and as a result of a separate agreement between Crasvitsa Ltd. and First Medical Group, Crasvitsa will assume notes payable and accrued interest of First Medical Group in the amount as at December 31, 1999 of $934,384. See "Assumption by Crasvitsa Ltd. of the Lehigh Notes."

After the proposed sale in completed, we will be left with cash assets of approximately $700,000 and liabilities as at December 31, 1999 of $451,155, consisting of $312,541 in accrued liabilities, $108,614 in accounts payable, and $30,000 in liabilities relating to discontinued operations.

PURCHASE PRICE

The Asset Purchase Agreement provides for consideration, to be delivered by AMCMC Acquisition Corp. to First Medical Group at the Closing, consisting of approximately $700,000 in cash (after reduction of the $1,000,000 purchase price by repayment of Mr. Sokol's loan), the surrender and cancellation of 5,728,260 shares of stock, together with the cancellation of all outstanding options and warrants issued to Mr. Sokol and Mr. George Rountree, who will resign as director and officer of FMG at closing, having a value of $716,033, and $1,249,617 in liabilities of First Medical Corp. assumed.

The closing will take place on that date and time as First Medical Group and AMCMC Acquisition Corp. mutually agree that all conditions precedent to the obligations of the parties under the Asset Purchase Agreement have been met. See "--Conditions."

REPRESENTATIONS AND WARRANTIES AND CERTAIN COVENANTS

The Asset Purchase Agreement contains various customary representations and warranties of the parties to the agreement. These include representations and warranties by us as to our: (a) corporate organization; (b) authority; (c) noncontravention of law; (d) broker fees; (e) title to tangible assets; (f) financial statements; (g) events subsequent to balance sheet date; (h) legal compliance; (i) intellectual property; (j) contracts; (k) litigation; (l) environmental matters; (m) tax matters; (n) no barter receivables or obligations; (o) sufficiency of acquired assets; and (p) disclaimer of other representations and warranties. AMCMC Acquisition Corp.'s representations and warranties include those as to (a) corporate organization; (b) authority, (c) absence of violation of law; and (d) brokers and finders.

EMPLOYMENT AND EMPLOYEE BENEFIT PLANS

The majority of the employees affected by the proposed sale will no longer be employed by us or our subsidiaries effective as of the close of business on the closing date. First Medical Group is presently not party to any employee benefit plans.

CONDITIONS

The obligations of First Medical Group to consummate the proposed sale are subject to the following conditions:

         (i) the representations and warranties set of AMCMC Acquisition Corp. set forth in the Asset Purchase Agreement are true and correct as of the closing date;

         (ii) AMCMC Acquisition Corp. shall have performed and complied with all of its covenants through the closing;

         (iii) there is no injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by the proposed sale;

         (iv) AMCMC Acquisition Corp. shall have delivered a certification that certain conditions have been complied with;

         (v) Both AMCMC Acquisition Corp. and First Medical Group shall have received any required authorizations, consents, and approvals of governments and governmental agencies;

         (vi) First Medical Group shall have received from AMCMC Acqisition Corp. and Crasvitsa, Ltd. certain Assignments and Assumptions in the prescribed form;

         (vii) First Medical Group shall have received from Dennis A. Sokol a resignation as director and officer and the Mutual Release in the prescribed form;

         (viii) AMCMC Acquisition Corp. shall have received all material third-party consents and approvals necessary for the purchase and transfer of the assets;

         (ix) no statute, rule or regulation or order or injunction of any court or administrative agency shall be in effect which prohibits First Medical Group from consummating the transactions contemplated by the Asset Purchase Agreement;

         (x) there shall not be any material action, suit or proceeding pending or threatened that seeks to prohibit the consummation of the transactions contemplated by the Asset Purchase Agreement; and

         (xi) all actions to be taken by AMCMC Acquisition Corp. in connection with consummation of the transactions contemplated by the Asset Purchase Agreement and all certificates, instruments, and other documents required to effect the transactions are satisfactory in form and substance to First Medical Group.

The obligation of AMCMC Acquisition Corp. to consummate the proposed sale are subject to the following conditions:

         (i) the representations and warranties of First Medical Group set forth in the Asset Purchase Agreement are true and correct as of the closing date;

          (ii) First Medical Group and its subsidiaries shall have performed and complied with all of its covenants in the Asset Purchase Agreement through the closing;

         (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by the Asset Purchase Agreement;

         (iv) First Medical Group shall have delivered to AMCMC Acquisition Corp. a certificate to the effect that certain of the conditions specified in the Asset Purchase Agreement are satisfied;

         (v) First Medical Group and AMCMC Acquisition Corp. shall have received all other necessary authorizations, consents, and approvals of governments and governmental agencies;

         (vi) AMCMC Acquisition Corp. shall have received certain Assignments and Assumptions in the prescribed form;

         (vii) Dennis Sokol shall have received First Medical Group the Mutual Release in the prescribed form;

         (viii) AMCMC Acquisition Corp. shall have received all material third-party consents and approvals necessary for the purchase and transfer of the assets;

         (ix) no statute, rule or regulation or order or injunction of any court or administrative agency shall be in effect which prohibits First Medical Group from consummating the transactions contemplated by the Asset Purchase Agreement;

         (x) there shall not be any material action, suit or proceeding pending or threatened that seeks to prohibit the consummation of the transactions contemplated by the Asset Purchase Agreement;

         (xi) all actions to be taken by AMCMC Acquisition Corp. in connection with consummation of the transactions contemplated by the Asset Purchase Agreement and all certificates, instruments, and other documents required to effect the transactions contemplated by the Asset Purchase Agreement will be satisfactory in form and substance to AMCMC Acquisition Corp; and

         (xii) from the time of the execution of the Asset Purchase Agreement up to the closing, there shall not have occurred a material or adverse change in First Medical Group or its business or financial condition.

TERMINATION

AMCMC Acquisition Corp. and First Medical Group may terminate the Asset Purchase Agreement by mutual written consent at any time prior to the closing.

AMCMC Acquisition Corp. may terminate the Asset Purchase Agreement by giving written notice to First Medical Group at any time prior to the closing in the event First Medical Group has given any notice of a development causing a breach of its representations and warranties and the development has had a material adverse effect upon the financial condition of First Medical Group and First Medical Group Subsidiaries, taken as a whole, or the notice from First Medical Group relates to a breach or breaches not caused or brought about by First Medical Group and the notice gives AMCMC Acquisition Corp. an option to terminate even if the development does not have a material adverse effect upon the financial condition of First Medical Group and First Medical Group Subsidiaries, taken as a whole.

AMCMC Acquisition Corp. may terminate the Asset Purchase Agreement by giving written notice to First Medical Group at any time prior to the closing in the event First Medical Group has breached any material representation, warranty, or covenant contained in the Asset Purchase Agreement in any material respect, AMCMC Acquisition Corp. has notified First Medical Group of the breach, and the breach has continued without cure for a period of 30 days after the notice.

First Medical Group may terminate the Asset Purchase Agreement by giving written notice to AMCMC Acquisition Corp. at any time prior to the closing in the event AMCMC Acquisition Corp. has breached any material representation, warranty, or covenant contained in the Asset Purchase Agreement in any material respect, First Medical Group has notified AMCMC Acquisition Corp. of the breach, and the breach has continued without cure for a period of 30 days after the notice.

INDEMNIFICATION

Pursuant to the Asset Purchase Agreement, First Medical Group has agreed to indemnify AMCMC Acquisition Corp. in the event that First Medical Group breaches any of its representations, warranties, and covenants contained in the Asset Purchase Agreement and AMCMC Acquisition Corp. makes a written claim for indemnification against First Medical Group, or for adverse consequences to AMCMC Acquisition Corp. arising as a result of any liability of First Medical Group which is not assumed by AMCMC Acquisition Corp.

Likewise, AMCMC Acquisition Corp. has agreed to indemnify First Medical Group in the event AMCMC Acquisition Corp. breaches any of its representations, warranties, and covenants contained in the Asset Purchase Agreement, and First Medical Group makes a written claim for indemnification, or for adverse consequences to First Medical Group arising as a result of any liability of First Medical Group arising after the closing date which is an assumed liability or which relates in any way to the assets acquired by AMCMC Acquisition Corp.

                ASSUMPTION BY CRASVITSA LTD. OF THE LEHIGH NOTES

At closing, and as a result of a separate agreement between Crasvitsa Ltd. and First Medical Group, Crasvitsa Ltd. will assume notes payable by FMG having an outstanding principal value and accrued interest in the amount as at December 31, 1999 of $934,384. Crasvitsa Ltd. is a British Virgin Islands corporation controlled by Mr. Sokol. (See "The Proposed Sale -- Interests of Certain Persons in the Proposed Sale.") These notes reflect indebtedness issued in 1991 by us prior to our reorganization in 1997 as The Lehigh
Group, Inc.

We are in default in the payment of interest (approximately $544,384 interest was past due as of December 31, 1999) and principal of $390,000 on 13 1/25 Senior Subordinated Notes due May 15, 1998 and 14 7/8% Subordinated Debentures due October 15, 1995. We have been unable to locate the holders of the 13 1/2% Notes and 14 7/8% Debentures (with the exception of certain of the 14 7/8% Debentures, which were retired during 1996).

During 1999, we reviewed the legal status of the matter to determine our obligation to repay the Lehigh Notes and their accrued interest, given that we have been unable to locate the holders of these notes and debentures. In our Form 10-Q quarterly report for the period ending September 30, 1999, we recorded as a write-off past due accrued interest of $254,000, net of taxes of $170,000, on the 13 1/2% Senior Subordinated Notes and 14 7/8% Subordinated Debentures as extraordinary income. The write-off of past due accrued interest reflects our view that this obligation is no longer a liability of First Medical Group since the statute of limitations time period has expired in which a claim based upon such notes and debentures could have been presented.

                         PRO FORMA FINANCIAL INFORMATION

    The following tables set forth pro forma consolidated financial information of First Medical Group for the nine months ended September 30, 1999. The unaudited pro forma consolidated balance sheet gives pro forma effect to the proposed sale as if such transactions had been consummated on September 30, 1999. The unaudited pro forma consolidated financial information has been prepared on the basis that First Medical Group would have received cash consideration of approximately $700,000 from the proposed sale. See "The Asset Purchase Agreement--Purchase Price."

    The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The pro forma consolidated financial information does not necessarily reflect the financial position or results of operations of First Medical Group that actually would have resulted had the transactions described above been consummated as of the date or for the period indicated, or to project First Medical Group's financial position or results of operations at any future date or for any future period. The pro forma consolidated financial information should be read in conjunction with First Medical Group's Financial Statements for the years ended December 31, 1998, and for the nine months and three months ended September 30, 1999 and the Notes thereto incorporated by reference in this Information Statement.

FIRST MEDICAL GROUP, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 1999
(IN THOUSANDS)

                                                  UNAUDITED
                                                  HISTORICAL         ADJUSTMENTS TO      PRO FORMA
                                              SEPTEMBER 30, 1999       RECORD SALE      AS ADJUSTED
                                              ------------------     --------------     -----------
ASSETS

Current assets:
Cash                                                   $610           $  (258) (1)       $  1,352
                                                                         1,000 (1)
Accounts receivable                                     533              (533) (1)             --
Inventories                                             105              (105) (1)             --
Prepaid expenses and other current assets               493              (493) (1)             --
                                                    --------         ---------           ---------
     Total current assets                             1,741              (389)              1,352
                                                    --------         ---------           ---------

Property and equipment                                1,293            (1,293) (1)             --
Deferred tax asset                                      549              (549) (3)             --
Intangible assets                                     2,225            (2,225) (1)             --
Other assets                                             77               (77) (1)             --
                                                    --------         ---------           ---------
TOTAL                                                $5,885           $(4,533)            $ 1,352
                                                    --------         ---------           ---------
                                                    --------         ---------           ---------

LIABILITIES AND SHAREHOLDERS EQUITY
Current liabilities:
Accounts payable                                      $ 970           $  (921) (1)          $  49
Accrued expenses                                      1,328            (1,083) (1)            245
Deferred revenue                                        843              (843) (1)             --
Notes payable and accrued interest                    1,117             (1117) (1)             --
Net liabilities of discontinued operations              506              (476) (1)            30
                                                    --------         ---------           ---------
     Total current liabilities                        4,764            (4,440)                324

Notes payable (long-term portion)                       418              (418) (1)              --

Stockholders' equity:
Common stock                                             10                (4) (1)              6
Additional paid in capital                            8,253              (527) (1)          7,726
Accumulated deficit                                  (7,560)              856  (1)         (6,704)
                                                    --------         ---------           ---------
     Total shareholders' equity                         703               325               1,028

TOTAL                                                $5,885           $(4,533)            $ 1,352
                                                    --------         ---------           ---------
                                                    --------         ---------           ---------

FIRST MEDICAL GROUP, INC.
PRO FORMA CONSOLIDATED INCOME STATEMENT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
(IN THOUSANDS)

                                                   UNAUDITED HISTORICAL
                                                    NINE MONTHS ENDED      ADJUSTMENTS TO          PRO FORMA
                                                    SEPTEMBER 30, 1999       RECORD SALE          AS ADJUSTED
                                                    -------------------    --------------         -----------
Revenue                                                   $8,169              $(8,169)               $   --
Cost of revenue                                            6,463               (6,463)                   --
                                                         -------              -------                ------
Income from clinic operations                              1,706               (1,706)                   --

Operating expenses:
Salaries and benefits                                        674                 (584)                   90 (2)
General and administration                                   673                 (560)                  113 (2)
Depreciation and amortization                                291                 (291)                   --
                                                         -------              -------                ------
Total operating expenses                                   1,638               (1,435)                  203

Income (loss) from operations                                 68                 (271)                (203)
Interest income                                               45                    (45)                --
                                                         -------              -------                ------
Income before income tax provision                           113                 (316)                (203)
Income tax (credit)                                          (40)                  40                    --
                                                         -------              -------                ------
Income (loss) from continuing operations                    $153                $(356)               $(203)


Earnings (loss) per share-basic and diluted                $0.02               $(0.06)              $(0.04)

FIRST MEDICAL GROUP, INC.
PRO FORMA CONSOLIDATED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 1998
(IN THOUSANDS)

                                                       HISTORICAL
                                                       YEAR ENDED          ADJUSTMENTS TO          PRO FORMA
                                                    DECEMBER 31, 1999        RECORD SALE          AS ADJUSTED
                                                    -----------------      --------------         -----------
Revenue                                                  $10,947            $ (10,947)               $   --
Cost of revenue                                            9,260               (9,260)                   --
                                                         -------              -------                ------
Income from clinic operations                              1,687               (1,687)                   --

Operating expenses:
Salaries and benefits                                        905                 (785)                  120 (2)
General and administration                                 1,019                 (869)                  150 (2)
Depreciation and amortization                                227                 (227)                   --
                                                         -------              -------                ------
Total operating expenses                                   2,151               (1,881)                  270

Income (loss) from operations                               (464)                 194                  (270)
Interest income                                             (167)                 167                    --
                                                         -------              -------                ------
Income before income tax (credit)                           (631)                 361                  (270)
Income tax (credit)                                         (473)                 473                    --
                                                         -------              -------                ------
Loss from continuing operations                           $ (158)               $(112)               $(270)


Loss per share-basic and diluted                          $(0.01)              $(0.04)               $(0.05)

                            First Medical Group, Inc.
                        Notes to Pro Forma Balance Sheet
               As of September 30, 1999 and Notes to the Pro Forma
                Consolidated Income Statement for the Nine Months
          Ended September 30, 1999 and the Year Ended December 31, 1998

(1) Adjustment to reflect the sale of substantially all of the assets of the Company, assumption of certain liabilities of the Company and the surrendering of approximately 5.8 million shares of the Company for $4.1 million. The bid price of the Company's stock on September 30, 1999 was $.125 per share.

(2) Reflects estimated administrative expenses that will continue in the Company.

(3) To write off deferred tax asset because of the uncertainty of the utilization of the tax benefit due to the sale of all of the Company's income generating operations.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth to date the total number of shares of common stock beneficially owned, and the percent so owned, by each of our directors and by each person known to us to be the beneficial owner of more than 5% of the outstanding common stock. The number of shares owned are those "beneficially owned," as determined under the rules of the Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security, or pursuant to the automatic termination of power of attorney or revocation of trust, discretionary account or similar arrangement.

         NAME OF ADDRESS                    AMOUNT AND NATURE OF                PERCENT
         OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP (1)            OF CLASS
         -------------------                ------------------------            --------
Generale De Sante                                    2,047,860                   18.55%
International PLC
4 Cornwall Terrace
London, NW 1 4QP
England

SAJH Partners                                        1,595,021(2)                14.45%
1055 Washington Bvld.
Stamford, CT  06901

Dennis A. Sokol                                      4,636,144(3)                33.66%
1055 Washington Blvd.
Stamford, CT  06901

------------------------
(1) Except as otherwise indicated, each of the persons listed above has sole voting and investment power with respect to all shares shown in the table as beneficially owned by such person.
(2) Dennis Sokol is the Managing Partner of SAJH Partners and has a 1% partnership interest in the partnership and consequently could be deemed under Rule 13D-3 of the Exchange Act to have beneficial ownership of such shares. Mr. Sokol disclaims ownership of all such shares other than as a result of his 1% partnership interest.

(3) Assumes exercise of 1,500,000 warrants to purchase shares of common stock of First Medical Group., and an additional 2,650,000 warrants which are presently exercisable.

The following table indicates the number of shares of common stock beneficially owned to date by (i) each director of First Medical Group, and
(ii) all directors and executive officers of First Medical Group as a group.


AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP (1)           PERCENT OF CLASS
------------------------            ------------------------           ----------------
Dennis A. Sokol (1)                         4,636,144                        33.66%
Richard Berman (2)                             50,000                          *
George Rountree (3)                             6,250                          *
All executive officers
and directors as a group (4)
(6 persons)                                 4,717,394                        34.25%

-------------------------
*  Less than 1%

Except as otherwise indicated, each person listed above has sole voting and investment power with respect to all shares shown in the table.

(1) See notes 2 and 3 of the table under the caption "Security Ownership of Certain Beneficial Owners" above.

(2) Represents 50,000 options to purchase shares of our common stock which are immediately exercisable.

(3) Represents 6,250 options to purchase shares of our common stock which are immediately exercisable.

(4) Includes 25,000 options to purchase shares of our common stock which are immediately exercisable and held by Elias Nemnom.

                                MARKET PRICE DATA

The following table sets forth high and low trade prices of the shares of our common stock for each quarterly fiscal period of 1999 and 1998, based on information received from IDD Information Services, Tradeline-Registered-. As of February 11, 2000, the number of known beneficial owners of our common stock was 8,837.

                                     HIGH                   LOW
                                     ----                   ---
1999
----

First Quarter                       13/16                   1/8
Second Quarter                        5/8                   1/8
Third Quarter                       13/16                   1/8
Fourth Quarter                      13/16                   5/64

1998
----

First Quarter                     3                        23/64
Second Quarter                    1  19/64                 21/64
Third Quarter                     1   1/32                  5/32
Fourth Quarter                       13/16                  1/8

On 2/11/2000                      1   1/2                   1/8

ANNEX A  FAIRNESS OPINION AND FAIRNESS MEMORANDUM

[LETTERHEAD]




                                            February 11, 2000

The Independent Committee of the
Board of Directors First Medical Group, Inc.
c/o      Mr. Richard Berman

         Manhattanville College
         2900 Purchase Street
         Purchase, New York  10577

        SUBJECT: Fairness opinion on behalf of the Independent Committee of the Board of Directors of First Medical Group, Inc. ("FMG" or the "Company") regarding the purchase of FMG's wholly owned subsidiary, American Medical Centers Management Company, Ltd., a British Virgin Islands corporation, and sole operating subsidiary of FMG.

Dear Mr. Vogel and members of the Independent Committee of the Board of Directors of First Medical Group, Inc.:

Mercer Capital Management, Inc. ("Mercer Capital") has been retained by the Independent Committee of the Board of Directors of First Medical Group, Inc. to assess the fairness from a financial point of view of FMG and its shareholders of a transaction involving the sale FMG's sole operating subsidiary, American Medical Centers Management Company, Ltd. ("AMC"), constituting substantially all of FMG's operating assets, to a group of investors including FMG's current Chief Executive Officer and Chairman of the Board of the Directors. Mercer Capital has no prior relationship with the Company or any of its shareholders.

Mercer Capital is routinely engaged in the valuation of businesses and in other various related advisory capacities to business owners in connection with mergers and acquisitions, estate and gift tax compliance, employee stock ownership plans, and a variety of corporate planning and restructuring activities.

Specifically in conjunction with the transaction, we have prepared valuation calculations designed to estimate the highest reasonable value attributable to AMC. The analysis attempts to model AMC as if it were a stand-alone operating business, perpetuating its own existence and administering its own costs and overhead, etc. The analysis develops several possible indicators of value attributable to AMC, which are then used to determine if the consideration offered for its purchase is adequate from a financial point view. These indicators of value were developed by virtue of capitalizing AMC's estimated cash flow and earnings measures using both broad market information and data taken from a group of publicly traded companies.

Using the highest of the valuation indications we then examine the change in FMG's consolidated net asset value versus that implied by the purchase consideration for AMC. Additional analysis is then performed to examine the anti-dilutive effects of the purchasing investors' surrender of their shareholdings in FMG. The entirety of analyses contained in the accompanying Fairness Memorandum is herein incorporated by reference.

                           OVERVIEW OF THE TRANSACTION

We understand that Mr. Dennis Sokol, the current Chairman of FMG's Board of Directors and Chief Executive Officer, with other investors, through a company to be formed, proposes to purchase 100% of the stock of American Medical Centers Management Company, Ltd., the only operating subsidiary of FMG, constituting substantially all of FMG's operating assets. Our opinion of fairness, and the analysis of the transaction contained in the accompanying fairness memorandum, is based on the Asset Purchase Agreement dated as of January 31, 2000.

Our understanding of key terms in the transaction are as follows:
1. The purchaser will pay cash consideration of $1 million in cash, less the balance of a note payable by FMG to the purchaser for $300,000.
2. The purchaser will assume certain non-AMC liabilities of FMG relating to discontinued operations, loans payable to shareholders, attorney fees payable, insurance payable, and certain other liabilities of FMG. According to management, these liabilities are expected to total approximately $1.4 million as of the projected closing date of the transaction, exclusive of $934,000 in notes payable and accrued interest to be assumed that are expected to be written off with no payments made. Approximately $500,000 of the liabilities represents debt owed to Mr. Sokol or to an entity controlled by Mr. Sokol.

3. The purchaser will surrender all shares owned personally, as well as shares owned indirectly, in FMG. In addition, the purchaser will present for cancellation all warrants and options currently available under existing agreements. This group will surrender approximating 52% of outstanding shares of FMG stock.

The total economic consideration offered in the transaction is approximately $2.1 million.

              OVERVIEW OF CIRCUMSTANCES COMPELLING THE TRANSACTION

In the current environment, all the operations of FMG are overseas, primarily in Russia, Ukraine, Poland and the Czech Republic, through offshore subsidiaries. Under its current structure the Company is, according to management, unable to obtain financing for continuing operations as well as to fund expansion plans.

                 MATERIALS EXAMINED AND DUE DILIGENCE PERFORMED

In conjunction with the preparation of this opinion of fairness and fairness memorandum, Mr. Timothy R. Lee, ASA, Vice President at Mercer Capital, and Mr. Martin D. Watt, CPA, Senior Financial Analyst at Mercer Capital, visited with management in Stamford, Connecticut. This visit, together with numerous conversations with management, legal counsel, and members of the Independent Committee of the Board of Directors, provided important perspective to our understanding of the information reviewed and analyzed in the preparation of this opinion of fairness.

We also obtained and reviewed information from the following sources to prepare this opinion and the related fairness memorandum:

1. Internal Financial Statements and related supporting schedules for the periods ending December 31, 1997 through December 31, 1998, the nine months ended September 30, 1998 and September 30, 1999, and the eleven months ended November 30, 1998 and November 30, 1999;

2. Filings with the United States Securities and Exchange Commission on forms 10-K and 10-Q for the periods ending December 31, 1997 through 1998, and quarters ended March 31, 1999; June 30, 1999; and September 30, 1999, including the audited financial statements prepared and included in those filings;

3.   A letter of intent from Dennis Sokol dated as of November 10, 1999;

4.   An Asset Purchase Agreement dated as of January 31, 2000;

5. A draft opinion dated as of September 30, 1999, from Cummings and Lockwood (legal counsel) regarding the legal status and collectability of certain liabilities of FMG which are now in default;

6. A letter dated as of November 30, 1999, from the U.S. Department of Justice (David F. Musel, Attorney) offering settlement terms for an EPA Superfund Site cleanup liability;

7. Pricing and other financial data regarding various public companies used in the guideline company method;

8. Transaction data regarding physicians groups from THE HEALTH CARE M&A REPORT and from MERGERSTAT REVIEW; and,

9. Other materials provided by management deemed relevant to the current transaction.

In all cases we have relied upon the referenced information without independent verification. This opinion is, therefore, dependent upon the information provided. A material change in critical information relied upon in this opinion and the underlying analysis performed would necessitate a reassessment to determine the effect, if any, upon our opinion.

                               OPINION OF FAIRNESS

Based upon our understanding and analysis of the transaction and upon consideration of the current financial position of FMG, it is our opinion that the transaction is fair from a financial point of view of FMG and its shareholders. This opinion does not represent, endorse, or promote any specific course of action with regard to the transaction. We understand that this opinion and our accompanying Fariness Memorandum may be filed with the Securities and Exchange Commission, and we hereby consent to said filing.

                                    Respectfully,
                                    MERCER CAPITAL MANAGEMENT, INC.

                                    /S/ MARTIN D. WATT
                                    ------------------
                                    Martin D. Watt, CPA
                                    Senior Financial Analyst

                                    /S/ TIMOTHY R. LEE
                                    ------------------
                                    Timothy R. Lee, ASA
                                    Vice President

                                    /S/ KENNETH W. PATTON
                                    ---------------------
                                    Kenneth W. Patton, ASA
                                    President

FAIRNESS MEMORANDUM

TO:               The Independent Committee of the Board of Directors
                  First Medical Group, Inc.

FROM:             Mercer Capital Management, Inc.:
                      MARTIN D. WATT, CPA
                      Senior Financial Analyst
                      TIMOTHY R. LEE, ASA
                      Vice President
                      KENNETH W. PATTON, ASA
                      President

DATE:             February 11, 2000

SUBJECT: Fairness opinion on behalf of the Independent Committee of the Board of Directors of First Medical Group, Inc. ("FMG" or the "Company") regarding the purchase of FMG's wholly owned subsidiary, American Medical Centers Management Company, Ltd., a British Virgin Islands corporation, and sole operating subsidiary of FMG.

Mercer Capital Management, Inc. ("Mercer Capital") has been retained by the Independent Committee of the Board of Directors of First Medical Group, Inc. to assess the fairness from a financial point of view of FMG and its shareholders of a transaction involving the sale FMG's sole operating subsidiary, American Medical Centers Management Company, Ltd. ("AMC"), constituting substantially all of FMG's operating assets, to a group of investors including FMG's current Chief Executive Officer and Chairman of the Board of the Directors. Mercer Capital has no prior relationship with the Company or any of its shareholders.

This fairness memorandum has been prepared in order to provide the Independent Committee of the Board of Directors of First Medical Group, Inc., with additional background on the factual and analytical basis of Mercer Capital's fairness opinion dated February 11, 2000.

                           OVERVIEW OF THE TRANSACTION

We understand that Mr. Dennis Sokol, the current Chairman of FMG's Board of Directors and Chief Executive Officer, with other investors who are shareholders of FMG, through a newly formed company, intends to purchase 100% of the stock of American Medical Centers Management Company, Ltd., the only operating subsidiary of FMG. Our opinion of fairness, and the analysis of the transaction contained in this memorandum, is based on the Asset Purchase Agreement dated as of January 31, 2000.

Our understanding of key terms in the transaction is as follows:

1. The purchaser will pay consideration of $1 million in cash, less the balance of a note payable by FMG to the purchaser for $300,000.

2. The purchaser will assume certain non-AMC liabilities of FMG relating to discontinued operations, loans payable to shareholders, attorney fees payable, insurance payable, and certain other liabilities of FMG. According to management, these liabilities are expected to total approximately $1.4 million as of the projected closing date of the transaction, exclusive of $934,000 in notes payable and accrued interest to be assumed which are over time expected to be written off with no payments made. Approximately $500 thousand of the liabilities represents debt owed to Mr. Sokol.

3. The purchaser will surrender all shares owned personally, as well as shares owned indirectly, in FMG. In addition, the purchaser will present for cancellation all warrants and options currently available under existing agreements. The purchasing group will surrender approximating 52% of outstanding shares of FMG stock.

The total economic consideration offered in the transaction is approximately $2.1 million.

              OVERVIEW OF CIRCUMSTANCES COMPELLING THE TRANSACTION

FMG is a publicly traded concern, having a long history in the public markets. Relevant history to the current organization begins approximately two years ago when the stock was delisted from the NYSE and began trading over the counter as a bulletin board stock. At that point, FMG began divesting unprofitable lines of business, including a significant managed care organization and physician management networks in Indiana, Florida, and Texas. In addition, FMG divested of an electrical supply and contracting subsidiary.

In the current environment, all the operations of FMG are overseas, primarily in Czech Republic, Poland, Russia, and Ukraine, through offshore subsidiaries. The Company is, according to management, unable to obtain financing for continuing operations as well as to fund expansion plans. This difficulty in obtaining financing is the result of several contingencies resulting from the activities of a predecessor company. A predecessor company is charged in civil litigation with participating in environmental damage during the 1950s, and the suit asks for $25 million in damages. In addition, a predecessor company defaulted on certain subordinated notes. A subsequent restructuring settled the outstanding liabilities for most of the noteholders, however some of the noteholders could not be located. The remaining principal balance, with accrued interest to the maturity date of the bonds, is approximately $934,000. The Company has obtained a legal opinion that the defaulted notes may be extinguished upon expiration of the statute of limitations, which is six years from maturity. Default on the notes occurred in 1990, prior to the current operational and ownership structure. The original maturity dates were October of 1995 and November of 1998, and barring unforeseen collection efforts initiated in the intervening period, the extinguishment of this debt is expected to occur over the next five years, until approximately first quarter 2005. This debt will be assumed by an affiliate of the purchaser in the transaction, and may provide intangible benefits to FMG by making the Company more attractive to potential investors and/or acquirers.

Management has indicated that financing for clinic operations could be available if the Company were private and did not have the contingency issues mentioned above. According to management, realization of these liabilities is considered speculative at this time; however, the possibility of the realization of these liabilities has prevented the securing of third party financing of the ongoing operations of the Company. Interim financing has been provided by certain shareholders, including principally Dennis Sokol, the Company's Chairman and CEO. Mr. Sokol, with other investors, through a newly formed company, intends to purchase of all primary operations of FMG, leaving the remaining public company shell to pursue alternative operations.

                        CURRENT FINANCIAL OVERVIEW OF FMG

Exhibits 1-8 present historical financial statements and related analyses for the fiscal years ended December 31, 1997 and 1998, and the twelve-month period ended November 30, 1999. This information has been obtained from SEC filings and detail provided by management from internal schedules. The company's financial statements during this period have been audited by BDO Seidman (New York, New
York) for the year ended December 31, 1997, and by Arthur Andersen LLP (New York, New York) for the year ended December 31, 1998. Financial information for the eleven months (and, as a result, the twelve months) ended November 30, 1999 was prepared by management has not been audited.

           Exhibit 1         Consolidated Balance Sheet
           Exhibit 1a        Notes to Consolidated Balance Sheet
           Exhibit 2         Percentage Consolidated Balance Sheet
           Exhibit 3         Consolidated Income Statement
           Exhibit 3a        Notes to Consolidated Income Statement
           Exhibit 3b        Trailing 12 Months Consolidated Income Statement
           Exhibit 4         Percentage Consolidated Income Statement
           Exhibit 5         Reconciliation of Shareholders' Equity
           Exhibit 6         Financial Ratios
           Exhibit 7         Clinic Operations Statement
           Exhibit 8         Notes to Clinic Operations Statements
           Exhibit 9         Consolidating Balance Sheet

FINANCIAL POSITION AND LEVERAGE

The Company operates with low asset intensity, with its operating sites being leased from local entities within the country of operations. As of November 30, 1999, assets totaled approximately $5.8 million. Other than net fixed assets of approximately $1.7 million, the largest asset was goodwill, resulting from the acquisition of the Moscow operations. Outside of the defaulted notes and accrued interest, the Company's debt was primarily related to shareholder loans.

As a result of ongoing losses, reported shareholders' equity was $353,000 as of November 30, 1999. The Company's has a significant deficit balance of working capital. Management reports that a lack of financing has forced plans for expansion of clinic operations to be placed on hold.

INCOME STATEMENT SUMMARY

The Company reported approximately $10.5 million in consolidated revenue during the trailing twelve-month period ended November 30, 1999. Virtually all revenue relates to the clinic operations of AMC. Medical service expenses totaled approximately $8.5 million resulting in a gross profit of approximately $2.0 million. Operating expenses, inclusive of FMG's significant administrative expenses related to compliance and public filing disclosures, was $2.6 million resulting in an operating loss of $579,000 for the trailing twelve month period. Net interest expenses were $102,000 resulting in a pre-tax loss of $681,000.

The Company's consolidated financial statements reflect a summary line for gains and losses related to discontinued operations. These items are recorded as extraordinary items for each period analyzed and resulted from the operations and disposition of FMG's now discontinued operations (managed care, physician management, and electric supply). Due to their non-recurring nature, the gains and losses related to these operations are not salient to the current analyses.

                               VALUATION ANALYSIS

HYPOTHETICAL NATURE OF THE VALUATION ANALYSIS

The Principles of Appraisal Practice and Code of Ethics of the American Society of Appraisers defines a hypothetical appraisal as an "appraisal based on assumed conditions which are contrary to fact or which are improbable of realization or consummation." In these calculations we have assumed that the financial statements of FMG, absent certain expenses related to being a public entity and with certain other operating costs and expenses adjusted, will closely represent the operating structure of AMC on a stand-alone basis. The goal of these adjustments is to develop a proxy measure of cash flow and earnings for AMC as if it were a stand-alone, privately held business which is free from the financing encumbrances reportedly experienced by FMG. Ultimately, the estimates of cash flow and earnings will be capitalized to develop various indications of value attributable to AMC as if it were a stand-alone business. We note that none of the indications of value developed in the valuation calculations represents an opinion of the fair market value of AMC or FMG.

STANDARD OF VALUE

The valuation calculations performed in this engagement do not constitute an appraisal of FMG or AMC. We have modeled AMC's hypothetical earnings and cash flows in order to develop indications of value for AMC in order to test the fairness of the contemplated transaction. The assumed model for AMC does represent our view of the hypothetical investor as defined under the standard of fair market value. Certain of the assumptions and adjustments used to model AMC on a stand-alone basis result in earnings and cash flows that may be representative of the standard of investment value (i.e., adjustments and assumptions that may be limited in their realization to specific and/or synergistic investors). For perspective, we provide the following definitions of fair market value and investment value.

FAIR MARKET VALUE is defined as follows:

     THE AMOUNT AT WHICH PROPERTY WOULD CHANGE HANDS BETWEEN A WILLING SELLER AND A WILLING BUYER WHEN NEITHER IS UNDER COMPULSION AND WHEN BOTH HAVE REASONABLE KNOWLEDGE OF THE RELEVANT FACTS. 1

The willing seller and the willing buyer are hypothetical parties. Each is assumed to be well informed about the property, and the broader market context in which it might be transacted. Each is also assumed to have the financial capacity to engage in a transaction involving the subject property.

Fair market value is similarly defined in various sections of the Internal Revenue Code, related regulations, and interpretations (e.g., Revenue Ruling 59-60). "Fair market value" is the logical framework through which an effort is made to determine the price at which the Company's common shares would trade under the presumption that a market exists. Fair market value is considered to represent a value at which a willing buyer and a willing seller, both being informed of the relevant facts about the business, could reasonably conduct a transaction, neither party acting under a compulsion to do so.

INVESTMENT VALUE is defined as follows:

     THE VALUE TO A PARTICULAR INVESTOR BASED ON INDIVIDUAL INVESTMENT REQUIREMENTS, AS DISTINGUISHED FROM MARKET VALUE, WHICH IS IMPERSONAL AND DETACHED. 2

Investment value is generally defined as value to a specific investor based on the investor's specific required rate of return or some other unique investment criteria. Investment value may include valuation considerations and/or assumptions that are not consistent with fair market value.

PREMISE OF VALUE

Although valuation is a range concept, current valuation theory suggests that there are three basic "levels" of value applicable to a business or business interest:

CONTROLLING INTEREST                        the value of the enterprise as a whole

MARKETABLE MINORITY INTEREST                the value of a minority interest, lacking
                                            control, but enjoying the benefit of
                                            liquidity as if it were freely
                                            tradable in an active market

NONMARKETABLE MINORITY INTEREST             the value of a minority interest,
                                            lacking both control and market liquidity

Given that the transaction involves the change of control of AMC, the valuation indications developed for AMC were developed at the controlling interest level of value.

REVIEW OF ECONOMIC AND POLITICAL OPERATING ENVIRONMENTS

Two major factors contribute to the risk inherent to AMC: 1) the political risk of operating in former communist block markets; and 2) the overall risk of investments in physician management entities. These risks, in addition to the specific fundamental and financial risks of the operation, have a significant affect on the estimated value of AMC.

POLITICAL RISKS AND OPERATING ENVIRONMENT

--------------------------
1 American Society of Appraisers, ASA BUSINESS VALUATION STANDARDS (Revision published September, 1997), "Definitions," p. 20.

2 Pratt, Shannon P., VALUING A BUSINESS, THIRD EDITION (Chicago, IL, Irwin Professional Publishing, 1996), p. 25.

As mentioned previously, AMC operates in several Eastern European countries, namely Czech Republic, Poland, Russia, and Ukraine. All of these countries are in various stages of conversion to market-based economies. In addition, the countries are converting from one-party to multi-party forms of government.

Below are excerpts from analyses of the various countries from the 1999 WORLD FACTBOOK produced by the United States Central Intelligence Agency:

                                 CZECH REPUBLIC

Once part of the Holy Roman Empire and, later, the Austro-Hungarian monarchy, Czechoslovakia became an independent nation at the end of World War I. Independence ended with the German takeover in 1939. After World War II, Czechoslovakia fell within the Soviet sphere of influence, and in 1968 an invasion by Warsaw Pact troops snuffed out anti-communist demonstrations and riots. With the collapse of Soviet authority in 1991, Czechoslovakia regained its freedom. On 1 January 1993, the country peacefully split into its two ethnic components, the Czech Republic and Slovakia. The Czech Republic, largely by aspiring to become a NATO and EU member, has moved toward integration in world markets, a development that poses both opportunities and risks. But Prague has had a difficult time convincing the public that membership in NATO is crucial to Czech security. At the same time, support for eventual EU membership is waning. Coupled with the country's worsening economic situation, Prague's political scene, troubled for the past three years, will remain so for the foreseeable future. Political and financial crises in 1997 shattered the Czech Republic's image as one of the most stable and prosperous of post-Communist states. Delays in enterprise restructuring and failure to develop a well-functioning capital market played major roles in Czech economic troubles, which culminated in a currency crisis in May. The currency was forced out of its fluctuation band as investors worried that the current account deficit, which reached nearly 8% of GDP in 1996, would become unsustainable. After expending $3 billion in vain to support the currency, the central bank let it float. The growing current account imbalance reflected a surge in domestic demand and poor export performance, as wage increases outpaced productivity. The government was forced to introduce two austerity packages later in the spring which cut government spending by 2.5% of GDP. A tough 1998 budget continued the painful medicine. These problems were compounded in the summer of 1997 by unprecedented flooding which inundated much of the eastern part of the country. Czech difficulties contrast with earlier achievements of strong GDP growth, a balanced budget, and inflation and unemployment that were among the lowest in the region. The Czech economy's transition problems continue to be too much direct and indirect government influence on the privatized economy, the sometimes ineffective management of privatized firms, and a shortage of experienced financial analysts for the banking system. The country slipped into a mild recession in 1998, but hopes to rebound with 1% growth in 1999.

                                     Poland

Poland today stands out as one of the most successful and open transition economies. The privatization of small and medium state-owned companies and a liberal law on establishing new firms marked the rapid development of a private sector now responsible for 70% of economic activity. In contrast to the vibrant expansion of private non-farm activity, the large agriculture component remains handicapped by structural problems, surplus labor, inefficient small farms, and lack of investment. The government's determination to enter the EU as soon as possible affects all aspects of its economic policies. Improving Poland's worsening current account deficit also is a priority. To date, the government has resisted pressure for protectionist solutions and continues to support regional free trade initiatives. The government export strategy emphasizes a more aggressive export assistance program. Warsaw continues to hold the budget deficit to less than 2% of GDP. Further progress on public finance depends mainly on comprehensive reform of the social welfare system and privatization of Poland's remaining state sector. Restructuring and privatization of "sensitive sectors" (e.g., coal, steel, and telecommunications) has begun. Long-awaited privatizations in aviation and energy are scheduled for 1999.

                                     Russia

Russia, a vast Eurasian expanse of field, forest, desert, and tundra, has endured many "times of trouble"--the Mongol rule of the 13th to 15th century; czarist reigns of terror; massive invasions by Swedes, French, and Germans; and the deadly communist period (1917-91) in which Russia dominated an immense Soviet Union. General Secretary Mikhail Gorbachev, in charge during 1985-91, introduced glasnost (openness) and perestroika (restructuring) in an attempt to modernize communism, but also inadvertently released forces that shattered the USSR into 15 independent republics in December 1991. Russia has struggled in its efforts to build a democratic political system and market economy to replace the strict social, political, and economic controls of the communist period. These reform efforts have resulted in contradictory and confusing economic and political regulations and practices. Industry, agriculture, the military, the central government, and the ruble have suffered, but Russia has successfully held one presidential, two legislative, and numerous regional elections since 1991. The severe illnesses of President Boris Yeltsin have contributed to a lack of policy focus at the center.

Seven years after the collapse of the USSR, Russia is still struggling to establish a modern market economy and achieve strong economic growth. Russian GDP has contracted an estimated 43% since 1991, including a 5% drop in 1998, despite the country's wealth of natural resources, its well-educated population, and its diverse--although increasingly dilapidated--industrial base. By the end of 1997, Russia had achieved some progress. Inflation had been brought under control, the ruble was stabilized, and an ambitious privatization program had transferred thousands of enterprises to private ownership. Some important market-oriented laws were also passed, including a commercial code governing business relations and an arbitration court for resolving economic disputes. But in 1998, the Asian financial crisis swept through the country, contributing to a sharp decline in Russia's earnings from oil exports and resulting in an exodus of foreign investors. Matters came to a head in August 1998 when the government allowed the ruble to fall precipitously and stopped payment on $40 billion in ruble bonds. Ongoing problems include an undeveloped legal and financial system, poor progress on restructuring the military-industrial complex, and persistently large budget deficits, largely reflecting the inability of successive governments to collect sufficient taxes. Russia's transition to a market economy has also been slowed by the growing prevalence of payment arrears and barter and by widespread corruption. The severity of Russia's economic problems is dramatized by the large annual decline in population, estimated by some observers at 800,000 people, caused by environmental hazards, the decline in health care, and the unwillingness of people to have children.

                                     Ukraine

After Russia, the Ukrainian republic was far and away the most important economic component of the former Soviet Union, producing about four times the output of the next-ranking republic. Its fertile black soil generated more than one fourth of Soviet agricultural output, and its farms provided substantial quantities of meat, milk, grain, and vegetables to other republics. Likewise, its diversified heavy industry supplied equipment and raw materials to industrial and mining sites in other regions of the former USSR. Ukraine depends on imports of energy, especially natural gas. Shortly after the implosion of the USSR in December 1991, the Ukrainian Government liberalized most prices and erected a legal framework for privatization, but widespread resistance to reform within the government and the legislature soon stalled reform efforts and led to some backtracking. Output in 1992-98 fell to less than half the 1991 level. Loose monetary policies pushed inflation to hyperinflationary levels in late 1993. Since his election in July 1994, President Kuchma has pushed economic reforms, maintained financial discipline, and tried to remove almost all remaining controls over prices and foreign trade. The onset of the financial crisis in Russia dashed Ukraine's hopes for its first year of economic growth in 1998 due to a sharp fall in export revenue and reduced domestic demand. Although administrative currency controls will be lifted in early 1999, they are likely to be reimposed when the hryvnia next comes under pressure. The currency is only likely to collapse further if Ukraine abandons tight monetary policies or threatens default. Despite increasing pressure from the IMF to accelerate reform, significant economic restructuring remains unlikely in 1999.

PUBLIC MARKET AND BRIEF INDUSTRY OVERVIEW

The healthcare industry has seen a dramatic shift in the popularity of privately capitalized companies, particularly physician management companies. While AMC is arguably more than just a physician management operation, public market data pertaining to companies in the same or similar industries as AMC is limited to physician management companies and clinic operators. These companies are detailed (with operating statistics) in Exhibit G, and certain transactions regarding the sale of physician practices are detailed in Exhibit H. The public group of companies indicate trading prices near 52-week lows in each instance, with lows approximating 1/3 of the 52-week high trade price. Earnings across the board are lower, with the vast majority of companies in similar lines of business posting losses in both earnings and primary cash flow measures. The exit of MedPartners from the physician practice management business, as well as a significant divestiture of hospital-owned physician practices, has likely contributed to the overall decline in value of physician groups in the domestic market. Mercer Capital reviewed transaction data compiled by Irving Levin and Associates and MERGERSTAT REVIEW to examine physician group change of control pricing. A notable trend in the latest two quarters is the repurchase of several physician practices by prior sellers who sold some years back during an expansionary period, and a general fragmentation of the market since the collapse of the large public physician management companies.

Based on the consideration of the above, there would appear to be few if any active buyers for physician clinics in the U.S. domestic market. This apparent weak demand would likely be further diminished for a company like AMC given that its operations are based entirely in a risky Eastern Europe market. Accordingly, we have not modeled any indication of value for AMC on the basis of the limited data pertaining to transactions in the U.S. domestic market.

OVERVIEW OF VALUATION CALCULATIONS

The American Society of Appraisers recognizes three general approaches to valuation.3 Within each approach the appraiser may apply various specific appraisal methods.

-        Asset-Based Approach           A GENERAL WAY OF DETERMINING A VALUE
                                        INDICATION OF A BUSINESS'S ASSETS AND/OR
                                        EQUITY INTEREST USING ONE OR MORE
                                        METHODS BASED DIRECTLY ON THE VALUE OF
                                        THE ASSETS OF THE BUSINESS LESS
                                        LIABILITIES.

                                        Asset-based valuation methods include
                                        those methods that seek to write up (or
                                        down) or otherwise adjust the various
                                        tangible and/or intangible assets of an
                                        enterprise.

-        Market Approach                A GENERAL WAY OF DETERMINING A VALUE
                                        INDICATION OF A BUSINESS, BUSINESS
                                        OWNERSHIP INTEREST OR SECURITY USING ONE
                                        OR MORE METHODS THAT COMPARE THE SUBJECT
                                        TO SIMILAR BUSINESSES, BUSINESS
                                        OWNERSHIP INTERESTS OR SECURITIES THAT
                                        HAVE BEEN SOLD.

                                        Market methods include a variety of
                                        methods that compare the subject with
                                        transactions involving similar
                                        investments, including publicly traded
                                        guideline companies and sales involving
                                        controlling interests in public or
                                        private guideline companies.
                                        Consideration of prior transactions in
                                        interests of a valuation subject is also a method under the market approach.


---------------------------
3 American Society of Appraisers, ASA BUSINESS VALUATION STANDARDS (Revision published September, 1997), "Definitions," p. 19.

-        Income Approach                A GENERAL WAY OF DETERMINING A VALUE
                                        INDICATION OF A BUSINESS, BUSINESS
                                        OWNERSHIP INTEREST OR SECURITY USING ONE
                                        OR MORE METHODS WHEREIN VALUE IS
                                        DETERMINED BY CONVERTING ANTICIPATED
                                        BENEFITS.

                                        Valuation methods under the income
                                        approach include those methods that
                                        provide for the direct capitalization of earnings estimates, as well as valuation methods calling for the forecasting of future benefits (earnings or cash flows) and then discounting those benefits to the present at an appropriate discount rate.

The calculations overviewed in this document utilize variations of the asset, market, and income approaches. The accompanying worksheets contain numerous explanatory notes and observations and are an important element in the collective analysis.

DISCUSSION OF RELATIVE VALUE INDICATIONS

The purpose of the following calculations is to develop indications of estimated value for AMC in order to assess the fairness of the consideration offered for the purchase of AMC. This is accomplished in the context of analyzing the consolidated value of FMG before and after the transaction. Mercer Capital has examined the transaction from several aspects in order to obtain indications of value to be used in the comparison to the consideration offered. These calculations are presented in the accompanying worksheets denoted as Exhibits V-1 through V-8.

TRANSACTIONS IN FMG STOCK

FMG is a publicly traded company and as such has some history of market pricing of the stock. The stock is thinly traded, averaging volume of only 300 shares per day for the prior 12 months, out of approximately 650,000 shares owned in the public market. The reported closing price for FMG stock during recent months has consistently been in the neighborhood of $0.125 per share. Transactions in FMG stock do not provide a reasonable indication of value for AMC.

NET ASSET VALUE

The primary question to be answered from a fairness perspective is the financial position of the shareholders before and after the transaction. We believe that Net Asset Value is a reasonable way to examine the financial position of shareholders before and after the transaction. We have started by eliminating goodwill from the consolidated balance sheet to arrive at a tangible, pre-transaction, book value for FMG. This total was then adjusted to reflect two possible courses of action:

1. Maintain AMC as a subsidiary and reflect the highest reasonable estimate of market value for AMC; or,

2. Accept the consideration of the transaction in lieu of retaining the operating subsidiary.

In both instances, the Tangible Book Value of AMC (as described by Management) is eliminated from the Tangible Book Value of FMG. The comparison is in the indication of value for AMC versus the consideration offered by the purchaser. If the post-transaction shareholder position is financially better than the position of a shareholder by retaining AMC as an operating subsidiary, then the anti-dilutive effects of the purchaser's share surrender only provide additional benefit to FMG's remaining shareholders.

INDICATION OF AMC MARKET VALUE

In our determination of the pre-transaction Net Asset Value of FMG (retaining AMC as a subsidiary) we used various methods to capture the market value of AMC, all of which involve capitalization of future cash flows and/or earnings. The first step we took was to adjust the income stream of FMG to:

1.  Remove non-recurring items; and,

2.  Remove the estimated cost of being a public company; and,

3.  Adjust expenses to "normal" (or alternative) levels.
These adjustments are detailed on Exhibit V-2. The result of these adjustments is a pre-tax income of $4,000 for the past twelve months ended November 30, 1999, on $10.5 million in total revenue.

In order to estimate on-going pre-tax earning power, we averaged the results of the twelve months ended November 30, 1999, with the prior two years of adjusted earnings. This results in an estimate of ongoing earning power of $160,000. Given the financial performance of AMC has deteriorated over time, this estimate may appear optimistic, but it is utilized in order to derive the highest reasonable indication(s) of value.

- We used the beta (a value of volatility) from the guideline group, which is detailed on Exhibit G. This beta lowers overall risk, and tends to inflate value.

- We estimated a specific company risk premium at 10%. The required return for a hypothetical investor totals 23%, a rate we consider modest given the company's history, operating environment, and prospects for growth.

- We estimated growth at 3-5% annually, largely based on price growth. We believe this estimate to be somewhat aggressive, particularly given the currency risk inherent in the company, combined with declining expatriot populations in Russia and Ukraine.

- To the resulting minority interest capitalization factor of 5.35x (based on a required return capitalization rate of 19%) we added a modest 15% control premium.

- To the final Controlling Interest ACAPM Capitalization Factor of 6.15x, we adjusted the rate to reflect a corresponding pre-tax equivalent ACAPM factor (3.7x).

The resulting capitalization of $160,000 in ongoing, pre-tax earning power times the factor of 3.7x, yields an ACAPM indication of value for the equity of AMC of $592,000.

GUIDELINE COMPANY METHOD

Our guideline group of companies consist of public companies identified by Mercer Capital as operating in the same or similar business as AMC. Primarily these companies are managers of various types of physician groups and other health care clinics. The companies with negative earnings were eliminated, as were companies with substantial size premiums to AMC (over $400 million in revenue, versus AMC's $10 million in revenue). One company was eliminated from the comparison group because of measures of value that significantly exceeded the norm for the group.

The resulting median measures were used to capitalize pre-tax and pre-debt measures of earnings. These calculations are detailed on Exhibits V-6 and V-7. We have assumed that AMC continues with no debt, again, to arrive at the highest reasonable indications of value. Based on our observations on V-5 about the implied growth and risk profiles of the guideline group, we applied a fundamental adjustment to the result of the capitalization calculation on the order of 50%.

CAPITALIZED EARNINGS

The Guideline Company method to capitalize earnings is similar to the ACAPM method, and with a 50% fundamental adjustment applied to the guideline group price/earnings ratio (also called the Base Guideline Company Capitalization Factor), results in a similar indication as the ACAPM analysis. The fundamental adjustment recognizes the differences in the risk and expected growth profiles between the subject entity and the guideline companies.

CAPITALIZATION OF EBITDA / EBIT

We also calculated AMC's measures of earnings against the ratios for the guideline groups. The EBITDA value resulted in the highest indication of value, at $1.3 million.

SUMMARY OF CONSIDERATION VERSUS INDICATION OF VALUE

In order to determine fairness, Mercer Capital selected the highest indication of value ($1.3 million) to use as the market value of AMC. The resulting calculation, detailed on Exhibit V-1, shows the write-up from book value to estimated market value. As a result, the Net Asset Value of FMG, retaining AMC as a subsidiary, is $322,000 (rounded).

By comparison, we eliminated the tangible book value of AMC and increased the Net Asset Value of FMG for the transaction consideration. The resulting Net Asset Value is $1,133,000 (rounded). As such, the shareholder is financially better off after the transaction. This determination is prior to the anti-dilutive effects of the purchaser's surrender of stock, options, and warrants as a part of the transaction. The anti-dilutive effects of the surrender only increase the shareholder's position further from a financial perspective.

EXHIBIT V-1
FIRST MEDICAL GROUP, INC.
VALUATION ANALYSIS AS OF JANUARY 31, 2000


TRANSACTIONS METHOD (FMG CONSOLIDATED)                                           Source/Comments
=======================================                               ----------------------------------------
Transaction Price Per Share                                  $0.1250  Per recent trading activity
x Total Shares Outstanding                                11,067,292  Exhibit 5
                                                          -----------
= Implied Value                                           $1,383,412
                                                          ===========

VALUATION INDICATION: TRANSACTIONS VALUE                  $1,383,000  Rounded to: $1,000
                                                          ===========

     - Due to the thin trading history in the stock, this indication of value is not considered definitive of intrinsic value.

     - Consolidated Transaction Value of FMG is not meaningful to the analysis of the contemplated transaction involving the sale of FMG's AMC subsidiary.

EXHIBIT V-2
FIRST MEDICAL GROUP, INC.
VALUATION ANALYSIS AS OF NOVEMBER 30, 1999

SUMMARY VALUATION OF FMG BASED ON PRE- AND POST-TRANSACTION NET ASSET VALUE ANALYSIS
===================================================================================================================================
                                                                                                            SHARES       BOOK VALUE
                                                                                                          OUTSTANDING     PER SHARE
                                                                                                          -------------------------
Reported Book Value @              11/30/99             $353,372  EXHIBIT 1; FMG CONSOLIDATED              11,067,292      $0.0319
                                                                                                           ========================
Adjustments:
  Write-Off of Notes Payable and Accrued Interest(1)   1,316,742  EXHIBIT 1, AS OF NOVEMBER 30, 1999
  Write-Off of Intangible Assets                      (2,193,837) GOODWILL AND NON-COMPETE AGREEMENTS
                                                       ---------
PRE-TRANSACTION TANGIBLE BOOK VALUE                     (523,723) COMMON TO I & II BELOW                   11,067,292     ($0.0473)
I. ADJUSTMENTS TO CAPTURE ESTIMATED VALUE OF AMC:                                                          ========================
 1) Eliminate Cash                                      (162,797)                                             NO MEANINGFUL VALUE
 2) Eliminate Trade Receivables                         (415,331)
 3) Eliminate Inventory                                 (105,796)
 4) Eliminate Prepaid Expenses                          (455,710)
 5) Eliminate Net Fixed Assets                        (1,665,442)     PER NOV. 30, 1999 AMC BALANCE SHEET PROVIDED BY MANAGEMENT
 6) Eliminate Other Assets                               (77,026)
 7) Eliminate Accounts Payable                           754,483
 8) Eliminate Accrued Expenses                           884,930
                                                                                                             I. PRE-TRANSACTION
 9) Eliminate Corporate Deposits                         824,932                                          ------------------------
 10) Add Estimated Indication of                                                                            SHARES       BOOK VALUE
     Value of AMC (Highest Estimate)                   1,263,000  PER EXHIBITS V-3 TO V-8                 OUTSTANDING     PER SHARE
                                                       ---------                                          -------------------------
PRE-TRANSACTION NET ASSET VALUE INDICATION              $321,520        ==========>                        11,067,292     $0.0291
                                                       =========                                           ========================

II. ADJUSTMENTS TO CAPTURE PROPOSED
    TRANSACTION CONSIDERATION:

 1) Eliminate Cash                                      (162,797)
 2) Eliminate Trade Receivables                         (415,331)
 3) Eliminate Inventory                                 (105,796)
 4) Eliminate Prepaid Expenses                          (455,710)
 5) Eliminate Net Fixed Assets                        (1,665,442)     PER NOV. 30, 1999 AMC BALANCE SHEET PROVIDED BY MANAGEMENT
 6) Eliminate Other Assets                               (77,026)
 7) Eliminate Accounts Payable                           754,483
 8) Eliminate Accrued Expenses                           884,930
 9) Eliminate Corporate Deposits                         824,932                                           II. POST-TRANSACTION
 10) Liabilities of FMG Assumed by Buyer(2)            1,374,617 PER ASSET PURCHASE AGREEMENT              (BEFORE ANTI-DILUTION)
 11) Cash Paid by Buyer                                1,000,000 PER ASSET PURCHASE AGREEMENT             -------------------------
 12) Note Payable to Buyer Eliminated in                                                                    SHARES       BOOK VALUE
     Cash Settlement                                    (300,000)PER ASSET PURCHASE AGREEMENT             OUTSTANDING     PER SHARE
                                                       ---------                                          -------------------------
POST-TRANSACTION NET ASSET VALUE INDICATION           $1,133,137        ==========>                        11,067,292      $0.1024
                                                       ==========                                          ========================
     -------------------------------------------------------------------------------
     BASED ON THE POST-TRANSACTION NET ASSET VALUE OF FMG BEING HIGHER THAN THE                                POST-TRANSACTION
     PRE-TRANSACTION NET ASSET VALUE OF FMG, THE CONSIDERATION OFFERED FOR FMG'S                            (AFTER ANTI-DILUTION)
     AMC SUBSIDIARY APPEARS FAIR FROM A FINANCIAL POINT OF VIEW TO THE SHAREHOLDERS.                      -------------------------
     --------------------------------------------------------------------------------                        5,312,532     $0.2133
                                                                                                          =========================

Note: Outstanding stock is reduced, pro-forma by the surrender of stock owned by Sokol, SAJH Partners, and Cenvet, Inc., as follows:


                                    Outstanding(3)    11,067,292
                         Sokol Affiliated Group(3)     5,754,760         "SOKOL AFFILIATED GROUP" ARE THE SHARES TO BE
                                                      ----------            SURRENDERED AS PART OF THE TRANSACTION.
                          Pro-forma Outstanding(3)     5,312,532
                                                      ==========







Memo: Implied AMC tangible book value implied by above adjustments (net of
      management indicated eliminations) =            $417,757

(1) The Notes are currently in default and according to legal counsel, are not expected to be paid. We have eliminated the amount on the balance sheet as of November 30, 1999, for these calculations. As of the transaction date, the balance of these notes with accrued interest was $934,000 as discussed in the text of the fairness opinion and fairness memorandum.

(2) Because we have eliminated the notes prior to any analysis of the consideration offered, we have also excluded the notes from our calculation of the purchase consideration. Liabilities assumed are gross dollar totals per the Asset Purchase Agreement.

(3)  Per legal counsel; Sokol Group to surrender 52% at closing.

EXHIBIT V-3
FIRST MEDICAL GROUP, INC.
VALUATION ANALYSIS AS OF JANUARY 31, 2000

DERIVATION OF ADJUSTED INCOME STATEMENTS (PROXY FOR AMC*)
===================================================================================================================================
                                                        FY Ended December 31
                                       Last 12 mos.  --------------------------
Income Statements                       11/30/99           1998         1997
---------------------------------     -----------------------------------------
Reported Net Sales                    $10,540,702     $10,947,463   $9,019,156
(1) Eliminate Legal Reimbursement        (232,000)              0            0  PER 9/30/99 10-Q, LEGAL SETTLEMENTS (NON-RECURRING)
                                      -----------------------------------------
ADJUSTED NET SALES                    $10,308,702     $10,947,463   $9,019,156

Reported Cost of Goods Sold             8,490,408       9,260,360    7,134,408
No Adjustment Required                          0               0            0
                                      -----------------------------------------
ADJUSTED COST OF GOODS SOLD             8,490,408       9,260,360    7,134,408
                                      -----------------------------------------
ADJUSTED GROSS PROFIT                  $1,818,294      $1,687,103   $1,884,748

Reported Operating Expense              2,629,217       2,151,274    1,956,140
(2)  New Facility
     Construction Salary                  (75,000)              0            0  PER 9/30/99 10-Q, SALARY FOR PROJECT PUT ON HOLD
(3)  Eliminate Dominion
     Healthnet Settlement                (165,000)              0            0  PER 9/30/99 10-Q, LEGAL SETTLEMENTS (NON-RECURRING)
(4)  Eliminate Employee
     Compensation Settlement              (30,000)              0            0  PER 9/30/99 10-Q, LEGAL SETTLEMENTS (NON-RECURRING)
(5)  Normalize Management
     Compensation                        (200,000)       (200,000)    (200,000) TO NORMALIZE MANAGEMENT COMPENSATION
(6)  Amortization on
     Start-up Costs                       (39,000)              0            0  PER 9/30/99 10-Q, NON-RECURRING AMORTIZATION
(7)  Eliminate Stamford Office
     Rent and Utilities                   (56,100)        (56,100)     (56,100) PER 12/31/98 10-K, PLUS 10% FOR UTILITIES EXPENSE
(8)  Eliminate Estimated
     Public Company Costs                (250,000)       (250,000)    (250,000) MGMT. EST. OF AUDIT AND LEGAL FEES RELATED TO PUBLIC
                                      -----------------------------------------  FILINGS
ADJUSTED OPERATING EXPENSE              1,814,117       1,645,174    1,450,040
                                      -----------------------------------------
ADJUSTED OPERATING INCOME                  $4,177         $41,929     $434,708

Reported Other Income / -Expense         (101,829)       (167,170)    (196,887)
(9)  Eliminate Reported
     Other Income / -Expense              101,829         167,170      196,887  PRO FORMA CAPITAL STRUCTURE ASSUMED DEBT-FREE
                                      -----------------------------------------
ADJUSTED OTHER INCOME / -EXPENSE                0               0            0
                                      -----------------------------------------
ADJUSTED PRE-TAX INCOME / (LOSS)           $4,177         $41,929     $434,708
                                      =========================================
                                         PROXY FOR STAND-ALONE AMC EARNINGS*

Memo:  Operating Cash Flow Summary
----------------------------------
Adjusted Pre-Tax Income / (Loss)           $4,177         $41,929     $434,708
-  Interest Income                              0               0            0
+ Interest Expense                              0               0            0  PRO FORMA CAPITAL STRUCTURE ASSUMED DEBT-FREE
                                      -----------------------------------------
ADJUSTED EARNINGS BEFORE
 INT. & TAXES (EBIT)                        4,177          41,929      434,708
+ Depreciation & Adjusted
 Amortization (1)                         381,001         226,992      215,338  EXCLUDING AMORTIZATION ADJUSTMENT IN (6) ABOVE.
                                      -----------------------------------------
ADJ EARNINGS BEF INT,
 TAXES & DEPRC (EBITDA)                  $385,178        $268,921     $650,046  MANAGEMENT INDICATES THAT AMC SHOULD BE ALLOCATED
-  Capital Expenditures                         0               0            0  APPROXIMATELY $300M IN DEPR. AND AMORT.  WE HAVE
                                      ========================================= ADDED ALL DEPR. AND AMORT., MAXIMIZING EBITDA AND
OPERATING CASH FLOW (EBITDA-CAPEX)       $385,178        $268,921     $650,046  RESULTING IN A POTENTIALLY INFLATED MEASURE OF
                                      ========================================= EBITDA. THIS ASSUMPTION PROVIDES CONSERVATISM FOR
                                                                                PURPOSES OF TESTING FAIRNESS.




NOTES REGARDING REFERENCED ADJUSTMENTS
---------------------------------------

*IN ADDITION TO NORMALIZING THE INCOME STATEMENT AND/OR ELIMINATING NON-RECURRING ITEMS, THE GOAL OF SEVERAL OF THE ABOVE ADJUSTMENTS IS TO MODEL THE "STAND-ALONE" EARNINGS AND CASH FLOW OF AMC. CONSEQUENTLY, THE SUBSEQUENT EARNINGS CAPITALIZATION WILL REFLECT AN ESTIMATED VALUE ATTRIBUTABLE TO CLINIC OPERATIONS AS IF THESE OPERATIONS WERE ON A STAND-ALONE BASIS.

(1) DEPRECIATION AT THIS LEVEL IS NOT SUSTAINABLE WITHOUT SIGNIFICANT ONGOING CAPITAL EXPENDITURES.

EXHIBIT V-4
FIRST MEDICAL GROUP, INC.
VALUATION ANALYSIS AS OF JANUARY 31, 2000

                                                                                                FY Ended December 31
                                                         Last 12 mos.                ---------------------------------------
Reported Margin Analysis (FMG)                             11/30/99                        1998                         1997
------------------------------------             ---------------------------------------------------------------------------
Reported Net Sales                                          100.0%                       100.0%                       100.0%
Reported Cost of Goods Sold                                  80.5%                        84.6%                        79.1%
                                                 ---------------------------------------------------------------------------
Reported Gross Profits                                       19.5%                        15.4%                        20.9%
Reported Operating Expense                                   24.9%                        19.7%                        21.7%
                                                 ---------------------------------------------------------------------------
Reported Operating Income                                    -5.5%                        -4.2%                        -0.8%
Reported Other Income/(Expense)                              -1.0%                        -1.5%                        -2.2%
                                                 ---------------------------------------------------------------------------
REPORTED PRE-TAX INCOME/(LOSS)                               -6.5%                        -5.8%                        -3.0%
                                                 ===========================================================================
Memo:  Reported EBIT                                        -5.5%                        -4.2%                        -0.8%
       Reported EBITDA                                      -1.5%                        -2.2%                         1.6%
                                                 ===========================================================================

Adjusted Margin Analysis (AMC)
-------------------------------------
Adjusted Net Sales                                         100.0%                       100.0%                       100.0%
Adjusted Cost of Goods Sold                                 82.4%                        84.6%                        79.1%
                                                 ---------------------------------------------------------------------------
Adjusted Gross Profits                                      17.6%                        15.4%                        20.9%
Adjusted Operating Expense                                  17.6%                        15.0%                        16.1%
                                                 ---------------------------------------------------------------------------
Adjusted Operating Income                                    0.0%                         0.4%                         4.8%
Adjusted Other Income/(Expense)                              0.0%                         0.0%                         0.0%
                                                 ---------------------------------------------------------------------------
ADJUSTED PRE-TAX INCOME/(LOSS)                               0.0%                         0.4%                         4.8%
                                                 ===========================================================================
Memo:  Adjusted EBIT                                         0.0%                         0.4%                         4.8%
       Adjusted EBITDA                                       3.7%                         2.5%                         7.2%
                                                 ===========================================================================


DEVELOPMENT OF ONGOING EARNING POWER (PROXY FOR AMC)
====================================================

                                                                                            FY Ended December 31
                                                       Last 12 mos.              -------------------------------------------
Adjusted Income Statements                              11/30/99                        1998                         1997
----------------------------------------------------------------------------------------------------------------------------
Net Sales                                             $10,308,702                  $10,947,463                   $9,019,156
Cost of Goods Sold                                      8,490,408                    9,260,360                    7,134,408
                                                 ---------------------------------------------------------------------------
Gross Profit                                            1,818,294                    1,687,103                    1,884,748
Operating Expenses                                      1,814,117                    1,645,174                    1,450,040
                                                 ---------------------------------------------------------------------------
Operating Income                                            4,177                       41,929                      434,708
Net Other Income / (Expense)                                    0                            0                            0
                                                 ---------------------------------------------------------------------------
ADJUSTED PRE-TAX INCOME                                    $4,177                      $41,929                     $434,708
                                                 ---------------------------------------------------------------------------
-  Interest Income                                              0                            0                            0
+ Interest Expense                                              0                            0                            0
                                                 ---------------------------------------------------------------------------
ADJUSTED EARNINGS BEFORE INT. & TAXES (EBIT)                4,177                       41,929                      434,708
+ Depreciation & Adjusted Amortization                    381,001                      226,992                      215,338
                                                 ---------------------------------------------------------------------------
ADJ EARNINGS BEF INT, TAXES & DEPRC (EBITDA)             $385,178                     $268,921                     $650,046
                                                 ===========================================================================

Earning Power From Adjusted Pre-Tax Income
Weight on Adjusted Pre-Tax Income                               1                            1                            1
Ongoing Pre-Tax Income                                   $160,000 DOLLAR-BASED ESTIMATE


ONGOING PRE-TAX EARNING POWER                            $160,000 ONGOING PRE-TAX MARGIN =     1.55%
                                                 =================
(BASED ON PRE-TAX INCOME)

                    NOTE: SOME FOREIGN TAX EXPENSES ARE IMBEDDED IN OPERATING
                    EXPENSES. DUE TO THE VOLATILITY OF FOREIGN TAXATION,
                    ESTIMATES OF ONGOING FOREIGN TAX LIABILITIES WOULD BE
                    SPECULATIVE AT BEST. MCM WILL CREATE A TAX-EQUIVALENT
                    MULTIPLE TO USE IN CAPITALIZING EARNING POWER.

ONGOING EBITDA                                           $435,000  SAME WEIGHTS AS ONGOING PRE-TAX
                                                 ==================

EXHIBIT V-5
FIRST MEDICAL GROUP, INC.
VALUATION ANALYSIS AS OF JANUARY 31, 2000

DIRECT CAPITALIZATION OF EARNINGS METHOD (using ACAPM)
=======================================================

DERIVATION OF CAPITALIZATION FACTOR                                                SOURCE/COMMENTS
-------------------------------------                        ---------------------------------------------------------------------
Long-Term Government Bond Yield-
  to-Maturity                                         6.72%  YIELD-TO-MATURITY ON 20 YEAR TREASURIES, JANUARY 31, 2000
  Ibbotson Common Stock Premium            6.20%             PER MERCER STUDIES OF THE IBBOTSON LARGE CAPITALIZATION STOCK PREMIUM
   x Guideline Beta                         0.43             PER GUIDELINE GROUP (NOT ADJUSTED FOR LEVERAGE)
                                          -------
   = Beta Adjusted Common Stock Premium    2.67%
   + Small Capitalization Stock Premium    3.30%             PER MERCER STUDIES OF THE IBBOTSON SMALL CAPITALIZATION STOCK PREMIUM
                                          -------
= Total Equity Premium                                5.97%

+ Company Risk Premium                               10.00%  MCM ESTIMATE, HALF SOVEREIGN RISK AND HALF BUSINESS RISK
                                                    -------
= Discount Rate (Required Rate
  of Return)                                         22.69%
- Sustainable Growth Rate
  in Earning Power                                   -4.00%  MCM ESTIMATE OF PRICE GROWTH (3%-5%)
                                                    -------
= Minority Interest Capitalization
  Rate (CR)                                          18.69%
Minority Interest Capitalization
 Factor (1/CR, or P/E Ratio)                           5.35

+ Control Premium                            15%       0.80  MITIGATED BY CONTROL ADJUSTMENTS TO EARNINGS (10%-20%)
                                                    -------
= Controlling Interest ACAPM
 Capitalization Factor                                6.15  AFTER-TAX BASIS
Tax-equivalency effect of ACAPM                         60%  TO REFLECT MCM ESTIMATE OF DOMESTIC TAXES AT 40%
                                                    -------
Pre-Tax ACAPM Capitalization Factor                    3.69  PRE-TAX BASIS
                                                    =======

PRE-TAX ACAPM CAPITALIZATION FACTOR                    3.70  Rounded to: 0.05
                                                    =======

DERIVATION OF VALUE
---------------------------
Ongoing Pre-Tax Earning Power                                $160,000  EXHIBIT V-5
x ACAPM Capitalization Factor                                    3.70  Per Above
                                                            ----------
= Capitalized Earnings Value                                 $592,000
+/- Adjustments for Non-Operating /
  Off Balance Sheet Items
    None Identified                                                 0
                                                            ----------
= Adjusted Capitalized Earnings Value                        $592,000
                                                            ==========

VALUATION INDICATION:
DIRECT CAPITALIZATION OF EARNINGS VALUE (using ACAPM)        $592,000   Rounded to: $1,000
                                                            ==========
                      INDICATED VALUE IS NOT INTENDED TO BE DEFINITIVE OF FAIR MARKET VALUE


SENSITIVITY TO ACAPM INDICATION OF VALUE RELATED TO AMC OPERATIONS
==================================================================

                                                          RANGE OF ONGOING EARNING POWER
                    -----------------------------------------------------------------------------------------------------
                                 50,000       100,000      150,000      160,000      200,000      250,000       300,000
                    -----------------------------------------------------------------------------------------------------
                     2.50        125,000      250,000      375,000      400,000      500,000        625,000       750,000
   RANGE OF          3.00        150,000      300,000      450,000      480,000      600,000        750,000       900,000
ACAPM MULTIPLE       3.50        175,000      350,000      525,000      560,000      700,000        875,000     1,050,000
                     3.70        185,000      370,000      555,000      592,000      740,000        925,000     1,110,000
                     4.00        200,000      400,000      600,000      640,000      800,000      1,000,000     1,200,000
                     4.50        225,000      450,000      675,000      720,000      900,000      1,125,000     1,350,000
                     5.00        250,000      500,000      750,000      800,000    1,000,000      1,250,000     1,500,000


EXHIBIT V-6
FIRST MEDICAL GROUP, INC.
VALUATION ANALYSIS AS OF JANUARY 31, 2000

GUIDELINE COMPANY METHOD - EARNINGS CAPITALIZATION (AMC)
========================================================

DERIVATION OF CAPITALIZATION FACTOR                                                             SOURCE/COMMENTS
---------------------------------------------                                   -----------------------------------------------
Base Guideline Company Capitalization Factor                             11.07  SEE EXHIBIT G
-  Fundamental Adjustment                                  50%           (5.54) SEE ANALYSIS BELOW
                                                                   ------------
= Adjusted Guideline Company Capitalization Factor                        5.54
+ Control Premium                                          15%            0.83  PER ACAPM
                                                                   ------------
= Controlling Interest Capitalization Factor                              6.37

Tax-equivalency                                                             60% TO REFLECT MCM ESTIMATE OF TAXES AT 40%
                                                                   ------------ Rounded to:
Pre-Tax Earnings Capitalization Factor                                    3.82
                                                                   ============
PRE-TAX EARNINGS CAPITALIZATION FACTOR                                    3.80  Rounded to:           0.05
                                                                   ============

DERIVATION OF VALUE

---------------------------------------------
Ongoing Pre-Tax Earning Power                                         $160,000  SEE EXHIBIT V-5
x Guideline Company Capitalization Factor                                 3.80  DERIVED ABOVE
                                                                   ------------
= Capitalized Earnings Value                                          $608,000
+/- Adjustments for Non-Operating  / Off Balance Sheet Items
    None Required

     Total Non-Operating  / Off Balance Sheet Items                          0
                                                                   ------------
= Adjusted Capitalized Earnings Value                                 $608,000
                                                                   ============

VALUATION INDICATION (AMC):

GUIDELINE COMPANY METHOD - EARNINGS CAPITALIZATION                    $608,000  Rounded to: $1,000
                                                                   ============
              INDICATED VALUE IS NOT INTENDED TO BE DEFINITIVE OF FAIR MARKET VALUE

DERIVATION OF FUNDAMENTAL ADJUSTMENT USING THE ACAPM                                          SOURCE/COMMENTS
---------------------------------------------                                   -----------------------------------------------
PUBLIC (GUIDELINE) COMPANY GROWTH RATE ANALYSIS
Long-Term Government Bond Yield-to-Maturity                             6.72%  PER ACAPM
  Ibbotson Common Stock Premium                       6.20%                    PER ACAPM
   x Guideline Beta                                    0.43                    PER ACAPM
                                                    ------
   = Beta Adjusted Common Stock Premium               2.67%
   + Small Cap Stock Premium                          3.30%                    PER ACAPM
                                                    ------
= Total Equity Premium                                                 5.97%
                                                                     -------
Industry Discount Rate (required rate of return                       12.69%
-  Industry Cap Rate (1/P/E)                                          -9.03%
                                                                    --------
= IMPLIED GROWTH RATE FOR PUBLIC COMPANIES                             3.66%
                                                                   =========


                                                                                                            Set Growth &
                                                          SET GROWTH =           SET SPECIFIC RISK =       SPECIFIC RISK =
SUBJECT COMPANY ANALYSIS                                TO PUBLIC GROUP           TO PUBLIC GROUP           TO SUBJECT CO.
--------------------------------------------            ----------------        --------------------       ---------------
Long-Term Government Bond Yield-to-Maturity                     6.72%                         6.72%                  6.72%
Total Equity Premium (see above)                                5.97%                         5.97%                  5.97%
Company Risk Premium                                           10.00%                         0.00%                 10.00%
                                                       --------------          -------------------         --------------
Discount Rate (required rate of return)                        22.69%                        12.69%                 22.69%
Growth Rate Estimate                                           -3.66%                        -4.00%                 -4.00%

                                                      ---------------          -------------------         --------------
Implied Capitalization Rate (CR)                               19.03%                         8.69%                 18.69%
Implied Capitalization Factor (CF)                               5.25                         11.51                   5.35
Implied Adjustment from Public Company P/E                        53%                           -4%                    52%

----------------------------------------------------------------------
 FUNDAMENTAL ADJUSTMENT USED                                      50%
----------------------------------------------------------------------

EXHIBIT V-7
FIRST MEDICAL GROUP, INC.
VALUATION ANALYSIS AS OF JANUARY 31, 2000

GUIDELINE COMPANY METHOD

================================================

DERIVATION OF CAPITALIZATION FACTOR

----------------------------------

                                                                           MARKET VALUE OF TOTAL CAPITAL TO:
                                                                             ----------------------------
                                                                                    EBITDA         EBIT
                                                                             ----------------------------
Base Guideline Company Capitalization Factor (median)                                 5.06          7.80
                                                   Rounded to:
GUIDELINE COMPANY CAPITALIZATION FACTOR              0.05                             5.05          7.80
                                                                             ============================


DERIVATION OF VALUE
----------------------------------

                                                                          MARKET VALUE OF TOTAL CAPITAL TO:
                                                                             ----------------------------
                                                                                   EBITDA         EBIT
                                                                             ----------------------------
Ongoing Earning or Performance Measure (per Ex. V-4)                              $435,000      $160,000
x  Guideline Company Capitalization Factor                                            5.05          7.80
                                                                             ----------------------------
= Capitalized Value: Total Capital                                              $2,196,750    $1,248,000
-  Interest Bearing Debt                                                                 0             0
                                                                             ----------------------------
= Capitalized Value: Total Common Equity                                        $2,196,750    $1,248,000
+ Control Premium (Per ACAPM)                        15%                           329,513       187,200
                                                                             ----------------------------
= Controlling Interest Value: Total Common Equity                               $2,526,263    $1,435,200
 - Fundamental Adjustment                            50%                        (1,263,131)     (717,600)
                                                                             ============================
= Adjusted Capitalized Value: Total Common Equity                               $1,263,131      $717,600
                                                                             ============================

INDICATED VALUES (AMC):                            Rounded to:

GUIDELINE COMPANY METHOD                            $1,000                      $1,263,000      $718,000
                                                                             ============================
                                INDICATED VALUES ARE NOT INTENDED TO BE DEFINITIVE OF FAIR MARKET VALUE


SENSITIVITY OF EBITDA CAPITALIZATION TO CONTROL PREMIUMS AND FUNDAMENTAL ADJUSTMENT
===============================================================================


                                          Range of Control Premium
            --------------------------------------------------------------------------------------
            --------------------------------------------------------------------------------------
                   0%              5%           10%           15%           20%            25%
            --------------------------------------------------------------------------------------
              30%   $1,538,000      $1,615,000    $1,691,000    $1,768,000     $1,845,000    $1,922,000
              35%   $1,428,000      $1,499,000    $1,571,000    $1,642,000     $1,713,000    $1,785,000
Range of      40%   $1,318,000      $1,384,000    $1,450,000    $1,516,000     $1,582,000    $1,648,000
Fundamental   45%   $1,208,000      $1,269,000    $1,329,000    $1,389,000     $1,450,000    $1,510,000
Adjustment    50%   $1,098,000      $1,153,000    $1,208,000    $1,263,000     $1,318,000    $1,373,000
              55%    $989,000       $1,038,000    $1,087,000    $1,137,000     $1,186,000    $1,236,000
              60%    $879,000         $923,000      $967,000    $1,011,000     $1,054,000    $1,098,000
              65%    $769,000         $807,000      $846,000      $884,000       $923,000      $961,000
              70%    $659,000         $692,000      $725,000      $758,000       $791,000      $824,000


SENSITIVITY OF EBIT CAPITALIZATION TO CONTROL PREMIUMS AND FUNDAMENTAL
ADJUSTMENT
===============================================================================


                                             Range of Control Premium

               --------------------------------------------------------------------------------------
               --------------------------------------------------------------------------------------
                      0%              5%            10%          15%            20%            25%
               --------------------------------------------------------------------------------------
              30%    $874,000         $917,000      $961,000    $1,005,000     $1,048,000    $1,092,000
              35%    $811,000         $852,000      $892,000      $933,000       $973,000    $1,014,000
Range of      40%    $749,000         $786,000      $824,000      $861,000       $899,000      $936,000
Fundamental   45%    $686,000         $721,000      $755,000      $789,000       $824,000      $858,000
Adjustment    50%    $624,000         $655,000      $686,000      $718,000       $749,000      $780,000
              55%    $562,000         $590,000      $618,000      $646,000       $674,000      $702,000
              60%    $499,000         $524,000      $549,000      $574,000       $599,000      $624,000
              65%    $437,000         $459,000      $480,000      $502,000       $524,000      $546,000
              70%    $374,000         $393,000      $412,000      $431,000       $449,000      $468,000


EXHIBIT V-8
FIRST MEDICAL GROUP, INC.
VALUATION ANALYSIS AS OF JANUARY 31, 2000

CORRELATED INDICATION OF VALUE (AMC - STAND-ALONE BASIS)
=============================================================================

                                                                  Valuation
Valuation Indications by Method*                                  Indications      Weight        Product
----------------------------------                             ------------------------------------------
Reported Tangible Book Value                                        $417,757          0.0%            $0
Direct Earnings Capitalization Method (using ACAPM)                 $592,000          0.0%            $0
Guideline Company Method: Capitalized Earnings                      $608,000          0.0%            $0
Guideline Company Method: Capitalized EBITDA                      $1,263,000        100.0%    $1,263,000
Guideline Company Method: Capitalized EBIT                          $718,000          0.0%            $0
                                                                             ============================
CORRELATED INDICATION OF VALUE                                                      100.0%    $1,263,000
                                                                             ============================
                                INDICATED VALUES ARE NOT INTENDED TO BE DEFINITIVE OF FAIR MARKET VALUE


* FOR PURPOSES OF CONSIDERING THE MOST STRINGENT STANDARD FOR TESTING FAIRNESS WE HAVE APPLIED A 100% WEIGHT TO THE HIGHEST INDICATION OF VALUE DEVELOPED ABOVE. THIS ESTIMATED VALUE IS CONSIDERED IN THE SUMMARY ANALYSIS IN EXHIBIT V-2.

RELATIVE VALUE ANALYSIS (AMC - STAND-ALONE BASIS)
===============================================================

                                                                 Controlling
                                                                Interest Basis
                                                               ----------------
Indicated Value - Common Equity of AMC                            $1,263,000
Total Interest Bearing Debt                                                0
Market Value of Total Capital                                      1,263,000
Net Asset Value (AMC Tangible Book Value)                            417,757
Reported Sales (Most Recent Period)                               10,540,702
Ongoing Sales                                                     10,308,702
Adjusted EBITDA (Most Recent Period)                                 385,178
Adjusted EBIT (Most Recent Period)                                     4,177
Ongoing Pre-Tax                                                      160,000
Reported Depreciation (Most Recent Period)                           381,001


Price/Net Asset Value                                                 302.3%
Price/Reported Sales                                                   12.0%
Price/Ongoing Sales                                                    12.3%
Price/Ongoing Pre-Tax Income                                            7.89
Total Capital/Reported Sales                                           12.0%
Total Capital/Ongoing Sales                                            12.3%
Total Capital/Adjusted EBITDA                                           3.28
Total Capital/Adjusted EBIT                                           302.37


Market Value of Total Capital is defined as Market Capitalization or Estimated Value of Equity Capital plus Total Interest-Bearing Debt and Preferred Stock at Book Value.

Subject company ratios reflect total value of common equity, total financial condition, and performance measures. Any items which may be dilutive at the per share level are not reflected.

EXHIBIT G
FIRST MEDICAL GROUP, INC.
ANALYSIS OF PUBLIC (GUIDELINE) COMPANIES
AS OF JANUARY 31, 2000


                                                                                          MARKET PRICING ANALYSIS
                                                  ----------------------------------------------------------------------------------

                                                           Summary Financial Data
                                                 -----------------------------------------------------------------------------------



                                                                                              Interest
                                                                                              Bearing        Pre-Tax
                                                                   Sales         Equity        Debt/         Profit          ROE
                                    Ticker        Exchange        ($Mil)         ($Mil)        Equity        Margin        (common)
                                   -------------------------------------------------------------------------------------------------

AMSURG CORP  -CL A                  AMSGA         NASDAQ           95.71        70.63          32.6%         30.3%           9.2%
COAST DENTAL SERVICES INC            CDEN         NASDAQ           43.35        60.51           3.7%          7.5%           2.8%
INTEGRAMED AMERICA                   INMD         NASDAQ           43.92        28.38          20.4%          5.0%           6.6%
MONARCH DENTAL CORP                  MDDS         NASDAQ          197.50        64.41         137.3%         -1.0%          -2.4%
ORTHODONTIC CENTERS OF AMER           OCA           NYSE          211.60       265.52          18.1%         32.7%          16.0%
PROMEDCO MANAGEMENT CO               PMCO         NASDAQ          302.23       179.09          87.3%          8.2%           8.3%
RADIOLOGIX INC                       RDLX         NASDAQ          166.47        19.36         959.5%         15.9%          80.9%
U S PHYSICAL THERAPY INC             USPH         NASDAQ           47.56        10.01          81.3%         12.1%          21.0%
VISIONAMERICA INC                    VSNA         NASDAQ           59.87        29.34         128.4%          0.0%          -8.3%

                                                               -----------------------------
AVERAGE                                                           129.80        80.80
                                                                -----------------------------
MEDIAN                                                             95.71        60.51
                                                                =============================

FIRST MEDICAL GROUP, INC.                                          10.54         0.35         372.6%         -6.5%         -15.4%

Also Considered

------------------------------------
No Earnings

AMERICAN HEALTHCHOICE INC           3AHIC         NASDAQ            5.35         2.26         207.1%        -52.8%        -125.2%
CONTINUCARE CORP                      CNU            ASE          163.77       (35.34)       -139.9%        -31.4%         134.8%
EQUIMED INC                         3EQMD            OTH           79.76        23.61         123.1%          5.8%         -17.5%
FOUNDATION HEALTH SYS  -CL A          FHS           NYSE        8,720.89       855.57         127.0%          0.1%           0.1%
INNOVATIVE CLINICAL SOLUTNS         3ICSL         NASDAQ          216.66         4.20        2868.1%        -42.5%       -4212.5%
INTEGRATED MEDICAL RESOURCES       3IMRIQ            OTH           18.32         6.21          75.8%        -41.9%        -123.5%
MED-EMERG INTERNATIONAL INC          MDER         NASDAQ           11.89         3.49          12.2%           @NM          -9.2%
MEDTRONIC INC                         MDT           NYSE        4,423.30     3,865.40           5.3%         22.8%          16.3%
METROPOLITAN HLTH NTWRKS INC        3MDPA         NASDAQ           18.64         1.06         638.2%        -33.7%        -589.7%
OAK TREE MEDICAL SYSTEMS INC        3MOAK         NASDAQ             @SF         1.89           0.0%           @NM            @NM
OCCUPATIONAL HLTH &REHAB INC        3OHRI         NASDAQ           29.63         0.56         604.3%         -0.4%        -111.9%
PHYCOR INC                           PHYC         NASDAQ        1,591.09       360.96         163.4%        -28.4%        -138.6%
PRINCETON DENTAL MGMT CORP          3PDMC         NASDAQ           12.41        (1.00)       -411.3%        -12.6%         156.6%
SEAL HOLDINGS CORP                  3SEAH         NASDAQ            6.42        (0.05)          0.0%       -188.3%       25220.8%
SIGHT RESOURCE CORP                  VISN         NASDAQ           64.10        20.31          48.1%         -1.1%          -3.7%
SONUS CORP                            SSN            ASE           36.20         2.54         254.2%        -11.0%        -157.4%
SUNSTAR HEALTHCARE INC               SUNS         NASDAQ           80.06         6.54           3.2%          1.1%          14.7%
UCI MEDICAL AFFILIATES INC          3UCIA         NASDAQ           40.47         6.37         160.8%          2.2%          14.3%

Over $400MM in Revenue
SIERRA HEALTH SERVICES                SIE           NYSE        1,257.63       302.06          94.5%          2.2%           6.3%
US ONCOLOGY INC                      USON         NASDAQ          918.54       687.93          51.1%          7.0%           5.6%
Outlier Multiples
LCA VISION INC                       LCAV         NASDAQ           53.44        67.28           1.7%         11.1%           8.8%



                                                                                          MARKET PRICING ANALYSIS
                                  --------------------------------------------------------------------------------------------------

                                                           MARKEY PRICING ANALYSIS
                                  --------------------------------------------------------------------------------------------------

                                                                                                                      Equity
                                                                                                                      Mkt Cap/ Debt/
                                                                                                                       Market Market
                                                                                                                       Value  Value
                                                           High       Low      Equity            Interest    Market     of      of
                                    Shares               Price for  Price for  Market Preferred  Bearing    Value of   Total   Total
                                      Out    Price for   the Last   the Last    Cap     Stock      Debt     Total Cap   Cap     Cap
                                     (Mil)    1/31/00     12 Mos.   12 Mos.    ($Mil)   ($Mil)    $(Mil)      $(Mil)     %       %
                                  --------------------------------------------------------------------------------------------------

AMSURG CORP  -CL A                   14.55    $ 6.69    $ 9.50   $ 5.13        97.29     0.00      23.00      120.29   80.9%   19.1%
COAST DENTAL SERVICES INC             6.40    $ 2.50    $ 9.13   $ 2.00        16.00     0.00       2.24       18.24   87.7%   12.3%
INTEGRAMED AMERICA                    4.86    $ 3.88    $ 5.50   $ 2.31        18.82     0.17       5.78       24.77   76.0%   23.3%
MONARCH DENTAL CORP                  12.71    $ 2.50    $ 5.00   $ 1.41        31.77     0.00      88.44      120.21   26.4%   73.6%
ORTHODONTIC CENTERS OF AMER          48.07    $15.31    $20.13   $10.81       736.06     0.00      47.95      784.02   93.9%    6.1%
PROMEDCO MANAGEMENT CO               21.73    $ 2.81    $ 6.00   $ 2.00        61.11     0.00     156.30      217.41   28.1%   71.9%
RADIOLOGIX INC                       19.31    $ 3.88    $ 9.00   $ 3.13        74.83     0.00     185.77      260.60   28.7%   71.3%
U S PHYSICAL THERAPY INC              3.28    $ 9.00    $ 9.97   $ 7.25        29.48     0.00       8.13       37.62   78.4%   21.6%
VISIONAMERICA INC                     9.19    $ 3.25    $ 9.00   $ 2.41        29.86     0.00      37.66       67.53   44.2%   55.8%

                                     ------                                    --------                       ---------------------
AVERAGE                              15.57                                     121.69                         183.41   60.5%   39.4%
                                     ------                                   ---------                     -----------------------
MEDIAN                               12.71                                      31.77                         120.21   76.0%   23.3%
                                     ======                                   =========                      ======================

FIRST MEDICAL GROUP, INC             11.07

Also Considered
-------------------------------
No Earnings
AMERICAN HEALTHCHOICE INC            23.80    $ 0.44    $ 0.72   $ 0.01        10.47     0.00       4.67       15.15   69.1%   30.9%
CONTINUCARE CORP                     14.54    $ 0.88    $ 1.63   $ 0.19        12.72     0.00      49.43       62.16   20.5%   79.5%
EQUIMED INC                           4.45    $ 0.01    $ 0.02   $ 0.01         0.04     0.00      29.07       29.11    0.2%   99.8%
FOUNDATION HEALTH SYS  -CL A        122.25    $10.25    $20.06   $ 6.25     1,253.11     0.00   1,086.88    2,339.99   53.6%   46.4%
INNOVATIVE CLINICAL SOLUTNS          32.00    $ 0.38    $ 2.75   $ 0.09        12.16     0.00     120.43      132.59    9.2%   90.8%
INTEGRATED MEDICAL RESOURCES          6.72    $ 0.01    $ 0.05   $ 0.00         0.07     0.00       4.71        4.78    1.4%   98.6%
MED-EMERG INTERNATIONAL INC           3.10    $ 1.63    $ 2.69   $ 1.06         5.03     0.00       0.42        5.46   92.2%    7.8%
MEDTRONIC INC                     1,172.00    $45.75    $47.50   $29.94    53,619.00     0.00     204.30   53,823.30   99.6%    0.4%
METROPOLITAN HLTH NTWRKS INC          7.23    $ 0.42    $ 2.00   $ 0.17         3.04     1.35       6.79       11.18   27.2%   60.8%
OAK TREE MEDICAL SYSTEMS INC          6.07    $ 2.50    $ 5.88   $ 1.44        15.19     0.00       0.00       15.19  100.0%    0.0%
OCCUPATIONAL HLTH &REHAB INC          1.48    $ 3.00    $ 6.00   $ 1.75         4.44     8.47       3.40       16.30   27.2%   20.8%
PHYCOR INC                           73.49    $ 1.88    $ 7.88   $ 1.03       137.80     0.00     589.73      727.53   18.9%   81.1%
PRINCETON DENTAL MGMT CORP            3.19    $ 0.09    $ 0.31   $ 0.03         0.30     0.00       4.10        4.41    6.8%   93.1%
SEAL HOLDINGS CORP                   31.64    $ 2.00    $ 5.75   $ 1.44        63.28     2.17       0.00       65.45   96.7%    0.0%
SIGHT RESOURCE CORP                   9.19    $ 1.88    $ 4.94   $ 1.69        17.24     6.53       9.77       33.54   51.4%   29.1%
SONUS CORP                            6.11    $ 3.63    $ 5.75   $ 2.75        22.14    25.60       6.45       54.19   40.9%   11.9%
SUNSTAR HEALTHCARE INC                2.92    $ 4.69    $13.00   $ 1.00        13.68     0.00       0.21       13.90   98.5%    1.5%
UCI MEDICAL AFFILIATES INC            9.65    $ 0.66    $ 0.94   $ 0.35         6.33     0.00      10.25       16.58   38.2%   61.8%
Over $400MM in Revenue
SIERRA HEALTH SERVICES               26.88    $ 7.19    $18.88   $ 4.63       193.18     0.00     285.41      478.60   40.4%   59.6%
US ONCOLOGY INC                     100.52    $ 5.19    $14.25   $ 3.81       521.48     0.00     351.66      873.14   59.7%   40.3%
Outlier Multiples
LCA VISION INC                       51.48    $ 4.00    $14.48   $ 1.53       205.91     0.00       1.13      207.05   99.5%    0.5%




---------------------------------------------------------
                        SYMBOLS

---------------------------------------------------------
                  @NA = Not Available
                  @NC = Not Calculable

                 @CF = Combined Figure
                  @AF = Annual Figure

                @SF = Semi-Annual Figure

---------------------------------------------------------

EXHIBIT G
FIRST MEDICAL GROUP, INC.
ANALYSIS OF PUBLIC (GUIDELINE) COMPANIES
AS OF JANUARY 31, 2000


                                     ----------------------------------------------------------------------------------------------

                                                                         Market Multiples
                                     ----------------------------------------------------------------------------------------------

                                                         Price/     Price/                          Market Value of
                                          Price/         Cur Yr     Next Yr                        Total Capital to
                                                                                ---------------------------------------------------
                                           LTM            Est.        Est                                                  Equity +
                                           EPS            EPS         EPS         Revenues         EBITDA        EBIT        Debt
                                     ----------------------------------------------------------------------------------------------
AMSURG CORP  -CL A                        14.54          14.54       11.73          1.26            3.27          4.03         1.28
COAST DENTAL SERVICES INC                  7.58          10.00       41.67          0.42            3.30          7.62         0.29
INTEGRAMED AMERICA                        11.07           8.24         @NM          0.56            4.97          9.72         0.73
MONARCH DENTAL CORP                         @NM           7.35        5.00          0.61            5.14          9.34         0.79
ORTHODONTIC CENTERS OF AMER               16.83          15.95       12.35          3.71            9.54         11.08         2.50
PROMEDCO MANAGEMENT CO                     3.85           4.02        3.43          0.72            5.31          7.28         0.65
RADIOLOGIX INC                             4.78           4.84        3.84          1.57            5.27          7.98         1.27
U S PHYSICAL THERAPY INC                  14.75          13.43       10.47          0.79            4.85          6.60         2.07
VISIONAMERICA INC                           @NM           9.29        5.42          1.13             @NM           @NM         1.01

                                     ----------------------------------------------------------------------------------------------
AVERAGE                                   10.49           9.74       11.74          1.20            5.21          7.96         1.18
                                     ----------------------------------------------------------------------------------------------
MEDIAN                                    11.07           9.29        7.94          0.79            5.06          7.80         1.01
                                     ==============================================================================================

AMERICAN HEALTHCHOICE INC                   @NM            @NM         @NM          2.83             @NM           @NM         2.19
CONTINUCARE CORP                            @NM            @NM         @NM          0.38             @NM           @NM         4.41
EQUIMED INC                                 @NM            @NM         @NM          0.37            1.49          2.07         0.55
FOUNDATION HEALTH SYS  -CL A             170.83           9.40        7.77          0.27            6.21          9.02         1.20
INNOVATIVE CLINICAL SOLUTNS                 @NM            @NM         @NM          0.61             @NM           @NM         1.06
INTEGRATED MEDICAL RESOURCES                @NM            @NM         @NM          0.26             @NM           @NM         0.44
MED-EMERG INTERNATIONAL INC                 @NM            @NM         @NM          0.46             @NM           @NM         1.39
MEDTRONIC INC                             85.51          49.73       41.97         12.17             @NM         37.95        13.23
METROPOLITAN HLTH NTWRKS INC                @NM            @NM         @NM          0.60             @NM           @NM         1.42
OAK TREE MEDICAL SYSTEMS INC                @NM            @NM         @NM           @NM             @NM           @NM         8.04
OCCUPATIONAL HLTH &REHAB INC                @NM            @NM         @NM          0.55           16.60        679.17         4.12
PHYCOR INC                                  @NM           4.57        7.50          0.46            3.49          6.55         0.77
PRINCETON DENTAL MGMT CORP                  @NM            @NM         @NM          0.36           15.85           @NM         1.42
SEAL HOLDINGS CORP                          @NM            @NM         @NM         10.19             @NM           @NM      #######
SIGHT RESOURCE CORP                         @NM            @NM         @NM          0.52           10.37           @NM         1.12
SONUS CORP                                  @NM            @NM         @NM          1.50             @NM           @NM         6.03
SUNSTAR HEALTHCARE INC                      @NM            @NM         @NM          0.17             @NM         16.80         2.06
UCI MEDICAL AFFILIATES INC                 5.96            @NM         @NM          0.41            3.77          6.77         1.00

SIERRA HEALTH SERVICES                    10.27           5.62        5.53          0.38            5.35          7.66         0.81
US ONCOLOGY INC                           10.81           8.11        7.52          0.95            5.35          7.89         0.84

LCA VISION INC                            30.77          26.67       12.12          3.87           28.72         48.23         3.03


                               ---------------------------------------------------------------------------------------------
                                                                  Market Multiples
                               ---------------------------------------------------------------------------------------------
                                  Market Value of
                                 Total Capital to
                                 ----------------
                                                     Price/                                                              Interest
                                                    Net Inc                                                               Bearing
                                     Debt-Free      Bef Ext +   Price/      Dividend           Unlevered      Operating     Debt/
                                      Net Inc.       Deprec     Book         Yield        Beta    Beta          Margin     Equity
                                 --------------------------------------------------------------------------------------------------

AMSURG CORP  -CL A                       6.71         7.21       1.38         0.0%        0.57    0.28           31.2%      32.6%
COAST DENTAL SERVICES INC                 @NM         2.92       0.26         0.0%        1.13    0.60            5.5%       3.7%
INTEGRAMED AMERICA                      15.39         4.38       0.66         0.0%        0.12    0.05            5.8%      20.4%
MONARCH DENTAL CORP                     37.97         3.55       0.49         0.0%        0.01    0.00            6.5%     137.3%
ORTHODONTIC CENTERS OF AMER             18.36        13.50       2.77         0.0%        0.60    0.34           33.4%      18.1%
PROMEDCO MANAGEMENT CO                    @NM         2.30       0.34         0.0%        1.04    0.18            9.9%      87.3%
RADIOLOGIX INC                          11.70         2.31       3.87         0.0%        0.43    0.07           19.6%     959.5%
U S PHYSICAL THERAPY INC                 9.66         7.08       2.95         0.0%        0.33    0.15           12.0%      81.3%
VISIONAMERICA INC                       37.92          @NM       1.02         0.0%        0.43    0.11             @NM     128.4%

                               ---------------------------------------------------------------------------------------------------
AVERAGE                                 19.67         5.40       1.53         0.0%        0.52    0.20           15.5%     163.2%
                               ---------------------------------------------------------------------------------------------------
MEDIAN                                  15.39         3.96       1.02         0.0%        0.43    0.15           10.9%      81.3%
                               ===================================================================================================





AMERICAN HEALTHCHOICE INC              (11.13)       (3.99)      4.64         0.0%      (18.69)  (7.75)         -39.5%     207.1%
CONTINUCARE CORP                        (2.25)       (0.27)     (0.36)        0.0%       (0.24)  (0.03)         -12.2%    -139.9%
EQUIMED INC                              7.09         0.03       0.00         0.0%         @NA     @NM           17.6%     123.1%
FOUNDATION HEALTH SYS  -CL A            38.96        10.09       1.46         0.0%        1.28    0.41            3.0%     127.0%
INNOVATIVE CLINICAL SOLUTNS             (2.68)       (0.18)      2.90         0.0%        0.48    0.03          -23.9%    2868.1%
INTEGRATED MEDICAL RESOURCES            (1.10)       (0.01)      0.01         0.0%        2.03    0.02          -40.3%      75.8%
MED-EMERG INTERNATIONAL INC               @NM          @NM       1.44         0.0%         @NA     @NM           -3.6%      12.2%
MEDTRONIC INC                           86.87          @NM      13.87         0.3%        0.87    0.52           32.1%       5.3%
METROPOLITAN HLTH NTWRKS INC            (3.38)       (0.69)      1.26         0.0%       (1.51)  (0.28)         -20.1%     638.2%
OAK TREE MEDICAL SYSTEMS INC              @NM          @NM       8.04         0.0%        0.68    0.41             @NM       0.0%
OCCUPATIONAL HLTH &REHAB INC           280.07        13.49       0.49         0.0%       (0.18)  (0.06)           0.1%     604.3%
PHYCOR INC                              (2.94)       (0.34)      0.38         0.0%        1.64    0.19            7.0%     163.4%
PRINCETON DENTAL MGMT CORP             (11.91)       (0.38)     (0.30)        0.0%       (1.39)  (0.06)          -4.0%    -411.3%
SEAL HOLDINGS CORP                      (9.48)       (5.68)     29.82         0.0%       (1.00)  (0.60)        -228.1%       0.0%
SIGHT RESOURCE CORP                   (321.30)        6.69       0.64         0.0%        1.32    0.50           -0.2%      48.1%
SONUS CORP                             (24.72)      (16.75)      0.79         0.0%         @NA     @NM          -10.6%        @NA
SUNSTAR HEALTHCARE INC                    @NM          @NM       2.09         0.0%        1.01    0.60            1.0%       3.2%
UCI MEDICAL AFFILIATES INC              11.60         2.21       0.99         0.0%       (0.81)  (0.19)           6.0%     160.8%

SIERRA HEALTH SERVICES                    @NM         4.21       0.64         0.0%        0.65    0.16            5.0%      94.5%
US ONCOLOGY INC                         17.46         5.73       0.76         0.0%        1.90    0.68           12.0%      51.1%

LCA VISION INC                          55.96        23.35       3.06         0.0%        0.61    0.36            8.0%       1.7%



EXHIBIT G
FIRST MEDICAL GROUP, INC.
ANALYSIS OF PUBLIC (GUIDELINE) COMPANIES
AS OF JANUARY 31, 2000




                                                  ---------------------------------------------------------------------------------

                                                      Historical Growth

                                                  ---------------------------   ---------------------------------------------------

                                                                                                                            LTM

                                                   5 Year   5 Year   5 Year                                               Earnings
                                                   Sales   Net Inc.   EPS         EPS     EPS     EPS     EPS      EPS      Per
                                            State  Growth   Growth   Growth      1994    1995    1996    1997     1998     Share
                                            ---------------------------------   ---------------------------------------------------

AMSURG CORP  -CL A                             TN    51.7%   -28.3%      @NC        @NA     @NA   $0.16  ($0.02)    $0.06    $0.46
COAST DENTAL SERVICES INC                      FL   120.9%   150.1%    99.9%        @NA   $0.06   $0.40   $0.56     $0.54    $0.33
INTEGRAMED AMERICA                             NY    21.4%      @NC      @NC     ($0.44) ($0.36) ($2.60)  $0.08    ($0.07)   $0.35
MONARCH DENTAL CORP                            TX   137.9%      @NC      @NC        @NA     @NA   $0.10   $0.26    ($0.04)  ($0.14)
ORTHODONTIC CENTERS OF AMER                    FL    62.6%    92.4%    66.8%      $0.08   $0.23   $0.33   $0.50     $0.70    $0.91
PROMEDCO MANAGEMENT CO                         TX   239.4%      @NC      @NC        @NA     @NA  ($0.07)  $0.38     $0.61    $0.73
RADIOLOGIX INC                                 TX      @NC      @NC      @NC        @NA     @NA     @NA  ($1.13)    $0.70    $0.81
U S PHYSICAL THERAPY INC                       TX    26.1%      @NC      @NC     ($0.80)  $0.20   $0.45   $0.65     $0.43    $0.61
VISIONAMERICA INC                              TN    41.2%    98.5%      @NC      $0.02   $0.10  ($0.03)  $0.50     $0.26   ($0.06)

                                                  ---------------------------
AVERAGE                                              87.6%    78.2%    83.4%
                                                  ---------------------------
MEDIAN                                               57.1%    95.4%    83.4%
                                                  ===========================

FIRST MEDICAL GROUP, INC.                              @NA      @NA      @NA        @NA     @NA     @NA  ($0.02)   ($0.02)   $0.02



AMERICAN HEALTHCHOICE INC                      TX     9.6%      @NC      @NC        @NA   $0.12  ($0.45) ($0.78)   ($0.33)  ($0.16)
CONTINUCARE CORP                               FL   202.3%      @NC      @NC     ($0.25)    @NA   $0.16  ($1.20)   ($3.50)  ($3.53)
EQUIMED INC                                    PA   101.4%      @NC      @NC      $0.00  ($0.84)  $1.44   $0.96    ($6.78)  ($1.05)
FOUNDATION HEALTH SYS  -CL A                   CA    44.4%      @NC      @NC      $1.77   $1.83   $1.52  ($0.55)   ($1.35)   $0.06
INNOVATIVE CLINICAL SOLUTNS                    RI    62.4%      @NC      @NC        @NA  ($0.98)  $0.54   $0.35    ($1.02)  ($2.35)
INTEGRATED MEDICAL RESOURCES                   KS    70.6%      @NC      @NC        @NA     @NA     @NA  ($0.38)   ($1.82)  ($1.29)
MED-EMERG INTERNATIONAL INC                 CANADA   12.2%      @NC      @NC        @NA     @NA  ($0.86)    @NA    ($0.07)  ($0.15)
MEDTRONIC INC                                  MN    21.1%    10.2%     4.6%      $0.32   $0.47   $0.56   $0.48     $0.40    $0.54
METROPOLITAN HLTH NTWRKS INC                   FL      @NC      @NC      @NC        @NA     @NA     @NA  ($0.38)   ($0.92)  ($1.00)
OAK TREE MEDICAL SYSTEMS INC                   NY   -27.7%      @NC      @NC      $0.11   $0.39  ($1.02) ($1.49)   ($0.65)  ($0.62)
OCCUPATIONAL HLTH &REHAB INC                   MA      @NC      @NC      @NC     ######  ($9.67) ($1.37) ($0.56)   ($0.35)  ($0.43)
PHYCOR INC                                     TN    58.3%      @NC      @NC      $0.32   $0.41   $0.60   $0.05    ($1.55)  ($6.60)
PRINCETON DENTAL MGMT CORP                     IL    -4.6%      @NC      @NC     ($1.55) ($0.95) ($3.25)  $0.00    ($0.72)  ($0.54)
SEAL HOLDINGS CORP                             FL      @NC      @NC      @NC      $0.46  ($0.12)  $0.00  ($1.41)    $0.70      @NA
SIGHT RESOURCE CORP                            MA   176.8%      @NC      @NC     ($0.94) ($0.89) ($0.78) ($0.46)   ($0.11)  ($0.09)
SONUS CORP                                     OR    58.4%      @NC      @NC        @NA     @NA  ($0.08) ($0.89)   ($0.80)  ($0.66)
SUNSTAR HEALTHCARE INC                         FL    16.9%      @NC      @NC        @NA   $0.05  ($0.15) ($0.68)   ($2.18)     @NA
UCI MEDICAL AFFILIATES INC                     SC    26.6%      @NC      @NC      $0.28  ($0.43)  $0.11  ($0.02)   ($1.61)   $0.11

SIERRA HEALTH SERVICES                         NV    34.2%    13.7%     3.0%      $1.11     @NA   $1.15   $0.89     $1.43    $0.70
US ONCOLOGY INC                                TX   109.4%   102.6%    81.4%      $0.04   $0.29   $0.37   $0.48     $0.61    $0.48

LCA VISION INC                                 OH    36.2%      @NC      @NC        @NA   $0.04  ($0.21) ($0.30)   ($0.36)   $0.13





                            MARKET PRICING ANALYSIS

                            -------------------------------------------------------------------------------------------------------

                                                Per Share Data

                            -------------------------------------------------------------------------------------------------------

                                                     Implied Growth
                                                 ------------------------
                            Mean EPS   Mean EPS               Est. EPS

                            Current      Next      LTM EPS   Current Yr. Estimate   Number     LTM        Book    Dividends
                              Year       Year    to Est. EPS to Est. EPS Next 5 Yr.   of      as of       Value      Per   Dividend
                            Est. (1)   Est. (2)  Current Yr.  Next Yr.    Growth   Estimates  Date      Per Share   Share    Payout
                            -------------------------------------------------------------------------   ---------------------------
AMSURG CORP  -CL A              $0.46      $0.57        0.0%       23.9%     35.0%     5       Sep99      $4.86     $0.00      0.0%
COAST DENTAL SERVICES INC       $0.25      $0.06      -24.2%      -76.0%     35.0%     4       Sep99      $9.46     $0.00      0.0%
INTEGRAMED AMERICA              $0.47        @NA       34.3%         @NM     30.0%     1       Sep99      $5.88     $0.00      0.0%
MONARCH DENTAL CORP             $0.34      $0.50         @NM       47.1%     30.0%     4       Sep99      $5.07     $0.00      0.0%
ORTHODONTIC CENTERS OF AMER     $0.96      $1.24        5.5%       29.2%     27.5%    11       Sep99      $5.52     $0.00      0.0%
PROMEDCO MANAGEMENT CO          $0.70      $0.82       -4.1%       17.1%     18.8%     7       Sep99      $8.24     $0.00      0.0%
RADIOLOGIX INC                  $0.80      $1.01       -1.2%       26.2%     18.5%     3       Sep99      $1.00     $0.00      0.0%
U S PHYSICAL THERAPY INC        $0.67      $0.86        9.8%       28.4%     25.0%     2       Sep99      $3.05     $0.00      0.0%
VISIONAMERICA INC               $0.35      $0.60         @NM       71.4%     30.0%     1       Sep99      $3.19     $0.00      0.0%

                                                 ----------------------------------                             -------------------
AVERAGE                                                 2.9%       20.9%     27.8%                                  $0.00      0.0%
                                                 ----------------------------------                             -------------------
MEDIAN                                                  0.0%       27.3%     30.0%                                  $0.00      0.0%
                                                 ==================================                             ===================

FIRST MEDICAL GROUP, INC.                                                                      Sep99      $0.03     $0.00      0.0%



AMERICAN HEALTHCHOICE INC         @NA        @NA         @NM         @NM       @NA    @NA      Jun99      $0.09     $0.00      0.0%
CONTINUCARE CORP                  @NA        @NA         @NM         @NM       @NA    @NA      Sep99     ($2.43)    $0.00      0.0%
EQUIMED INC                       @NA        @NA         @NM         @NM       @NA    @NA      Sep97      $5.30     $0.00      0.0%
FOUNDATION HEALTH SYS  -CL A    $1.09      $1.32     1716.7%       21.1%     15.0%    17       Sep99      $7.00     $0.00      0.0%
INNOVATIVE CLINICAL SOLUTNS       @NA        @NA         @NM         @NM       @NA    @NA      Oct99      $0.13     $0.00      0.0%
INTEGRATED MEDICAL RESOURCES      @NA        @NA         @NM         @NM       @NA    @NA      Sep97      $0.92     $0.00      0.0%
MED-EMERG INTERNATIONAL INC       @NA        @NA         @NM         @NM       @NA    @NA      Sep99      $1.13     $0.00      0.0%
MEDTRONIC INC                   $0.92      $1.09       72.0%       18.5%     19.0%    40       Oct99      $3.30     $0.13     24.3%
METROPOLITAN HLTH NTWRKS INC      @NA        @NA         @NM         @NM       @NA    @NA      Mar99      $0.33     $0.00      0.0%
OAK TREE MEDICAL SYSTEMS INC      @NA        @NA         @NM         @NM       @NA    @NA      Nov99      $0.31     $0.00      0.0%
OCCUPATIONAL HLTH &REHAB INC      @NA        @NA         @NM         @NM       @NA    @NA      Sep99      $6.10     $0.00      0.0%
PHYCOR INC                      $0.41      $0.25         @NM      -39.0%     15.0%    11       Sep99      $4.91     $0.00      0.0%
PRINCETON DENTAL MGMT CORP        @NA        @NA         @NM         @NM       @NA    @NA      Sep99     ($0.31)    $0.00      0.0%
SEAL HOLDINGS CORP                @NA        @NA         @NM         @NM       @NA    @NA      Sep99      $0.07     $0.00       @nm
SIGHT RESOURCE CORP               @NA        @NA         @NM         @NM       @NA    @NA      Sep99      $2.92     $0.00      0.0%
SONUS CORP                        @NA        @NA         @NM         @NM       @NA    @NA      Oct99      $4.61     $0.00      0.0%
SUNSTAR HEALTHCARE INC            @NA        @NA         @NM         @NM       @NA    @NA      Sep99      $2.24     $0.00       @nm
UCI MEDICAL AFFILIATES INC        @NA        @NA         @NM         @NM       @NA    @NA      Sep99      $0.66     $0.00      0.0%

SIERRA HEALTH SERVICES          $1.28      $1.30       82.9%        1.6%     15.0%    11       Sep99     $11.24     $0.00      0.0%
US ONCOLOGY INC                 $0.64      $0.69       33.3%        7.8%     20.0%    11       Sep99      $6.84     $0.00      0.0%

LCA VISION INC                  $0.15      $0.33       15.4%      120.0%     30.0%     5       Sep99      $1.31     $0.00      0.0%


EXHIBIT G
FIRST MEDICAL GROUP, INC.
ANALYSIS OF PUBLIC (GUIDELINE) COMPANIES
AS OF JANUARY 31, 2000


                                                                                 Balance Sheet Items

                                           ----------------------------------------------------------------------------------------

                                                       Most      Cash &                Net                          Long-   Interest
                                                     Recent Qtr. Market    Current    Fixed     Total     Current    Term    Bearing
                                            Fiscal   Financial  Securities Assets    Assets     Assets   Liabilities Debt     Debt
                                             Year       Date     $(Mil)    $(Mil)    $(Mil)     $(Mil)    $(Mil)    $(Mil)   $(Mil)
                                           ----------------------------------------------------------------------------------------
AMSURG CORP  -CL A                           Dec98      Sep99      4.84     23.22     25.10     116.41      7.96    21.22     23.00
COAST DENTAL SERVICES INC                    Dec98      Sep99     12.91     26.21     20.13      67.81      5.93     1.37      2.24
INTEGRAMED AMERICA                           Dec98      Sep99      3.88     16.52      6.39      42.83      9.77     4.51      5.78
MONARCH DENTAL CORP                          Dec98      Sep99      7.10     26.00     19.15     183.40     26.38    84.33     88.44
ORTHODONTIC CENTERS OF AMER                  Dec98      Sep99      5.38    111.94     59.96     348.29     23.09    42.91     47.95
PROMEDCO MANAGEMENT CO                       Dec98      Sep99     11.10    114.21     23.07     404.28     57.69   143.32    156.30
RADIOLOGIX INC                               Dec98      Sep99      7.35     73.32     65.42     237.55     30.92   182.89    185.77
U S PHYSICAL THERAPY INC                     Dec98      Sep99      3.62     14.44      6.45      23.24      3.06     8.10      8.13
VISIONAMERICA INC                            Dec98      Sep99      2.31     18.93     15.09      75.61     15.92    30.30     37.66

                                           ----------------------------------------------------------------------------------------
AVERAGE                                                            6.50     47.20     26.75     166.60     20.08    57.66     61.70
                                           ----------------------------------------------------------------------------------------
MEDIAN                                                             5.38     26.00     20.13     116.41     15.92    30.30     37.66
                                           ========================================================================================

FIRST MEDICAL GROUP, INC.                    Dec98      Sep99      0.21      1.22      1.72       5.77      4.94     0.00      1.32



AMERICAN HEALTHCHOICE INC                    Sep98      Jun99      0.01      6.99      0.86       8.07      2.13     3.68      4.67
CONTINUCARE CORP                             Jun99      Sep99      2.26      2.89      0.98      27.80     61.49     1.66     49.43
EQUIMED INC                                  Dec96      Sep97      2.89     46.47     23.52      98.65     49.41    18.55     29.07
FOUNDATION HEALTH SYS  -CL A                 Dec98      Sep99  1,201.48  2,138.11    289.51   3,508.17  1,512.41 1,084.35  1,086.88
INNOVATIVE CLINICAL SOLUTNS                  Jan99      Oct99     38.02     99.30     11.35     158.93     47.62   104.38    120.43
INTEGRATED MEDICAL RESOURCES                 Dec96      Sep97      0.76      7.67      4.84      13.07      5.52     1.16      4.71
MED-EMERG INTERNATIONAL INC                  Dec98      Sep99      0.02      2.71      0.93       5.76      1.94     0.22      0.42
MEDTRONIC INC                                Apr99      Oct99    217.00  2,523.70    824.40   5,177.00  1,103.60    18.10    204.30
METROPOLITAN HLTH NTWRKS INC                 Jun98      Mar99      0.09      5.38      4.22      14.40      6.57     5.42      6.79
OAK TREE MEDICAL SYSTEMS INC                 May99      Nov99      0.04      0.13      0.01       2.75      0.86     0.00      0.00
OCCUPATIONAL HLTH &REHAB INC                 Dec98      Sep99      0.99      8.76      2.55      17.09      6.06     1.01      3.40
PHYCOR INC                                   Dec98      Sep99     85.96    557.61    159.98   1,296.55    567.03   313.54    589.73
PRINCETON DENTAL MGMT CORP                   Dec98      Sep99      0.48      1.39      0.40       6.84      5.62     1.34      4.10
SEAL HOLDINGS CORP                           Dec98      Sep99      0.17      0.23      0.17       2.88      0.75     0.00      0.00
SIGHT RESOURCE CORP                          Dec98      Sep99      0.77     12.14      5.80      42.60      8.55     7.16      9.77
SONUS CORP                                   Jul99      Oct99      8.96     14.65      7.49      41.89     11.12     2.63      6.45
SUNSTAR HEALTHCARE INC                       Jul98      Sep99     17.65     23.88      0.53      25.10     18.44     0.13      0.21
UCI MEDICAL AFFILIATES INC                   Sep98      Sep99      0.07      9.81      4.80      23.35     12.09     4.89     10.25

SIERRA HEALTH SERVICES                       Dec98      Sep99    111.73    332.66    252.75   1,088.55    353.17   280.72    285.41
US ONCOLOGY INC                              Dec98      Sep99      2.07    394.24    253.27   1,199.14    154.43   331.41    351.66

LCA VISION INC                               Dec98      Sep99     50.53     54.54      9.12      73.46      5.69     0.48      1.13



                                                           BALANCE SHEET ITEMS

                                  -----------------------------------------------------------------------

                                     Liquidity Measures                 Leverage Ratios

                                  -----------------------   -------------------------------------------



                                                Preferred       Sales/               Account
                                       Equity     Stock        Working    Current     Recv.   Inventory
                                       $(Mil)      ($M)        Capital     Ratio      Days     Turnover
                                   -----------------------   -------------------------------------------

AMSURG CORP  -CL A                      70.63       0.00          6.27       2.92     52.21      40.57
COAST DENTAL SERVICES INC               60.51       0.00          2.14       4.42     60.79      11.38
INTEGRAMED AMERICA                      28.38       0.17          6.51       1.69     98.97        @NC
MONARCH DENTAL CORP                     64.41       0.00       (518.37)      0.99     30.35        @NC
ORTHODONTIC CENTERS OF AMER            265.52       0.00          2.38       4.85    141.83      15.26
PROMEDCO MANAGEMENT CO                 179.09       0.00          5.35       1.98     89.53        @NC
RADIOLOGIX INC                          19.36       0.00          3.93       2.37    106.10        @NC
U S PHYSICAL THERAPY INC                10.01       0.00          4.18       4.73     73.50        @NC
VISIONAMERICA INC                       29.34       0.00         19.90       1.19     97.40        @SF

                                  -----------------------   -------------------------------------------
AVERAGE                                 80.80       0.02        (51.97)      2.79     83.41      22.40
                                  -----------------------   -------------------------------------------
MEDIAN                                  60.51       0.00          4.18       2.37     89.53      15.26
                                  =======================   ===========================================

FIRST MEDICAL GROUP, INC.                0.35       0.00         (2.83)      0.25     17.68      72.69



AMERICAN HEALTHCHOICE INC                2.26       0.00          1.10       3.28    522.30        @NC
CONTINUCARE CORP                       (35.34)      0.00         (2.79)      0.05      8.29        @NC
EQUIMED INC                             23.61       0.00        (27.13)      0.94    118.89        @NC
FOUNDATION HEALTH SYS  -CL A           855.57       0.00         13.94       1.41     27.73        @NC
INNOVATIVE CLINICAL SOLUTNS              4.20       0.00          4.19       2.09     70.14        @NC
INTEGRATED MEDICAL RESOURCES             6.21       0.00          8.54       1.39     82.42      72.92
MED-EMERG INTERNATIONAL INC              3.49       0.00         15.40       1.40     62.28        @NA
MEDTRONIC INC                        3,865.40       0.00          3.11       2.29     85.38       1.93
METROPOLITAN HLTH NTWRKS INC             1.06       1.35        (15.65)      0.82    100.23        @NC
OAK TREE MEDICAL SYSTEMS INC             1.89       0.00           @NM       0.15       @NA        @SF
OCCUPATIONAL HLTH &REHAB INC             0.56       8.47         10.96       1.45     80.29        @NC
PHYCOR INC                             360.96       0.00       (168.80)      0.98     78.02      78.12
PRINCETON DENTAL MGMT CORP              (1.00)      0.00         (2.93)      0.25     27.23     119.82
SEAL HOLDINGS CORP                      (0.05)      2.17        (12.40)      0.31     23.42     431.34
SIGHT RESOURCE CORP                     20.31       6.53         17.86       1.42     19.92       3.12
SONUS CORP                               2.54      25.60         10.23       1.32     46.90      57.76
SUNSTAR HEALTHCARE INC                   6.54       0.00         14.71       1.30     10.98        @NC
UCI MEDICAL AFFILIATES INC               6.37       0.00        (17.68)      0.81     78.33      69.85

SIERRA HEALTH SERVICES                 302.06       0.00        (61.32)      0.94     45.13        @NC
US ONCOLOGY INC                        687.93       0.00          3.83       2.55     92.56        @NC

LCA VISION INC                          67.28       0.00          1.09       9.58     11.12        @NC


                              ------------------------------------------
                                         Leverage Ratios
                              ------------------------------------------
                                           Interest
                                            Bearing            Times
                                   LTD/      Debt/    Equity/ Interest
                                  Equity     Equity   Assets   Earned
                               ---------------------------------------

AMSURG CORP  -CL A                 30.0%      32.6%   60.7%    34.27
COAST DENTAL SERVICES INC           2.3%       3.7%   89.2%      @NM
INTEGRAMED AMERICA                 15.9%      20.4%   66.3%     5.02
MONARCH DENTAL CORP               130.9%     137.3%   35.1%     1.75
ORTHODONTIC CENTERS OF AMER        16.2%      18.1%   76.2%    36.09
PROMEDCO MANAGEMENT CO             80.0%      87.3%   44.3%      @NM
RADIOLOGIX INC                    944.7%     959.5%    8.1%     3.05
U S PHYSICAL THERAPY INC           80.9%      81.3%   43.1%     7.87
VISIONAMERICA INC                 103.3%     128.4%   38.8%      @NM

                              ---------------------------------------
AVERAGE                           156.0%     163.2%   51.3%    14.68
                              ---------------------------------------
MEDIAN                             80.0%      81.3%   44.3%     6.44
                              =======================================

FIRST MEDICAL GROUP, INC.           0.0%     372.6%    6.1%    (3.96)



AMERICAN HEALTHCHOICE INC         163.0%     207.1%   28.0%    (3.78)
CONTINUCARE CORP                   -4.7%    -139.9% -127.1%    (3.79)
EQUIMED INC                        78.6%     123.1%   23.9%     6.41
FOUNDATION HEALTH SYS  -CL A      126.7%     127.0%   24.4%     2.95
INNOVATIVE CLINICAL SOLUTNS      2485.7%    2868.1%    2.6%    (5.35)
INTEGRATED MEDICAL RESOURCES       18.7%      75.8%   47.5%   (17.03)
MED-EMERG INTERNATIONAL INC         6.4%      12.2%   60.7%      @NM
MEDTRONIC INC                       0.5%       5.3%   74.7%    57.65
METROPOLITAN HLTH NTWRKS INC      509.2%     638.2%    7.4%    (4.93)
OAK TREE MEDICAL SYSTEMS INC        0.0%       0.0%   68.8%      @NM
OCCUPATIONAL HLTH &REHAB INC      180.1%     604.3%    3.3%     0.11
PHYCOR INC                         86.9%     163.4%   27.8%     2.78
PRINCETON DENTAL MGMT CORP       -133.8%    -411.3%  -14.6%    (0.53)
SEAL HOLDINGS CORP                  0.0%       0.0%   -1.7%   (25.34)
SIGHT RESOURCE CORP                35.2%      48.1%   47.7%    (0.19)
SONUS CORP                        103.8%     254.2%    6.1%   (11.27)
SUNSTAR HEALTHCARE INC              1.9%       3.2%   26.0%      @NM
UCI MEDICAL AFFILIATES INC         76.7%     160.8%   27.3%     1.66

SIERRA HEALTH SERVICES             92.9%      94.5%   27.7%      @NM
US ONCOLOGY INC                    48.2%      51.1%   57.4%     5.83

LCA VISION INC                      0.7%       1.7%   91.6%    18.42


EXHIBIT G
FIRST MEDICAL GROUP, INC.
ANALYSIS OF PUBLIC (GUIDELINE) COMPANIES
AS OF JANUARY 31, 2000


                                                                                 INCOME SUMMARY
                                              --------------------------------------------------------------------------------------





                                                                                    Trailing Twelve Months Reported Income Statement
                                              --------------------------------------------------------------------------------------
                                                          Cost                       Deprec/                     Operating
                                                        of Goods    Gross             Amort                       Income   Interest
                                                Sales     Sold     Profit   EBITDA   Expense   Deprec/   Deprec/  (EBIT)   Expense
                                               $(Mil)    $(Mil)    $(Mil)    $(Mil)   $(Mil)     Sales   Op Inc.  $(Mil)    $(Mil)
                                              --------------------------------------------------------------------------------------
AMSURG CORP  -CL A                                95.71     58.97     36.73    36.73     6.88     7.2%     23.1%     29.85     0.87
COAST DENTAL SERVICES INC                         43.35     32.09     11.26     5.53     3.13     7.2%    131.0%      2.39      @CF
INTEGRAMED AMERICA                                43.92     32.97     10.95     4.99     2.44     5.6%     95.6%      2.55     0.51
MONARCH DENTAL CORP                              197.50    174.12     23.38    23.37    10.50     5.3%     81.6%     12.87     7.35
ORTHODONTIC CENTERS OF AMER                      211.60    107.47    104.13    82.21    11.46     5.4%     16.2%     70.74     1.96
PROMEDCO MANAGEMENT CO                           302.23    252.62     49.61    40.95    11.10     3.7%     37.2%     29.85      @CF
RADIOLOGIX INC                                   166.47    106.28     60.19    49.42    16.77    10.1%     51.4%     32.65    10.69
U S PHYSICAL THERAPY INC                          47.56     33.58     13.98     7.76     2.07     4.3%     36.3%      5.70     0.72
VISIONAMERICA INC                                 59.87       @SF       @NM      @NM      @SF      @NM       @NM       @SF     2.96

                                              --------------------------------------------------------------------------------------
AVERAGE                                          129.80     99.76     38.78    31.37     8.05     6.1%     59.0%     23.32     3.58
                                              --------------------------------------------------------------------------------------
MEDIAN                                            95.71     82.63     30.05    30.05     8.69     5.5%     44.3%     21.36     1.96
                                              ======================================================================================

FIRST MEDICAL GROUP, INC.                         10.54      8.49      2.05    (0.16)    0.42     4.0%    -72.5%     (0.58)    0.14



AMERICAN HEALTHCHOICE INC                          5.35      7.25     (1.91)   (1.91)    0.20     3.8%     -9.7%     (2.11)    0.56
CONTINUCARE CORP                                 163.77    178.77    (15.00)  (14.99)    4.99     3.0%    -25.0%    (19.98)    5.28
EQUIMED INC                                       79.76     50.55     29.21    19.50     5.46     6.8%     38.9%     14.04     2.19
FOUNDATION HEALTH SYS  -CL A                   8,720.89  7,120.78  1,600.11   376.84   117.53     1.3%     45.3%    259.31    87.81
INNOVATIVE CLINICAL SOLUTNS                      216.66    255.48    (38.82)  (38.82)   12.91     6.0%    -25.0%    (51.73)    9.68
INTEGRATED MEDICAL RESOURCES                      18.32     11.89      6.43    (5.13)    2.24    12.3%    -30.4%     (7.37)    0.43
MED-EMERG INTERNATIONAL INC                       11.89       @NA       @NM      @NM      @NA      @NM       @NM     (0.43)     @NA
MEDTRONIC INC                                  4,423.30  1,143.00  3,280.30      @NM      @CF      @NM       @NM  1,418.30    24.60
METROPOLITAN HLTH NTWRKS INC                      18.64     20.49     (1.85)   (1.85)    1.89    10.1%    -50.6%     (3.74)    0.76
OAK TREE MEDICAL SYSTEMS INC                        @SF       @SF       @NM      @NM      @CF      @NM       @NM       @SF      @SF
OCCUPATIONAL HLTH &REHAB INC                      29.63     25.03      4.59     0.98     0.96     3.2%   3991.7%      0.02     0.21
PHYCOR INC                                     1,591.09  1,353.01    238.08   208.40    97.30     6.1%     87.6%    111.11    40.01
PRINCETON DENTAL MGMT CORP                        12.41     12.13      0.28     0.28     0.78     6.3%   -155.4%     (0.50)    0.95
SEAL HOLDINGS CORP                                 6.42     19.73    (13.31)  (13.68)    0.97    15.2%     -6.6%    (14.65)    0.58
SIGHT RESOURCE CORP                               64.10     17.67     46.43     3.23     3.33     5.2%  -3435.0%     (0.10)    0.51
SONUS CORP                                        36.20     35.33      0.87    (1.17)    2.67     7.4%    -69.6%     (3.84)    0.34
SUNSTAR HEALTHCARE INC                            80.06     54.12     25.93      @NM      @CF      @NM       @NM      0.83      @CF
UCI MEDICAL AFFILIATES INC                        40.47     35.97      4.49     4.40     1.95     4.8%     79.9%      2.45     1.47

SIERRA HEALTH SERVICES                         1,257.63  1,034.02    223.61    89.44    26.93     2.1%     43.1%     62.50      @CF
US ONCOLOGY INC                                  918.54    721.01    197.53   163.27    52.66     5.7%     47.6%    110.60    18.98

LCA VISION INC                                    53.44     34.08     19.36     7.21     2.92     5.5%     67.9%      4.29     0.23



                                                                           INCOME SUMMARY
                              -----------------------------------------------------------------------------------------------------

                                                 ----------------------
                                                 Tax Rate          40%
                                                 ----------------------

                                                                                  Trailing Twelve Months Margin Analysis
                              -----------------------------------------   ---------------------------------------------------------
                                            Net
                                 Pre-Tax   Income     Net     Debt-Free      Gross               Oper   Pre-Tax    Net
                                 Income   Bef Ext   Income   Net Income      Profit   EBITDA    Profit   Profit   Margin     ROE
                                 $(Mil)    $(Mil)   $(Mil)     $(Mil)        Margin   Margin    Margin   Margin  Bef Ext   (common)
                              -----------------------------------------   ---------------------------------------------------------
AMSURG CORP  -CL A                29.01     6.61      6.49       17.93       38.4%     38.4%    31.2%    30.3%     6.9%       9.2%
COAST DENTAL SERVICES INC          3.24     2.35      1.72         @NM       26.0%     12.7%     5.5%     7.5%     5.4%       2.8%
INTEGRAMED AMERICA                 2.17     1.86      1.86        1.61       24.9%     11.4%     5.8%     5.0%     4.2%       6.6%
MONARCH DENTAL CORP               (2.07)   (1.56)    (1.56)       3.17       11.8%     11.8%     6.5%    -1.0%    -0.8%      -2.4%
ORTHODONTIC CENTERS OF AMER       69.20    43.08     42.40       42.70       49.2%     38.9%    33.4%    32.7%    20.4%      16.0%
PROMEDCO MANAGEMENT CO            24.92    15.45     14.84         @NM       16.4%     13.5%     9.9%     8.2%     5.1%       8.3%
RADIOLOGIX INC                    26.43    15.67     15.67       22.28       36.2%     29.7%    19.6%    15.9%     9.4%      80.9%
U S PHYSICAL THERAPY INC           5.77     2.10      2.10        3.89       29.4%     16.3%    12.0%    12.1%     4.4%      21.0%
VISIONAMERICA INC                  0.01    (0.43)    (2.42)       1.78         @NM       @NM      @NM     0.0%    -0.7%      -8.3%

                              -----------------------------------------   ---------------------------------------------------------
AVERAGE                           17.63     9.46      9.01       13.34       29.0%     21.6%    15.5%    12.3%     6.0%      14.9%
                              -----------------------------------------   ---------------------------------------------------------
MEDIAN                             5.77     2.35      2.10        3.89       27.7%     14.9%    10.9%     8.2%     5.1%       8.3%
                              =========================================   =========================================================

FIRST MEDICAL GROUP, INC.         (0.68)    0.21     (0.05)      (0.33)      19.5%     -1.5%    -5.5%    -6.5%     2.0%     -15.4%



AMERICAN HEALTHCHOICE INC         (2.83)   (2.83)    (2.83)      (1.36)     -35.7%    -35.7%   -39.5%   -52.8%   -52.8%    -125.2%
CONTINUCARE CORP                 (51.40)  (51.40)   (47.63)     (27.68)      -9.2%     -9.2%   -12.2%   -31.4%   -31.4%     134.8%
EQUIMED INC                        4.65    (4.14)    (4.14)       4.10       36.6%     24.4%    17.6%     5.8%    -5.2%     -17.5%
FOUNDATION HEALTH SYS  -CL A      12.30     6.66      1.25       60.06       18.3%      4.3%     3.0%     0.1%     0.1%       0.1%
INNOVATIVE CLINICAL SOLUTNS      (92.02)  (82.02)  (176.88)     (49.41)     -17.9%    -17.9%   -23.9%   -42.5%   -37.9%   -4212.5%
INTEGRATED MEDICAL RESOURCES      (7.67)   (7.67)    (7.67)      (4.34)      35.1%    -28.0%   -40.3%   -41.9%   -41.9%    -123.5%
MED-EMERG INTERNATIONAL INC         @NA    (0.32)    (0.32)        @NM         @NM       @NM    -3.6%      @NM    -2.7%      -9.2%
MEDTRONIC INC                  1,008.10   629.40    629.40      619.62       74.2%       @NM    32.1%    22.8%    14.2%      16.3%
METROPOLITAN HLTH NTWRKS INC      (6.27)   (6.27)    (6.27)      (3.31)      -9.9%     -9.9%   -20.1%   -33.7%   -33.7%    -589.7%
OAK TREE MEDICAL SYSTEMS INC        @SF      @SF       @SF         @NM         @NM       @NM      @NM      @NM      @NM        @NM
OCCUPATIONAL HLTH &REHAB INC      (0.12)   (0.63)    (0.63)       0.06       15.5%      3.3%     0.1%    -0.4%    -2.1%    -111.9%
PHYCOR INC                      (452.57) (501.42)  (500.40)    (247.53)      15.0%     13.1%     7.0%   -28.4%   -31.5%    -138.6%
PRINCETON DENTAL MGMT CORP        (1.56)   (1.56)    (1.56)      (0.37)       2.2%      2.2%    -4.0%   -12.6%   -12.6%     156.6%
SEAL HOLDINGS CORP               (12.09)  (12.11)   (12.11)      (6.91)    -207.3%   -213.0%  -228.1%  -188.3%  -188.5%   25220.8%
SIGHT RESOURCE CORP               (0.68)   (0.75)    (0.75)      (0.10)      72.4%      5.0%    -0.2%    -1.1%    -1.2%      -3.7%
SONUS CORP                        (4.00)   (4.00)    (4.00)      (2.19)       2.4%     -3.2%   -10.6%   -11.0%   -11.0%    -157.4%
SUNSTAR HEALTHCARE INC             0.90     0.90      0.96         @NM       32.4%       @NM     1.0%     1.1%     1.1%      14.7%
UCI MEDICAL AFFILIATES INC         0.91     0.91      0.91        1.43       11.1%     10.9%     6.0%     2.2%     2.2%      14.3%

SIERRA HEALTH SERVICES            28.13    18.99     18.99         @NM       17.8%      7.1%     5.0%     2.2%     1.5%       6.3%
US ONCOLOGY INC                   64.39    38.30     38.30       50.02       21.5%     17.8%    12.0%     7.0%     4.2%       5.6%

LCA VISION INC                     5.93     5.90      5.90        3.70       36.2%     13.5%     8.0%    11.1%    11.0%       8.8%


EXHIBIT H
FIRST MEDICAL GROUP, INC.
Review of The Health Care M&A Report and 1999 Mergerstat Transaction Roster PHYSICIAN GROUP TRANSACTIONS



                                                                                                                            No. of
       Date                        Target                                       Listing       Revenue        Net Income      Phys.
-----------------------------------------------------------------------------------------------------------------------------------

 6/14/99 Cardinal Healthcare, PA (MedPartners)                                              32,000,000                         75
 5/27/99 FPA Medical Mgmt (Charlotte and Atlanta Practices)
 4/21/99 Edgar G. McKee, PA                                                                                                     1
  6/4/99 Four BMJ Med Mgmt practices                                                                                           45
 5/28/99 FPA Clinic Operations                                                  FPAMQ
 5/13/99 Hialeah and South Florida Pathology                                                 3,500,000
 6/10/99 Ambulatory Clinics                                                                                                   120
 6/23/99 Orange Coast Managed Care Svcs                                         FPAMQ       93,500,000       3,460,000        628
 6/14/99 Park Place Theraputic Center (Specialty Care Network)                  SCNI        16,450,000                         14
 5/17/99 Physician Mgmt Services (Adv Health Corp)                              AHTC
 6/14/99 Physicians' Specialty Corp                                             ENTS        86,000,000       6,800,000         92
  4/5/99 Plaza Pathology, PA                                                                 1,500,000                          2
 6/30/99 SCNI Practices                                                         SCNI        28,608,000                         61
  6/1/99 Sterling Healthcare Group                                              FPAMQ                                       1,000
 4/15/99 Summit Medical Group                                                   MDM         47,000,000                         75
 1/11/99 Axminster Medical Group                                                FPAMQ       15,200,000                         21
 1/27/99 Emporia Radiology PA                                                                1,200,000                          3
 1/11/99 Harper Pathology Group                                                              1,800,000                          3
 3/11/99 Kelsey-Seybold Medical Group PA (MedPartners)                          MDM                                           290
 1/28/99 Neonatal Services, Inc.                                                                                                3
  3/5/99 Perinatal-Neonatal Associates PS                                                                                      18
 1/28/99 Practice Assets (FPA Med Management)                                   FPAMQ                                          30
 3/25/99 Sheridan Healthcare, Inc.                                              SHCR       129,900,000       6,400,000        363
 2/25/99 Southwest Washington Perinatal Services                                                                                4
  2/6/99 Steven P. Braff, MD, PC
 1/27/99 Team Health, Inc. (MedPartners)                                        MDM        700,000,000                      2,300
 3/19/99 The Cardiovascular Specialists, PC (MedPartners)                       MDM                                            10
 1/11/99 Vista Medical Foundation                                                                                              20
10/12/98 Cleveland Ear, Nose & Throat Center, Inc. (MedPartners)                MDM                                            10
 10/2/98 Consultant Pathology Associates, Inc.                                                                                 15
11/16/98 Dunlap Talbert Medical Practice (MedPartners)                          MDM                                             6
11/10/98 Mountain Office Management Systems, Inc.                                                                               6
 11/4/98 Pathology Consultants of Cleveland, Inc.                                            2,670,000                          4
11/20/98 Peachtree Medical Center (American HealthChoice)                       AHIC                                            3
12/14/98 Physician Reliance Network, Inc.                                       PHYN       395,000,000      20,000,000        356
 11/6/98 Primary Medical Centers of America, Inc. (Seal Holding)                SEAH
 11/4/98 Susan R. Baker, PhD, MD, PA                                                         1,130,000                          2
 10/2/98 Texoma Pathology Associates, PA                                                                                        2
10/19/98 Two MedPartners Clinics                                                MDM                                            19
 9/15/98 Antelope Valley Medical Group                                                       6,993,000      (4,275,400)       150
 8/14/98 Boca Raton Orthopedic Group                                                                                            6
 8/18/98 CareMed Medical Management, Inc.                                                                                      30
 8/14/98 Community Orthopedics & Pain Management
 8/14/98 Douglas A. Bobb, DO                                                                                                    1
 8/27/98 Dynamic Health Care Management                                                      6,200,000       2,060,000
  7/8/98 First Medical Group Indiana Operations                                 FMDG
 7/16/98 First Medical Group Texas Operations                                   FMDG
 8/14/98 Seaview Orthopaedic & Medical Associates                                                                               6
  7/7/98 Severance and Associates, PA                                                                                          25
 8/14/98 Steven P. Hirsch DPM, PA                                                                                               1
 9/21/98 Three Eye Care Practices                                                            5,500,000
 9/11/98 Twelve Orthopedic Physicians                                                                                          12
 8/24/98 David S. Klein MD PC                                                                                  325,581
 5/27/98 Physicians' Domain Inc                                                                              1,279,570
  7/6/98 Valley Pain Centers of Virginia                                                                     1,100,000








       Date                                         Target                                        Acquirer                 Listing
-----------------------------------------------------------------------------------------------------------------------------------

 6/14/99 Cardinal Healthcare, PA (MedPartners)                                  Cardinal Consortium
 5/27/99 FPA Medical Mgmt (Charlotte and Atlanta Practices)                     Stoneybrook Capital
 4/21/99 Edgar G. McKee, PA                                                     AmeriPath                                PATH
  6/4/99 Four BMJ Med Mgmt practices                                            Physician buy-back
 5/28/99 FPA Clinic Operations                                                  Humana                                   Hum
 5/13/99 Hialeah and South Florida Pathology                                    AmeriPath                                PATH
 6/10/99 Ambulatory Clinics                                                     Talbert Medical Group
 6/23/99 Orange Coast Managed Care Svcs                                         OCMCS Physicians
 6/14/99 Park Place Theraputic Center (Specialty Care Network)                  Ortho-Associates, PA
 5/17/99 Physician Mgmt Services (Adv Health Corp)                              PractiCare, Inc.
 6/14/99 Physicians' Specialty Corp                                             TA Associates
  4/5/99 Plaza Pathology, PA                                                    AmeriPath                                PATH
 6/30/99 SCNI Practices                                                         Orthopedic Practices
  6/1/99 Sterling Healthcare Group                                              Coastal Physician Group                  ERDR
 4/15/99 Summit Medical Group                                                   Summit Medical Group, PA
 1/11/99 Axminster Medical Group                                                Axminster Physicians
 1/27/99 Emporia Radiology PA                                                   American Physician Partners              APPM
 1/11/99 Harper Pathology Group                                                 AmeriPath                                PATH
 3/11/99 Kelsey-Seybold Medical Group PA (MedPartners)                          St. Lukes-Methodist JV
 1/28/99 Neonatal Services, Inc.                                                Pediatrix Medical Group, Inc.            PDX
  3/5/99 Perinatal-Neonatal Associates PS                                       Pediatrix Medical Group, Inc.            PDX
 1/28/99 Practice Assets (FPA Med Management)                                   Patient First Physicians Group
 3/25/99 Sheridan Healthcare, Inc.                                              Vestar Capital Partners
 2/25/99 Southwest Washington Perinatal Services                                Pediatrix Medical Group, Inc.            PDX
  2/6/99 Steven P. Braff, MD, PC                                                American Physician Partners              APPM
 1/27/99 Team Health, Inc. (MedPartners)                                        Management buy-out
 3/19/99 The Cardiovascular Specialists, PC (MedPartners)                       InteCardia, Inc.
 1/11/99 Vista Medical Foundation                                               Community Medical Group of Corona
10/12/98 Cleveland Ear, Nose & Throat Center, Inc. (MedPartners)                Physicians Specialty Corp.               ENTS
 10/2/98 Consultant Pathology Associates, Inc.                                  AmeriPath                                PATH
11/16/98 Dunlap Talbert Medical Practice (MedPartners)                          John C. Lincoln Healthcare Network
11/10/98 Mountain Office Management Systems, Inc.                               RIGL Corp                                RIGN
 11/4/98 Pathology Consultants of Cleveland, Inc.                               AmeriPath                                PATH
11/20/98 Peachtree Medical Center (American HealthChoice)                       Not Disclosed (Private)
12/14/98 Physician Reliance Network, Inc.                                       American Oncology Resources, Inc.        AORI
 11/6/98 Primary Medical Centers of America, Inc. (Seal Holding)                Camber Companies, LLC (KKR)
 11/4/98 Susan R. Baker, PhD, MD, PA                                            AmeriPath                                PATH
 10/2/98 Texoma Pathology Associates, PA                                        AmeriPath                                PATH
10/19/98 Two MedPartners Clinics                                                Evanston Northwestern Healthcare
 9/15/98 Antelope Valley Medical Group                                          Prospect Medical Holdings
 8/14/98 Boca Raton Orthopedic Group                                            BMJ Medical Management, Inc.             BONS
 8/18/98 CareMed Medical Management, Inc.                                       Continucare, Inc.                        CNU
 8/14/98 Community Orthopedics & Pain Management                                BMJ Medical Management, Inc.             BONS
 8/14/98 Douglas A. Bobb, DO                                                    BMJ Medical Management, Inc.             BONS
 8/27/98 Dynamic Health Care Management                                         Fonar Corporation                        FONR
  7/8/98 First Medical Group Indiana Operations                                 MCO, LLC
 7/16/98 First Medical Group Texas Operations                                   Durham Physician Group, PA
 8/14/98 Seaview Orthopaedic & Medical Associates                               BMJ Medical Management, Inc.             BONS
  7/7/98 Severance and Associates, PA                                           AmeriPath                                PATH
 8/14/98 Steven P. Hirsch DPM, PA                                               BMJ Medical Management, Inc.             BONS
 9/21/98 Three Eye Care Practices                                               Vision Twenty-One, Inc.                  EYES
 9/11/98 Twelve Orthopedic Physicians                                           Integrated Orthopaedics, Inc.            IOI
 8/24/98 David S. Klein MD PC                                                   Medical Industries of America, Inc.
 5/27/98 Physicians' Domain Inc                                                 Physicians Specialty Corp.
  7/6/98 Valley Pain Centers of Virginia                                        Medical Industries of America, Inc.



                                                                                     Deal
       Date                                         Target                          Price                     Terms
-----------------------------------------------------------------------------------------------------------------------------------

 6/14/99 Cardinal Healthcare, PA (MedPartners)                                    16,000,000
 5/27/99 FPA Medical Mgmt (Charlotte and Atlanta Practices)                        6,400,000
 4/21/99 Edgar G. McKee, PA                                                          700,000
  6/4/99 Four BMJ Med Mgmt practices                                              16,915,000
 5/28/99 FPA Clinic Operations                                                    13,500,000
 5/13/99 Hialeah and South Florida Pathology                                       6,300,000
 6/10/99 Ambulatory Clinics                                                        3,700,000
 6/23/99 Orange Coast Managed Care Svcs                                            8,500,000
 6/14/99 Park Place Theraputic Center (Specialty Care Network)                     8,700,000
 5/17/99 Physician Mgmt Services (Adv Health Corp)                                 3,139,000 Cash
 6/14/99 Physicians' Specialty Corp                                              107,617,000
  4/5/99 Plaza Pathology, PA                                                       2,400,000
 6/30/99 SCNI Practices                                                           24,815,000
  6/1/99 Sterling Healthcare Group                                                89,300,000
 4/15/99 Summit Medical Group                                                     20,000,000
 1/11/99 Axminster Medical Group                                                   1,350,000
 1/27/99 Emporia Radiology PA                                                      1,190,000
 1/11/99 Harper Pathology Group                                                    2,000,000
 3/11/99 Kelsey-Seybold Medical Group PA (MedPartners)                           150,000,000
 1/28/99 Neonatal Services, Inc.                                                   1,950,000
  3/5/99 Perinatal-Neonatal Associates PS                                         11,700,000
 1/28/99 Practice Assets (FPA Med Management)                                      3,700,000
 3/25/99 Sheridan Healthcare, Inc.                                               155,000,000
 2/25/99 Southwest Washington Perinatal Services                                   2,600,000
  2/6/99 Steven P. Braff, MD, PC                                                   2,400,000
 1/27/99 Team Health, Inc. (MedPartners)                                         318,900,000
 3/19/99 The Cardiovascular Specialists, PC (MedPartners)                         17,000,000
 1/11/99 Vista Medical Foundation                                                  1,500,000
10/12/98 Cleveland Ear, Nose & Throat Center, Inc. (MedPartners)                   7,692,300 cash, stock, notes
 10/2/98 Consultant Pathology Associates, Inc.                                    11,413,000 cash and stock
11/16/98 Dunlap Talbert Medical Practice (MedPartners)                             3,100,000
11/10/98 Mountain Office Management Systems, Inc.                                    600,000 stock
 11/4/98 Pathology Consultants of Cleveland, Inc.                                  3,043,000 cash and stock
11/20/98 Peachtree Medical Center (American HealthChoice)                          1,075,000
12/14/98 Physician Reliance Network, Inc.                                        712,800,000 stock
 11/6/98 Primary Medical Centers of America, Inc. (Seal Holding)                   1,920,000 LLC units
 11/4/98 Susan R. Baker, PhD, MD, PA                                               1,520,000 cash and stock
 10/2/98 Texoma Pathology Associates, PA                                           1,520,000 cash and stock
10/19/98 Two MedPartners Clinics                                                  10,000,000
 9/15/98 Antelope Valley Medical Group                                             2,000,000 half cash/notes, half stock
 8/14/98 Boca Raton Orthopedic Group                                               6,944,000
 8/18/98 CareMed Medical Management, Inc.                                          6,725,000
 8/14/98 Community Orthopedics & Pain Management                                   1,215,000
 8/14/98 Douglas A. Bobb, DO                                                       1,159,000 stock
 8/27/98 Dynamic Health Care Management                                           11,576,230
  7/8/98 First Medical Group Indiana Operations                                      727,378
 7/16/98 First Medical Group Texas Operations                                         90,000
 8/14/98 Seaview Orthopaedic & Medical Associates                                  5,348,000
  7/7/98 Severance and Associates, PA                                             18,563,200 1/3 stock
 8/14/98 Steven P. Hirsch DPM, PA                                                    290,000
 9/21/98 Three Eye Care Practices                                                  4,210,000 half cash, half stock
 9/11/98 Twelve Orthopedic Physicians                                              7,200,000
 8/24/98 David S. Klein MD PC                                                      2,800,000 all stock
 5/27/98 Physicians' Domain Inc                                                   11,900,000
  7/6/98 Valley Pain Centers of Virginia                                           3,300,000 all stock

                                                                                             AVERAGE
                                                                                             MEDIAN




                                                                                                Price
                                                                                ---------------------------------------
       Date                                         Target                        Revenue      Net Income     Physician
------------------------------------------------------------------------------------------------------------------------

 6/14/99 Cardinal Healthcare, PA (MedPartners)                                     0.50              na         213,333
 5/27/99 FPA Medical Mgmt (Charlotte and Atlanta Practices)                          na              na              na
 4/21/99 Edgar G. McKee, PA                                                          na              na         700,000
  6/4/99 Four BMJ Med Mgmt practices                                                 na              na         375,889
 5/28/99 FPA Clinic Operations                                                       na              na              na
 5/13/99 Hialeah and South Florida Pathology                                       1.80              na              na
 6/10/99 Ambulatory Clinics                                                          na              na          30,833
 6/23/99 Orange Coast Managed Care Svcs                                            0.09            2.46          13,535
 6/14/99 Park Place Theraputic Center (Specialty Care Network)                     0.53              na         621,429
 5/17/99 Physician Mgmt Services (Adv Health Corp)                                   na              na              na
 6/14/99 Physicians' Specialty Corp                                                1.25           15.83       1,169,750
  4/5/99 Plaza Pathology, PA                                                       1.60              na       1,200,000
 6/30/99 SCNI Practices                                                            0.87              na         406,803
  6/1/99 Sterling Healthcare Group                                                   na              na          89,300
 4/15/99 Summit Medical Group                                                      0.43              na         266,667
 1/11/99 Axminster Medical Group                                                   0.09              na          64,286
 1/27/99 Emporia Radiology PA                                                      0.99              na         396,667
 1/11/99 Harper Pathology Group                                                    1.11              na         666,667
 3/11/99 Kelsey-Seybold Medical Group PA (MedPartners)                               na              na         517,241
 1/28/99 Neonatal Services, Inc.                                                     na              na         650,000
  3/5/99 Perinatal-Neonatal Associates PS                                            na              na         650,000
 1/28/99 Practice Assets (FPA Med Management)                                        na              na         123,333
 3/25/99 Sheridan Healthcare, Inc.                                                 1.19           24.22         426,997
 2/25/99 Southwest Washington Perinatal Services                                     na              na         650,000
  2/6/99 Steven P. Braff, MD, PC                                                     na              na              na
 1/27/99 Team Health, Inc. (MedPartners)                                           0.46              na         138,652
 3/19/99 The Cardiovascular Specialists, PC (MedPartners)                            na              na       1,700,000
 1/11/99 Vista Medical Foundation                                                    na              na          75,000
10/12/98 Cleveland Ear, Nose & Throat Center, Inc. (MedPartners)                     na              na         769,230
 10/2/98 Consultant Pathology Associates, Inc.                                       na              na         760,867
11/16/98 Dunlap Talbert Medical Practice (MedPartners)                               na              na         516,667
11/10/98 Mountain Office Management Systems, Inc.                                    na              na         100,000
 11/4/98 Pathology Consultants of Cleveland, Inc.                                  1.14              na         760,750
11/20/98 Peachtree Medical Center (American HealthChoice)                            na              na         358,333
12/14/98 Physician Reliance Network, Inc.                                          1.80           35.64       2,002,247
 11/6/98 Primary Medical Centers of America, Inc. (Seal Holding)                     na              na              na
 11/4/98 Susan R. Baker, PhD, MD, PA                                               1.35              na         760,000
 10/2/98 Texoma Pathology Associates, PA                                             na              na         760,000
10/19/98 Two MedPartners Clinics                                                     na              na         526,316
 9/15/98 Antelope Valley Medical Group                                             0.29              na          13,333
 8/14/98 Boca Raton Orthopedic Group                                                 na              na       1,157,333
 8/18/98 CareMed Medical Management, Inc.                                            na              na         224,167
 8/14/98 Community Orthopedics & Pain Management                                     na              na              na
 8/14/98 Douglas A. Bobb, DO                                                         na              na       1,159,000
 8/27/98 Dynamic Health Care Management                                            1.87            5.62              na
  7/8/98 First Medical Group Indiana Operations                                      na              na              na
 7/16/98 First Medical Group Texas Operations                                        na              na              na
 8/14/98 Seaview Orthopaedic & Medical Associates                                    na              na         891,333
  7/7/98 Severance and Associates, PA                                                na              na         742,528
 8/14/98 Steven P. Hirsch DPM, PA                                                    na              na         290,000
 9/21/98 Three Eye Care Practices                                                  0.77              na              na
 9/11/98 Twelve Orthopedic Physicians                                                na              na         600,000
 8/24/98 David S. Klein MD PC                                                        na            8.60              na
 5/27/98 Physicians' Domain Inc                                                      na            9.30              na
  7/6/98 Valley Pain Centers of Virginia                                             na            3.00              na

                                                                                   0.95           13.08         574,109
                                                                                   0.99            8.95         526,316



      Date                                         Target                              Notes
-------------------------------------------------------------------------------------------------------------------------

6/14/99 Cardinal Healthcare, PA (MedPartners)                                   Physician repurchase
5/27/99 FPA Medical Mgmt (Charlotte and Atlanta Practices)
4/21/99 Edgar G. McKee, PA
 6/4/99 Four BMJ Med Mgmt practices                                             Physician repurchase
5/28/99 FPA Clinic Operations
5/13/99 Hialeah and South Florida Pathology
6/10/99 Ambulatory Clinics                                                      Physician repurchase
6/23/99 Orange Coast Managed Care Svcs                                          Physician repurchase in bankruptcy
6/14/99 Park Place Theraputic Center (Specialty Care Network)                   Physician repurchase
5/17/99 Physician Mgmt Services (Adv Health Corp)
6/14/99 Physicians' Specialty Corp
 4/5/99 Plaza Pathology, PA
6/30/99 SCNI Practices                                                          Physician repurchase
 6/1/99 Sterling Healthcare Group
4/15/99 Summit Medical Group                                                    Physician repurchase
1/11/99 Axminster Medical Group                                                 Physician repurchase
1/27/99 Emporia Radiology PA
1/11/99 Harper Pathology Group
3/11/99 Kelsey-Seybold Medical Group PA (MedPartners)
1/28/99 Neonatal Services, Inc.
 3/5/99 Perinatal-Neonatal Associates PS
1/28/99 Practice Assets (FPA Med Management)
3/25/99 Sheridan Healthcare, Inc.
2/25/99 Southwest Washington Perinatal Services
 2/6/99 Steven P. Braff, MD, PC
1/27/99 Team Health, Inc. (MedPartners)                                         MDM keeps 7.3% interest
3/19/99 The Cardiovascular Specialists, PC (MedPartners)
1/11/99 Vista Medical Foundation                                                Sold in Bankruptcy
0/12/98 Cleveland Ear, Nose & Throat Center, Inc. (MedPartners)
10/2/98 Consultant Pathology Associates, Inc.
1/16/98 Dunlap Talbert Medical Practice (MedPartners)
1/10/98 Mountain Office Management Systems, Inc.
11/4/98 Pathology Consultants of Cleveland, Inc.
1/20/98 Peachtree Medical Center (American HealthChoice)                        in bankruptcy
2/14/98 Physician Reliance Network, Inc.
11/6/98 Primary Medical Centers of America, Inc. (Seal Holding)
11/4/98 Susan R. Baker, PhD, MD, PA
10/2/98 Texoma Pathology Associates, PA
0/19/98 Two MedPartners Clinics
9/15/98 Antelope Valley Medical Group
8/14/98 Boca Raton Orthopedic Group
8/18/98 CareMed Medical Management, Inc.
8/14/98 Community Orthopedics & Pain Management
8/14/98 Douglas A. Bobb, DO
8/27/98 Dynamic Health Care Management
 7/8/98 First Medical Group Indiana Operations
7/16/98 First Medical Group Texas Operations
8/14/98 Seaview Orthopaedic & Medical Associates
 7/7/98 Severance and Associates, PA
8/14/98 Steven P. Hirsch DPM, PA
9/21/98 Three Eye Care Practices
9/11/98 Twelve Orthopedic Physicians
8/24/98 David S. Klein MD PC
5/27/98 Physicians' Domain Inc
 7/6/98 Valley Pain Centers of Virginia

ANNEX B

                             ASSET PURCHASE AGREEMENT

                                     BETWEEN

                            FIRST MEDICAL GROUP, INC.

                                    as Seller

                                       AND

                             AMCMC Acquisition Corp.

                                    as Buyer

                                      as of

                                January 31, 2000

                                TABLE OF CONTENTS

                                                                                                               PAGE
1.       Definitions.............................................................................................1
2.       Basic Transaction.......................................................................................3

         (a)      Purchase and Sale of Assets....................................................................3
         (b)      Assumption of Liabilities......................................................................4
         (c)      Purchase Price.................................................................................4
         (d)      Purchase Price Adjustment......................................................................4
         (e)      Surrender of Stock.............................................................................4
         (f)      The Closing....................................................................................4
         (g)      Deliveries at the Closing......................................................................4
3.       Representations and Warranties of Seller................................................................4
         (a)      Organization of Seller.........................................................................5
         (b)      Authorization of Transaction...................................................................5
         (c)      Noncontravention...............................................................................5
         (e)      Title to Tangible Assets.......................................................................5
         (f)      Financial Statements...........................................................................5
         (g)      Material Adverse Changes.......................................................................5
         (h)      Legal Compliance...............................................................................6
         (i)      Intellectual Property..........................................................................6
         (j)      Contracts......................................................................................6
         (k)      Litigation.....................................................................................6
         (m)      Environmental, Health, and Safety Matters......................................................6
         (n)      Tax Matters....................................................................................7
         (o)      No Barter Receivables or Obligations...........................................................7
         (p)      Sufficiency of Acquired Assets.................................................................7
         (q)      Disclaimer of other Representations and Warranties.............................................7
4.       Representations and Warranties of Buyer.................................................................7
         (a)      Organization of Buyer..........................................................................7
         (b)      Authorization of Transaction...................................................................7
         (c)      Noncontravention...............................................................................7
         (d)      Brokers' Fees..................................................................................8
5.       Pre-Closing Covenants...................................................................................8
         (a)      General........................................................................................8
         (b)      Notices and Consents...........................................................................8
         (d)      Conduct of the Business........................................................................8
         (e)      Notice of Developments.........................................................................8
         (f)      Full Access....................................................................................9
6.       Conditions to Obligation to Close.......................................................................9
         (a)      Conditions to Obligation of Buyer..............................................................9
         (b)      Conditions to Obligation of Seller.............................................................9
         7.       Termination...................................................................................10
         (a)      Termination of Agreement......................................................................10
         (b)      Effect of Termination.........................................................................11
8.       Post-Closing Covenants.................................................................................11
         (a)      General.......................................................................................11

                                                                                                               PAGE
         (b)      Litigation Support............................................................................11
         (c)      Transition....................................................................................11
         (d)      Covenant Not to Compete.......................................................................11
9.       Remedies for Breaches of this Agreement................................................................11
         (a)      Survival of Representations and Warranties....................................................11
         (b)      Indemnification Provisions for Benefit of Buyers..............................................12
         (c)      Indemnification Provisions for Benefit of NSDA................................................12
         (d)      Matters Involving Third Parties...............................................................12
         (e)      Determination of Adverse Consequences.........................................................12
         (f)      Exclusive Remedy..............................................................................13
10.      Miscellaneous..........................................................................................13
         (a)      Press Releases and Public Announcements.......................................................13
         (c)      No Third-Party Beneficiaries..................................................................13
         (d)      Entire Agreement..............................................................................13
         (e)      Succession and Assignment.....................................................................13
         (f)      Counterparts..................................................................................13
         (g)      Headings......................................................................................13
         (h)      Notices.......................................................................................13
         (i)      Governing Law.................................................................................14
         (j)      Amendments and Waivers........................................................................14
         (k)      Severability..................................................................................14
         (l)      Expenses......................................................................................14
         (m)      Construction..................................................................................14
         (n)      Incorporation of Exhibits, Annexes and Schedules..............................................14
         (o)      Bulk Transfer Laws............................................................................14


Disclosure Schedule

Annex 2.1(a)               List of Assets of First Medical Group, Inc. to be Acquired by Buyer
Annex 2.3(a)               List of Liabilities of First Medical Group, Inc. to be Assumed by Buyer

Exhibit A-1           Form of Assignment and Assumption -
                      Acquired Assets and Assumed Liabilities

Exhibit A-2           Form of Assignment and Assumption -
                      Lehigh Notes

Exhibit A-3           Form of Assignment and Assumption -
                      American Multiprofile Clinic Note

Exhibit B             Historical Financial Statements

Exhibit C             Form of Mutual Release

15

                            ASSET PURCHASE AGREEMENT

         Agreement entered into as of January 31, 2000, by and among AMCMC Acquisition Corp., a British Virgin Islands corporation having an address at 1055 Washington Boulevard, Stamford, Connecticut 06901 ("BUYER"), and First Medical Group, Inc., a Delaware corporation having an address at 1055 Washington Boulevard, Stamford, Connecticut 06901 ("SELLER"). Buyer and Seller are referred to collectively herein as the "PARTIES."

         Pursuant to this Agreement, Buyer will purchase the Acquired Assets (as defined herein) (and assume the Assumed Liabilities (as defined herein)) of Seller in return for cash, and Seller will sell, transfer and convey to Buyer the Acquired Assets (as defined herein), all upon the terms, provisions and conditions set forth below.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

         1.  DEFINITIONS.

         "ACQUIRED ASSETS" means the assets listed on Annex 2.1(a).

         "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "ASSET PURCHASE AGREEMENT" has the meaning set forth in the preface above.

         "ASSUMED LIABILITIES" means the liabilities and obligations listed on Annex 2.3(a).

         "BUSINESS" means the ongoing business of owning and operating outpatient and ancillary healthcare facilities in Eastern Europe.

         "BUYER" has the meaning set forth in the preface above.

         "CASH" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "CLOSING DATE" has the meaning set forth in Section2(f) below.

         "CLOSING" has the meaning set forth in Section2(f) below.

         "CODE" means the Internal Revenue Code of 1986, as amended.

           "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of Seller that is not generally available to the public, including but not limited to all data, reports, interpretations, forecasts, audit reports and other records to the extent they contain information concerning Seller. The term "Confidential Information" also shall include all notes, analyses, compilations, studies, interpretations or other documents prepared by Buyer or their officers, directors, employees and/or agents (collectively, "Representatives"), which contain, reflect or are based upon in whole or in part, the information furnished to Buyer or its Representatives by Seller.

         "DISCLOSURE SCHEDULE" has the meaning set forth in Section3 below.

         "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" shall mean all federal, state, local and foreign statutes, regulations, and ordinances concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

         "FINANCIAL STATEMENTS" has the meaning set forth in Section3(f) below.

         "FMG" means First Medical Group, Inc.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "INCOME TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

         "INCOME TAX" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

         "INDEMNIFIED PARTY" has the meaning set forth in Section9(d) below.

         "INDEMNIFYING PARTY" has the meaning set forth in Section9(d) below.

         "INTELLECTUAL PROPERTY" means all trade names, common law and other trademarks, service marks, trade dress, certification marks, collective marks and applications and licenses therefor, trademark registrations and applications, service mark registrations and applications, copyrights and copyright registrations and applications owned by Seller or Seller Subsidiaries and used in the Business, and all rights, common law and other, registrations and applications for the marks and trade names, owned by Seller or Seller Subsidiaries and used in the Business.

         "KNOWLEDGE" means actual knowledge without independent investigation.

         "LEHIGH NOTES" means all of Seller's right, title and interest in and to Seller's subordinated debentures acquired by reason of Seller's restructuring in 1991, and payable on May 15, 1998 (in the principal amount of $100,000, together with all accrued interest) and October 15, 1995 (in the principal amount of $290,000, together with all accrued interest), respectively.

         "LOAN" means the loan in the principal amount of approximately $300,000 (together with interest thereon) made by Dennis A. Sokol to Seller through the Closing Date.

         "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section3(f) below.

         "MOST RECENT FISCAL MONTH END" has the meaning set forth in Section3(f) below.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business of the relevant Person consistent with its past custom and practice (including with respect to quantity and frequency).

         "OTHER AGREEMENTS" means Form of Assignment and Assumption attached hereto as Exhibit A and Form of Trademark Assignment attached hereto as Exhibit B.

         "PARTIES" AND "PARTY" have the meaning set forth in the preface above.

         "PARTY" has the meaning set forth in the preface above.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PURCHASE PRICE ADJUSTMENT" has the meaning set forth in Section2(d) below.

         "PURCHASE PRICE" has the meaning set forth in Section2(c) below.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SELLER SUBSIDIARIES" means all of the entities set forth on Annex 2.1(a) hereto.

         "THIRD PARTY CLAIM" has the meaning set forth in Section4(d) below.

         2.   BASIC TRANSACTION.

         (a) PURCHASE AND SALE OF ASSETS. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer, convey, and deliver to Buyer, or cause its subsidiaries to sell, transfer, convey and deliver to Buyer, as the case may be, all of the Acquired Assets at the Closing for the consideration specified below in this Section 2.

         (b)   ASSUMPTION OF LIABILITIES.

               (1) On and subject to the terms and conditions of this Agreement, Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. Buyer will not assume or have any responsibility, however, with respect to any such liabilities prior to Closing or any other obligation or liability of Seller not included within the definition of Assumed Liabilities.

               (2) Contemporaneously, as a separate transaction, Seller has agreed to assign and transfer at the Closing all of its right, title and interest in and to the Lehigh Notes pursuant to an Assignment and Assumption in the form of Exhibit A-2 hereto, and all liability attaching to said Lehigh Notes shall be assumed by the assignee thereof.

               (3) Contemporaneously, as a separate transaction, Seller will assign to AMCMC at the Closing all of Seller's right, title and interest in and to that certain promissory note, dated January 25, 1999, issued by American Multiprofile Clinic, Inc. to Seller in the principal amount of $1.5 million, pursuant to an Assignment and Assumption in the form of Exhibit A-3 hereto.

         (c) PURCHASE PRICE. Buyers agree to pay to Seller at the Closing an aggregate of $1 million (the "PURCHASE PRICE"), subject to the Purchase Price Adjustment, by delivery of cash by wire transfer or delivery of other immediately available funds.

         (d) PURCHASE PRICE ADJUSTMENT. The Purchase Price will be reduced by the principal and accrued interest outstanding at the time of Closing on the Loan(s) (the "Purchase Price Adjustment").

         (e)   SURRENDER OF STOCK. At the Closing, (i) SAJH Partners, Dennis
A. Sokol, Cenvet, Inc. (General de Sante) and Elena Korchagina will surrender for cancellation an aggregate of 5,728,260 shares of the common stock of FMG, being all shares of stock of FMG owned by them collectively in Seller, and
(ii) Dennis A. Sokol will surrender for cancellation all of the issued and outstanding options and warrants for the purchase of shares of common stock of FMG owned by him.

         (f) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Patton Boggs LLP in Washington D.C., commencing at 10:00 a.m. local time on the third business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "CLOSING DATE").

         (g) DELIVERIES AT THE CLOSING. At the Closing, (i) Seller will deliver to Buyer the various certificates, instruments, and documents referred to in Section 6(a) below; (ii) Buyer will deliver to Seller the various certificates, instruments, and documents referred to in Section 6(b) below;
(iii) Seller will execute, acknowledge (if appropriate), and deliver to Buyer
(A) assignments (including real property, trademark and intellectual property transfer documents) and assumptions in the forms attached hereto as Exhibit A and (B) such other instruments of sale, transfer, conveyance, and assignment as Buyer and their counsel reasonably may request; (iv) Buyer will execute, acknowledge (if appropriate), and deliver to Seller (A) an assignment and assumption in the form attached hereto as Exhibit A and (B) such other instruments of assumption as Seller and their counsel may reasonably request; and (v) Buyer will deliver to Seller the consideration specified in Section 2(c) above, subject to the provisions of Section 2(d) above, and the certificates or other documentation representing the shares of common stock and options and warrants for the purchase of such common stock specified in
Section 2(e) above.

         3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyers that the statements contained in this Section 3 with respect to it are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this
Section 3.

         (a) ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Seller Subsidiaries are all entities duly organized, validly existing, and in good standing under the law of their respective jurisdictions of organization. Seller and Seller Subsidiaries have the corporate or other power to own and to sell the Acquired Assets owned by them and to conduct the Business. Seller and Seller Subsidiaries are all qualified to do business and are in good standing in each jurisdiction where such qualification is required to conduct the Business associated with the Acquired Assets, except where the failure to so qualify would not have a material adverse effect on the Business or the Acquired Assets.

         (b) AUTHORIZATION OF TRANSACTION. Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Other Agreements and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors and shareholders of Seller has duly authorized the execution, delivery, and performance of this Agreement by Seller. This Agreement and the Other Agreements constitute the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions.

         (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller or Seller Subsidiaries are subject or any provision of the Articles of Incorporation or bylaws or other constituent documents of Seller or Seller Subsidiaries or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller or Seller Subsidiaries are a party or by which they are bound or to which their assets are subject (or result in the imposition of any Security Interest upon any of their assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the financial condition of Seller and Seller Subsidiaries, taken as a whole, or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Neither Seller nor Seller Subsidiaries are required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above), except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the financial condition of Seller and Seller Subsidiaries, taken as a whole, or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

         (d) BROKERS' FEES. Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

         (e) TITLE TO TANGIBLE ASSETS. Seller has good, valid and marketable title to the tangible Acquired Assets which are owned by it, free and clear of all liens, claims, encumbrances, Security Interests, options, charges and restrictions of any kind. Upon delivery to Buyer at the Closing, good, valid and marketable title to the tangible Acquired Assets which are owned by Seller will pass to Buyer, free and clear of all liens, claims, encumbrances, Security Interests, options, charges and restrictions of any kind.

         (f) FINANCIAL STATEMENTS. Attached hereto as Exhibit B are the following financial statements (collectively the "FINANCIAL STATEMENTS"): (i) audited consolidated balance sheets for Seller, each as of December 31, 1997 and December 31, 1998; (ii) audited consolidated statements of income, and cash flow, each for the fiscal years ended December 31, 1996, December 31, 1997, and December 31, 1998, for Seller; and (iii) unaudited consolidated balance sheets and statements of income, and cash flow for Seller (the "MOST RECENT FINANCIAL STATEMENTS" as of and for the nine months ended September 30, 1999 (the "MOST RECENT FISCAL MONTH END"). The Financial Statements for Seller (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Seller as of such dates and the results of operations of Seller for such periods; PROVIDED, HOWEVER, that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

         (g) MATERIAL ADVERSE CHANGES. Since September 30, 1999, there has not been any material adverse change in the Business, the Acquired Assets, financial condition, results of operations or prospects of Seller or Seller

Subsidiaries. Without limiting the generality of the foregoing, since that date neither Seller nor Seller Subsidiaries have not engaged in any practice, taken any action, or entered into any transaction relating to the Business that is outside of its Ordinary Course of Business.

         (h) LEGAL COMPLIANCE. Seller and Seller Subsidiaries have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a material adverse effect upon the financial condition of Seller and Seller Subsidiaries, taken as a whole.

         (i) INTELLECTUAL PROPERTY. Section 3(i) of the Disclosure Schedule accurately and completely identifies all registrations and pending applications for the Intellectual Property that are owned by Seller and Seller Subsidiaries and identifies each license, agreement, or other permission which Seller and Seller Subsidiaries have granted to any third party with respect to the Intellectual Property. Seller is not aware of any violation or infringement of intellectual property rights relating to the Intellectual Property.

         (j) CONTRACTS. Section3(j) of the Disclosure Schedule is a complete and accurate list of all material written contracts and other written agreements relating to the Business to which Seller or a Seller Subsidiary is a party. Except as set forth on Section3(j) of the Disclosure Schedule, to the knowledge of Seller, (i) each of the contracts or other agreements is valid, binding, legal and enforceable in accordance with its terms; (ii) the parties thereto are in compliance with the provisions thereof; (iii) no party is in default in the performance, observance or fulfillment of any material, obligation, covenant or condition contained therein; and (iv) no event not contemplated by this Agreement has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Seller has delivered to Buyer a correct and complete copy of each contract or other agreement listed in Section3(j) of the Disclosure Schedule (as amended to date).

         (k) LITIGATION. Section3(l) of the Disclosure Schedule sets forth each instance in which Seller or any of Seller Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or
(ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction. Except as indicated on Section3(l) of the Disclosure Schedule, no litigation is pending or, to Seller's knowledge, threatened against Seller that questions the validity of this Agreement, or any action taken, or to be taken, by Seller in connection with this Agreement or that relates to the Acquired Assets, except where such litigation would not have a material adverse effect on the Business or the Acquired Assets. There is no material judgment, order, injunction, decree or award outstanding (whether rendered by a court, administrative agency or by arbitration) against Seller or Seller Subsidiaries or by which Seller or Seller Subsidiaries are bound which relates to any of the Acquired Assets. Seller and Seller Subsidiaries are not in violation of any applicable federal, state or local law, rule, regulation or ordinance, or any judgment, writ, decree, injunction, order or any other requirement of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental body or agency relating to the conduct of the Business or the ownership or use of the Acquired Assets, which violation would have a material adverse effect on the Business or the Acquired Assets, and no notice has been received by Seller or Seller Subsidiaries alleging any such violation.

         (l) ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS. Other than as set forth on Section 3(l) of the Disclosure Schedule:

                (i) Seller and Seller Subsidiaries are in compliance with Environmental, Health, and Safety Requirements, except for such noncompliance as would not have a material adverse effect on the financial condition of Seller and Seller Subsidiaries, taken as a whole.

                  (ii) Neither Seller nor any Seller Subsidiary has received any written notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to its facilities arising under Environmental, Health, and Safety Requirements, the subject of which would have a material adverse effect on the financial condition of Seller and Seller Subsidiaries, taken as a whole.

                  (iii) This Section 3(l) contains the sole and exclusive representations and warranties of Seller with respect to any environmental, health, or safety matters, including without limitation any arising under any Environmental, Health, and Safety Requirements.

         (m) TAX MATTERS. All tax returns and reports of Seller required to be filed on or before the date hereof have been duly and timely filed on or before such date or appropriate extensions to file such returns and reports have been granted, and all taxes, assessments, fees and other governmental charges upon Seller and upon the Acquired Assets which are due and payable, other than those presently payable without penalty or interest, have been paid, except in either case where the failure to do so would not have a material adverse effect on the Business or the Acquired Assets. As of the date hereof, there are no tax liens on any of the Acquired Assets, and, to the best of Seller's knowledge, there is no basis for the assertion of any such tax liens, other than for taxes currently due and payable.

         (n) NO BARTER RECEIVABLES OR OBLIGATIONS. Except for such arrangements as are set forth in Section3(j) or Section3(n) of the Disclosure Schedule, Seller is not liable for any outstanding barter obligations with respect to the Business.

         (o) SUFFICIENCY OF ACQUIRED ASSETS. With the exception of personnel, the Acquired Assets comprise all of the assets, properties and rights necessary for the continued operation of the Business, consistent with past practices.

         (p) DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in this Section 3, Seller makes no representation or warranty, express or implied, at law or in equity, in respect of any of its assets (including, without limitation, the Acquired Assets), liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed. Without limiting the generality of the foregoing, Seller makes no representation or warranty regarding any assets other than the Acquired Assets or any liabilities other than the Assumed Liabilities, and none shall be implied at law or in equity.

         4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller that the statements contained in this Section4 with respect to it are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section4.

         (a) ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the British Virgin Islands.

         (b) AUTHORIZATION OF TRANSACTION. Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Other Agreements and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors and shareholders of Buyer has duly authorized the execution, delivery and performance of this Agreement by Buyer. This Agreement and the Other Agreements constitute the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions.

         (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section2 above), will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject. With the exception of any forms, notices or other materials that Buyer has filed with the Federal Trade Commission or the Antitrust Division of the United States Department of Justice pursuant to the Hart-Scott-Rodino Act, Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section2 above). The waiting period under the Hart-Scott-Rodino Act with respect to the transactions contemplated by this Agreement has expired.

         (d) BROKERS' FEES. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

         5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section6 below).

         (b) NOTICES AND CONSENTS. Subject to Section5(c) below, each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section3(c) and Section4(c) above.

         (c) CONDUCT OF THE BUSINESS. Seller covenants and agrees that:

             (i) The Business will be conducted by Seller in the ordinary course and in the same manner as heretofore conducted;

             (ii) Seller will maintain insurance on the Acquired Assets and the Business as heretofore in effect;

             (iii) Without Buyer's prior written approval, no material contract or commitment related to the Business or the Acquired Assets will be entered into by or on behalf of Seller or Seller Subsidiaries outside of the Ordinary Course of Business;

             (iv) Seller will use commercially reasonable efforts to preserve intact the Acquired Assets and the existing relationships and goodwill of the Business with its advertisers, vendors, suppliers, customers, and other third parties involved in the Business;

             (v) Seller will not create or permit to become effective any material encumbrance on any of the Acquired Assets; and

             (vi) Seller will promptly advise Buyer of the commencement or threat against either of Seller or any Seller Subsidiary of any material litigation relating to or affecting the Acquired Assets or the transactions contemplated by this Agreement.

         (d)      NOTICE OF DEVELOPMENTS.

                  (i) Seller shall notify Buyer of any development causing a breach of any of their representations and warranties in Section 3 above. If Buyer has the right to terminate this Agreement pursuant to Section7(a)(ii) below by reason of the development and does not exercise that right within the period of 10 business days referred to in Section7(a)(ii) below, the written notice pursuant to this Section5(e)(i) will be deemed to have amended the Disclosure Schedule, to havequalified the representations and warranties contained in Section3 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

                  (ii) Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section3 and Section4 above. No disclosure by any Party pursuant to this Section5(e)(ii), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

         (f) FULL ACCESS. Subject to applicable law, Seller will give Buyer and their counsel, financial advisors, auditors and other authorized representatives reasonable access during business hours to the offices, properties, books and records of Seller related to the Business and will instruct the employees, counsel and financial advisors of Seller to cooperate with Buyer in their investigation of Seller; provided, however, that any investigation pursuant to this Section 5(f) shall be conducted on commercially reasonable prior notice and in such manner as not to interfere unreasonably with the business of Seller.

         6.       CONDITIONS TO OBLIGATION TO CLOSE.

         (a) CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

             (i) the representations and warranties set forth inSection3 above shall be true and correct in all material respects at and as of the Closing Date;

             (ii) Seller and Seller Subsidiaries shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

             (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

             (iv) Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in Section6(a)(i)-(iii) is satisfied in all material respects;

             (v) Seller and Buyer shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in Section3(c) and Section4(c) above;

             (vi) Buyer shall have received from Seller the Assignment and Assumption in the form of Exhibit A-1 hereto duly executed by Seller;

             (vii) Buyer shall have received evidence of the execution and delivery of the Assignment and Assumption in the form of Exhibit A-3 hereto;

             (viii) Buyer shall have received from Seller the Mutual Release in the form of Exhibit C hereto;

             (ix) all actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer;

             (x) no statute, rule, regulation, order or injunction of any court or administrative agency shall be in effect which prohibits Buyer from consummating the transactions contemplated hereby;

             (xi) there shall not be any material action, suit or proceeding pending or threatened that seeks to prohibit the consummation of the transactions contemplated thereby; and

             (xii) from and after the date hereof to the Closing, there shall not have occurred any material adverse change with respect to the business, the assets, condition (financial or otherwise) or results of operations of the Business. At the Closing, Seller shall deliver to Buyer a certificate, dated as of the Closing Date, certifying as to the foregoing matter.

Buyer may waive any condition specified in this Section6(a) if it executes a writing so stating at or prior to the Closing.

         (b) CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

             (xii) the representations and warranties set forth inSection4 above shall be true and correct in all material respects at and as of the Closing Date;

             (xiii) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

             (xiv) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

             (xv) Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified above in
         Section 6(b)(i)-(iii)  is satisfied in all respects;

             (xvi) Seller and Buyer shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section3(c) and Section4(c) above;

             (xvii) Seller shall have received (A) from Buyer the Assignment and Assumption in the form of Exhibit A-1 hereto duly executed by Buyer and (B) a fully executed Assignment and Assumption in the form of Exhibit A-2 hereto;

              (xviii) Seller shall have received from Dennis A. Sokol a resignation as director and officer of Seller and the Mutual Release in the form of Exhibit C hereto;

              (xix) Buyer shall have received all material third-party consents and approvals necessary for the purchase and transfer of the Acquired Assets from Seller to Buyer;

              (xx) no statute, rule or regulation or order or injunction of any court or administrative agency shall be in effect which prohibits Seller from consummating the transactions contemplated hereby;

              (xxi) there shall not be any material action, suit or proceeding pending or threatened that seeks to prohibit the consummation of the transactions contemplated thereby; and

              (xxii) all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Seller.

Seller may waive any condition specified in this Section6(b) if it executes a writing so stating at or prior to the Closing.

         7.       TERMINATION.

         (a) TERMINATION OF AGREEMENT. The Parties may terminate this Agreement as provided below:

                  (i) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing in the event (A) Seller has within the then previous 10 business days given Buyer any notice pursuant to Section5(e)(i) above and either (B) the development that is the subject of the notice has had a material adverse effect upon the financial condition of Seller and Seller Subsidiaries, taken as a whole or (C) the notice from Seller relates to a breach or breaches not caused or brought about by Seller and the notice gives Buyer an option to terminate even if the development does not have a material adverse effect upon the financial condition of Seller and Seller Subsidiaries, taken as a whole.

                  (iii) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (A) in the event Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or
         (B) if the Closing shall not have occurred on or before [June 30, 2000], by reason of the failure of any condition precedent under Section6(a) hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  (iv) Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (A) in the event Buyer have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or
         (B) if the Closing shall not have occurred on or before [ June 30, 2000], by reason of the failure of any condition precedent under Section6(b) hereof (unless the failure results primarily from Seller themselves breaching any representation, warranty, or covenant contained in this Agreement).

         (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); PROVIDED, HOWEVER, that if this Agreement is terminated for any reason whatsoever, Buyer will treat and hold as such any Confidential Information they have received from Seller, will not use any of the Confidential Information except in connection with this Agreement and will return to Seller all tangible embodiments (and all copies) of the Confidential Information which are in their possession.

         8. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

         (a) GENERAL. In case at any time after the Closing any further action is necessary to carry out the purposes of the Asset Purchase Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section9 below).

         (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Seller, each of the other Parties will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section9 below).

         (c) TRANSITION. Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Seller from maintaining the same business relationships with Buyer and their subsidiaries after the Closing as it maintained with Seller prior to the Closing.

         (d) COVENANT NOT TO COMPETE. For a period of [one (1) year] following the date of execution of this Agreement, Seller will not engage directly or indirectly in any activity that Buyer conducts as of the Closing Date in any geographic area in which Buyer conducts that business as of the Closing Date. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section8(d) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         9. REMEDIES FOR BREACHES OF THIS AGREEMENT.

         (a)      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All of the representations and warranties of Seller contained in
Section 3 shall survive the Closing and continue in full force and effect for a period of eighteen (18) months thereafter. All of the other representations and warranties of Buyer and Seller contained in this Agreement shall survive the Closing and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

         (b)      INDEMNIFICATION PROVISIONS FOR BENEFIT OF BUYER.

                  (i) In the event that Seller breaches any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section9(a) above, provided that Buyer makes a written claim for indemnification against Seller within such survival period, then Seller agrees to indemnify Buyer from and against any Adverse Consequences Buyer shall suffer through and after the date of the claim for indemnification (but excluding any Adverse Consequences Buyer shall suffer after the end of any applicable survival period) caused by the breach.

                  (ii) Seller agrees to indemnify Buyer from and against any Adverse Consequences Buyer shall suffer caused by any liability of Seller which is not an Assumed Liability (including any liability of Seller that becomes a liability of Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law).

         (c)      INDEMNIFICATION PROVISIONS FOR BENEFIT OF SELLER.

                  (i) In the event Buyer breaches any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to Section9(a) above, provided that Seller makes a written claim for indemnification against Buyer within such survival period, then Buyer agrees to indemnify Seller from and against the entirety of any Adverse Consequences Seller shall suffer through and after the date of the claim for indemnification (but excluding any Adverse Consequences Seller shall suffer after the end of any applicable survival period) caused by the breach.

                  (ii) Buyer agrees to indemnify Seller from and against any Adverse Consequences Seller shall suffer caused by any liability of Seller arising after the Closing Date which is an Assumed Liability or which relates in any way to the Acquired Assets.

         (d)      MATTERS INVOLVING THIRD PARTIES.

                  (i) If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this Section9, then the Indemnified Party shall promptly (and in any event within five business days after receiving notice of the Third Party Claim) notify each Indemnifying Party thereof in writing.

                  (ii) Any Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; PROVIDED, HOWEVER, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

                  (iii) Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in Section3(d)(ii) above, however, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.

                  (iv) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of each of the Indemnifying Parties (not to be withheld unreasonably).

         (e) DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall make appropriate adjustments for tax consequences in determining Adverse Consequences for purposes of this Section9. All indemnification payments under this Section9 shall be deemed adjustments to the Purchase Price.

         (f) EXCLUSIVE REMEDY. Buyer and Seller acknowledge and agree that the foregoing indemnification provisions in this Section9 shall be the exclusive remedy of Buyer and Seller with respect to Seller and the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Buyer acknowledges and agrees that they shall not have any remedy after eighteen (18) months following the Closing for any breach of the representations and warranties in Section3(f)-(o) of this Agreement.

         10. INDEMNIFICATION. Buyer agrees that it will, after the date hereof, and to the fullest extent permitted by applicable law and the corporate documents of Seller, provide to the directors and officers of Seller indemnification equivalent to that provided by or available under the Certificate of Incorporation and Bylaws of Seller or permissible to the fullest extent permitted under Delaware Corporate law with respect to acts or omissions occurring prior to the Closing, including without limitation the authorization of this Agreement and the transaction contemplated hereby, for a period of six years from the Closing Date, or in the case of claims made prior to the end of such six year period, until such claims are finally resolved. To the extent permitted by applicable law, Buyer shall advance expenses as incurred for legal counsel and otherwise in connection with the foregoing indemnification.

         11.      MISCELLANEOUS.

         (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure). At such time as Seller and Buyer have executed this Agreement, the Parties will make a joint public announcement concerning the transactions contemplated herein in a form and content to be agreed upon by Seller and Buyer. Thereafter, no Party will make any announcement concerning such transactions without the prior written approval of the other Party, which approval will not be unreasonably withheld or delayed nor required in the case of any legally compelled disclosure.

         (b) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

         (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         IF TO SELLER:              First Medical Group, Inc.
         ------------
                                    1055 Washington Boulevard
                                    Stamford, CT  06901
                                    Attention:  Lou Nemnom, Vice President

         COPY TO:          Patton Boggs LLP
                                    2550 M Street, N.W.
                                    Washington, DC  20037
                                    Attention:  John H. Vogel, Esq.

         IF TO BUYER:               AMCMC Acquisition Corp.

                                    1055 Washington Boulevard
                                    Stamford, CT  06901
                                    Attention:  Dennis A. Sokol


Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. Seller may consent to any such amendment at any time prior to the Closing with the prior authorization of their respective board of directors. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k) EXPENSES. Subject to Section5(c), each of Buyer and Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (l) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

The word "including" shall mean including without limitation.

         (m) INCORPORATION OF EXHIBITS, ANNEXES AND SCHEDULES. The Exhibits, Annexes and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (n) BULK TRANSFER LAWS. Buyer acknowledges that Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

AMCMC ACQUISITION CORP.

         /S/GEORGE ROUNTREE
-------------------------------------------
By:  George Rountree
Title:  President

FIRST MEDICAL GROUP, INC.

         /S/ ELIAS M. NEMNOM
-------------------------------------------
By:  Elias M. Nemnom
Title:  Vice President

DISCLOSURE SCHEDULE

SECTION 3(i)-INTELLECTUAL PROPERTY.

On October 29, 1999, the Company filed with the U.S. Patent Trademark office a trademark application for the use of the name American Medical Centers.

SECTION 3(j)-CONTRACTS.

1.   Note Agreement with American Multiprofile Clinic Inc. dated January 25,
     1999.

2. Severance and Release and Consulting Agreement with Vladimir Checklin and First Medical Group, Inc. and American Medical Centers Management Company, Ltd. dated January 1, 1999.

3. Employment Agreement between George D. Rountree and American Medical Centers Management Company, Ltd. and First Medical Group, Inc. dated April 15, 1999.

SECTION 3(k)-LITIGATION.

1. On September 16, 1998, The Lehigh Group, Inc., now known as First Medical Group, Inc. was sued along with other defendants in the United States District Court of Northern Ohio Western Division pursuant to the Comprehensive Environmental Response, Compensation and Liability Act. The plaintiffs have alleged that the Company is the successor-in-interest to the Hilfinger Corporation (a defunct subsidiary of the Company) and claim that the Hilfinger Corporation arranged for the disposal or treatment of waste chemicals at one or more sites. The Company disputes that it is such successor-in-interest. The plaintiffs are seeking damages, jointly and severally, against the defendants in excess of $25 million. The occurrence was alleged to have taken place during the period of 1950 through 1972. The Company has put several insurance carriers on notice of this matter, however no determination has been made regarding whether there is insurance coverage. The Company has retained counsel in Ohio to defend this claim.

         On or about January 7, 1999, the United States Environmental Protection Agency ("USEPA") forwarded a demand to the Company and the other defendants for payment of USEPA'S response costs at the various landfills in an aggregate amount of approximately $792,000. A tolling agreement was entered between USEPA and the Company, and other parties to toll the statute of limitations until August 1, 1999 to allow the parties to negotiate a settlement. The demand asserts that the liability of the Company is joint and several. To date, to the knowledge of the Company's counsel handling this matter, no court action has been instituted by USEPA against the Company with respect to this matter. The Company is currently discussing a proposed settlement with the plaintiffs. Accordingly, if this matter is adversely determined, it could have a material adverse effect on the Company's financial condition.

2. In 1998 a claim was asserted against the Company by former consultants to the Company alleging the Company's obligation to pay approximately $50,000 and provide further consulting contracts to the claimants. The

         Company and the claimants have reached an agreement in principal pursuant to which this claim will be withdrawn in exchange for the issuance to the claimants of 300,000 shares of the Company's common stock.

3. In 1998, a number of former employees of the Company and its affiliates presented claims against the Company in State Court, Miami, Florida, claiming in excess of $300,000 for vacation and sick pay, together with benefits and attorneys' fees. The Company has settled with the majority of the plaintiffs for approximately $30,000.

4. In December 1999, the Company was sued for a malpractice claim by a patient of American Medical Clinic Moscow Inc. The Company views that this claim is without merit and through its insurance company has retained counsel to defend this claim.

5. In January 2000, a claim was made against American Medical Centers Management Co. Ltd. by a former employee who seeks approximately $60,000 fees for breach of an employment contract.

6. In January 2000, a claim was made against First Medical Group, Inc. and American Medical Centers Management Co., Ltd. by a former employee who seeks $169,000 for breach of a severence and release and consulting agreement.

SECTION 3(l)-ENVIRONMENTAL, HEALTH AND SAFETY MATTERS.

None. (Refer to Section 3(k) 1. above).

SECTION 3(n)-BARTER RECEIVABLES OR OBLIGATIONS.

None.

Annex 2.1(a)

                             LIST OF ACQUIRED ASSETS

1. All of the issued and outstanding shares of common stock of American Medical Centers Management Company, Ltd., a British Virgin Islands company ("AMCMC"), which shares are, owned by First Medical Group International, Ltd. a wholly-owned subsidiary of Seller. AMCMC in turn owns all of the issued and outstanding shares of the following entities:

         (a)      American Medical Clinics Moscow, Inc. (Cayman).

                  - American Medical Clinics, Inc., a Russian joint venture
                    corporation, all of whose outstanding shares are owned by said Cayman corporation.

         (b)      American Medical Clinics - St. Petersburg Ltd. (BVI).

                  - American Medical Clinics - St. Petersburg Ltd., a Russian
                    joint venture corporation, all of whose outstanding shares are owned by said BVI corporation.

                  - American Medical Clinics - Kiev, a Ukranian joint venture corporation, all of whose outstanding shares are owned by said BVI corporation.

         (c)      American Medical Centers - Warsaw z.o.o. (Poland).

         (d)      American Medical Centers - Prague s.r.o. (Czechoslovakia).

         (e)      American Hospital of Moscow Management Company, Ltd. (BVI).

         (f)      American Multi-Profile Clinic, Inc. (Russia).

2. All of Seller's right, title and interest in and to any intellectual property relating to AMCMC and the Seller Subsidiaries, including, without limitation, Seller's pending applications for trademark of "American Medical Center", "AMC" and related logo design.

3. Insurance coverage carried as of the Closing Date by Seller with respect to all of the Acquired Assets and the Assumed Liabilities, as in effect on the Closing Date.

4. All of Seller's right, title and interest in and to the furniture and fixtures listed on Schedule 1 hereto.

Annex 2.3(a)

                               ASSUMED LIABILITIES

1. All liabilities of AMCMC reflected on the books of AMCMC as at the Closing.

2. All liabilities of Seller which are identified both in the first and third columns of the attached Schedule 1; provided, however, that the values of said liabilities to be assumed by Buyer will be as of the Closing Date.

3. All liability resulting or arising from the claims and/or litigation described in items 3-6 on the "Disclosure Schedule" to this Agreement.

FMG/AMCMC TRANSACTION
SCHEDULE OF LIABILITIES (EST)
12/31/99
(ASSUMES 1.0 MILLION SHARE WARRANT CONVERSION
IN EXCHANGE FOR ASSUMPTION OF $125,000 OF LIABILITIES)


                                                        Liabilities retained   Liabilities assumed
                                                                by FMG          in transaction           Total
                                                                ------           --------------          -----
                  FMG ACCRUED LIABILITIES
Audit accrual-1999                                           $   103,000          $        --         $   103,000
Lehigh tax                                                        20,541                                   20,541
US Income tax (1998)                                              59,000                                   59,000
Bruno settlement                                                  55,000                                   55,000
Environmental suit-reserve estimate                               75,000                   --              75,000
                                                             -----------          -----------         -----------
                                                                 312,541                   --             312,541

                   LEHIGH NOTES PAYABLE
Lehigh notes                                                                          390,000             390,000
Lehigh notes-accrued interest                                         --              544,384             544,384
                                                             -----------          -----------         -----------
                                                                      --              934,384             934,384

              FMG ACCOUNTS PAYABLE (12/31/99)
Arthur Andersen                                                                        48,000              48,000
American Stock                                                                          2,038               2,038
Broad & Cassel (Shapo firm)                                                            12,555              12,555
Cummings & Lockwood                                                                    16,877              16,877
McGrane & Nosich                                                                        8,888               8,888
NYC Dept of Tax (Lehigh)                                           4,267                                    4,267
Shapo                                                                                  22,186              22,186
Sheldon Ribotsky (1998 tax return)                                                      8,000               8,000
Vorys                                                             32,725                                   32,725
Zurick                                                            33,333                                   33,333
Patton Boggs                                                      35,789               35,000              70,789
AIG                                                                                    14,754              14,754
Equity Group                                                                            7,151               7,151
Fishman Hermann                                                                        12,221              12,221
SNET                                                                                   25,282              25,282
Other accounts payable                                                --               61,615              61,615
                                                             -----------          -----------         -----------
                                                                 106,114              274,567             380,681

         LIABILITIES RELATING TO DISCONTINUED OPS
Continucare                                                                           200,000             200,000
Employee liability                                                                    200,000             200,000
Pasternack                                                                            113,550             113,550
Sain & Carroll (Settlement of FMG stock-non cash)                 30,000                                   30,000
Gibbs                                                                                  10,000              10,000
Durham note receivable                                                --              (90,000)            (90,000)
                                                             -----------          -----------         -----------
                                                                  30,000              433,550             463,550

                SHAREHOLDERS NOTES PAYABLE                                                                     --
Notes Payable-AMC, Inc./Sokol                                                         500,000             500,000
Notes Payable-Equity Group                                                            100,000             100,000
Notes Payable-Zizza                                                                    30,000              30,000
Notes Payable-Gale                                                                     25,000              25,000
Notes Payable-Sokol                                              300,000                   --             300,000
Notes Payable-accrued interest (Sokol/AMC, Inc.)                   2,500               11,500              14,000
                                                             -----------          -----------         -----------
                                                                 302,500              666,500             969,000
                                                             -----------          -----------         -----------
                           TOTAL                             $   751,155          $ 2,309,001         $ 3,060,156


 ANNEX C
 -------
                                    SECURITIES AND EXCHANGE COMMISSION

                                           WASHINGTON, D.C. 20549

                                                  FORM 10-K

                               ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
                                  OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 1998                                        Commission File Number 001-00155

                           First Medical Group, Inc.

            (Exact name of Registrant as specified in its charter)

DELAWARE                                                                                                 13-1920670
--------                                                                                                 ----------
(STATE OR OTHER JURISDICTION OF                                                                    (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                                                                  IDENTIFICATION NO.)

1055 WASHINGTON BOULEVARD, STAMFORD, CT                                                                       06901
---------------------------------------                                                                       -----
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                                                 (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER INCLUDING AREA CODE (203) 327-0900

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS:                                                     NAME OF EACH EXCHANGE ON WHICH REGISTERED:
Common stock $.001 par value                                                                     OTC Bulletin Board

           Securities registered pursuant to Section 12(g) of the Act:

                                   None
-------------------------------------------------------------------------------
                             (Title of Class)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

YES X  NO
    --    ---

Indicate by check mark if disclosure of delinquent filers pursuant to item 405 of regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.

YES X  NO
    --    ---

Approximate aggregate market value of the voting stock held by "nonaffiliates" of the Registrant on March 20, 1999: $xxxx.

Number of shares of Common stock outstanding of the Registrant as of March 20, 1999: 9,567,292.

-------------
* Registrant's sole class of voting stock is its Common stock $.001 par value, which is listed on the OTC Bulletin Board. The determination of market value of such Common stock has been based solely on the closing price per share of such stock on the OTC Bulletin Board on the date indicated. In making this computation, all shares known to be owned by directors and executive officers of the Registrant and all shares known to be owned by person holding in excess of 5% of the Registrant's Common stock have been deemed held by "affiliates" of the Registrant. Nothing herein shall affect the right of the Registrant to deny that any such directors, executive officers or more than 5% stockholder is an "affiliate."

                                  PART I
                                  ------
ITEM 1.  BUSINESS

GENERAL

First Medical Group, Inc. ("FMG or the Company") owns and operates medical clinics in Eastern Europe. The Company previously conducted its operations in three divisions: (a) a physician practice management division which provides physician management services including the operation of clinic facilities and management services to medical groups, (b) an international division which manages medical centers in Eastern Europe and (c) an electrical supply distribution business for the construction industry. The Company was formed as a result of a merger between The Lehigh Group, Inc. ("Lehigh") and First Medical Corporation in July 1997. Subsequent to the merger, Lehigh changed its name to First Medical Group, Inc. FMG is incorporated in the State of Delaware.

The Company incurred substantial losses from operations relating to its physician practice management business ("managed care operations") in 1997 and through the first quarter of 1998. As a result, the Company adopted a formal plan to discontinue and dispose of its managed care operations. The decision to dispose of these operations was based upon the view of management that such operations would require substantial additional capital to sustain operating losses that would be continued to be incurred by the Company. The Florida managed care operation was sold in April 1998 and the Indiana and Texas managed care operations were sold in July 1998.

The Company also adopted a formal plan to divest its electrical supply business ("Hallmark"). The decision to dispose of Hallmark was based upon an assessment by management that the business did not meet the Company's operating strategy for development and expansion of its international healthcare operations.

For financial reporting purposes, the Company has reflected the managed care and electrical supply business as discontinued operations.

The Company believes that it is well-positioned to develop and expand its international business in existing as well as new markets.

The Company, through its management company, American Medical Centers Management Company, Ltd. ("AMC"), owns and operates outpatient and ancillary healthcare facilities modeled after the American healthcare system. AMC's healthcare facilities are currently structured as "A," "B," or "C" type facilities. The "C" type facility is a full service outpatient primary care center with those services provided as listed below, dependent upon both market and demand. The "B" type clinic is similar to a "C" model but with increased diagnostics, inpatient care facilities and between ten to fifteen overnight medical beds. The "A" type facility provides both inpatient and outpatient care with 50 to 300 medical beds. The company currently operates five "C" locations in Moscow, Russia; St. Petersburg, Russia; Kiev, Ukraine; Prague in the Czech Republic; and Warsaw, Poland. In addition three "B" facilities are under construction in those markets which are expected to be completed in the third quarter of 1999, and the company is in the process of opening one additional "C" facility in Middle Asia which is scheduled to open in the fourth quarter of 1999. Further, two "A" facilities are under construction in Moscow and Warsaw and are expected to be completed in the year 2001. Future plans call for additional upgrades of current facilities in Eastern Europe and Middle Asia, and expansion to the Middle East, Latin America, and The Pacific Basin. AMC clinics also supply Western-trained emergency physicians in remote sites in St. Petersburg and Warsaw.

The Company's services include but are not limited to: trauma and emergency care, general practice, family practice, full diagnostics, radiology, pharmacy, dentistry, pathology, psychiatry and most specialty groups such as cardiology, pediatrics, oncology, gynecology, orthopedics, and dermatology. The Company strives to deliver a comprehensive range of medical services to meet the specific needs of its clients in each of its unique markets. The Company employs American board certified doctors, nurses, and ancillary personnel. Nationals are also employed after being fully credentialed.

                                CUSTOMERS

Eighty percent of the company's client base is represented by two specific groups, expatriates and local employees of multinational corporations (to include management) and nationals (referred to as those persons or groups of local citizens that desire, appreciate and demand the American health care delivery system both in outpatient and inpatient care). Tourists, students, diplomats, and non-resident members that frequently travel to those markets represent the remainder of this client base. The patient mix changes based on season and market.

Revenues of the company are primarily derived from fee-for-service charges and annual non-refundable membership fees charged to corporations, families, and individuals. A variety of diverse membership plans are available and can be tailored to meet the unique needs of the corporate clients. Local nationals now account for fifteen to twenty-five percent of revenue, depending upon the healthcare facility's location.

Corporations are required to pay an annual membership fee, as well as advance deposits when requesting third party billing (insurance). Membership plans offer a wide range of benefits including 24-hour emergency access, monthly medical newsletters, special discounts on services, and reciprocal membership at all AMC locations. The Company also offers the patient benefit of insurance processing for members only. AMC corporate memberships include over five hundred international companies.

In 1998, in order to meet the changing needs of corporate clients and to provide to potential clients expanded access to American-style healthcare, AMC developed and implemented a variety of comprehensive managed care plans. These plans range from individual and family plans to corporate plans covering up to 2000 persons.

                                QUALITY ASSURANCE

The company believes that its affiliations with partner hospitals is a valuable asset. Since 1992, the company has been affiliated with Baylor College of Medicine in Houston, Texas ("Baylor"), to provide quality assurance, tele-medicine, consultation, and credentialing. Baylor also conducts the majority of the recruiting function for AMC medical personnel worldwide. In 1999, AMC, in conjunction with Baylor, has made application for acceptance by the International Joint commission, part of the American Hospital Joint accreditation commission and anticipates this process will take place over the coming year.

NEW DEVELOPMENTS

In 1998 AMC, in conjunction with Baylor College of Medicine and City of Moscow (Moscow Citi), signed an agreement for the development of New American Hospital of Moscow and the Baylor Medical School Annex. The Annex is scheduled to be completed and opened by August 1, 1999.

Also in 1998, the company signed a long-term lease with an option to buy the new American Medical Center "B" facility in Warsaw due to be completed by the third quarter of 1999.

On January 1, 1999 George Rountree, President and Chief Executive Officer of the American Hospital of Istanbul (Koc Foundation), the American Medical Center of Istanbul and the American Italian Hospital of Istanbul, joined the board of FMG. On April 15, 1999, Mr. Rountree will become Chief Executive Officer of AMC and President and Chief Operating Officer of the Company, in addition to his current responsibilities.

                                 MAJOR STRATEGY

The major strategy of AMC is to continue with its plan in developing new centers throughout Eastern Europe, Mid-Asia, Middle East, Latin America, and the Pacific Basin. The company believes that in order to support its plan it will be necessary to seek additional capital.

                                   COMPETITION

The company has relatively little competition in its current market area.

DISCONTINUED OPERATIONS.

In 1998 the company adopted a plan to discontinue and dispose of all of its non-core businesses and allow all assets to be deployed into the successful AMC operations. Consistent with that plan, the company sold the following businesses:

1. On April 1, 1998 the Company sold its Florida managed care businesses for a sale price of $6.75 million. Proceeds of the sale were used for the continued development of AMC, as well as to retire existing bank debt.

2. On April 17,1998 the Company sold its electrical supply business for consideration of $1.9 million.

3. On July 8, 1998 the Company sold its Indiana Managed care operations for consideration of cash and reduction of debt in the amount of $527,000.


4. On July 16, 1998 the Company sold its Texas managed care business for consideration of $90,000, in the form of a note payable bearing interest at 8% starting July 1999.

With these transactions, the Company has prepared, reorganized, and positioned itself to support the development and growth of AMC's worldwide operations.

SUBSIDIARIES

         The Company maintains the following subsidiaries:

         First Medical Corporation, a Delaware corporation

         First Medical Group International, Ltd. , a British Virgin Island corporation

         American Medical Centers Management Company, Ltd., a British Virgin Island corporation

         American Medical Clinics Moscow, Inc., a Cayman Island corporation

         American Medical Center-St. Petersburg Ltd. , a British Virgin Island corporation

         American Medical Centers Sp. z.o.o.,  a Poland corporation

         American Medical Centers s.r.o., a Czech Republic corporation

EMPLOYEES

         As of March 1, 1999, the Company had approximately 222 full-time employees.

         The Company complies with local contract requirements in the respective geographic locations of particular jobs with respect to wages, fringe benefits and working conditions.

Item 2. Properties

         FMG's principal executive office is located at 1055 Washington Boulevard, Stamford, Connecticut 06901, and its telephone number is
(203) 327-0900.

         FMG leases approximately 2,400 square feet in Stamford, Connecticut. Such lease is on a month-to-month term, at an annual rent of $51,000.

         FMG, through its various subsidiaries, currently leases one location in Poland with monthly rent of $2,400, two locations in Russia with monthly rents of $11,000 and $30,000, respectively, one location in the Czech Republic with a monthly rent of $4,500 and one location in the Ukraine with a monthly rent of $5,000.

         The Company believes that all of its facilities are adequate for the business in which it is engaged.

ITEM 3. LEGAL PROCEEDINGS

         FMG is involved in various legal proceedings incidental to its business, and in the opinion of the Company, no individual item of litigation or group of similar items of litigation, taking into account the insurance coverage available to FMG, is likely to have a material adverse effect on FMG's financial condition.

Item 4. Submission of Matters to a Vote of Security Holders.

Not applicable.

                                     PART II

Item 5. Market for the Registrant's Common Equity and Related Stockholder
Matters

         The Common stock is currently listed on the over-the-counter bulletin board ("OTCBB"). On March 31, 1999, there were approximately 70 holders of record of the Common stock (excluding shares held in "nominee" or "street" name).

         The following table reflects the range of the reported high and low closing prices of Common stock on the NYSE for the calendar quarters indicated. The information in the table and in the following paragraph has been adjusted to reflect retroactively all applicable stock splits and stock dividends but not the Reverse Split, except for the fourth quarter for the period commencing November 13, 1997 through December 31, 1997.

         The prices below reflect trading of the Common stock on the NYSE through November 12, 1997. Subsequent to the delisting of the Common stock from the NYSE, the prices below for the period from November 13, 1997 through the date hereof reflect trading of the Common stock on the OTCBB.

1997:

First Quarter                                   $     1/4             $   13/32
Second Quarter                                      14/32                   1/8
Third Quarter                                       15/32                  3/32
Fourth Quarter from October 1,
1997 through November 12, 1997                        1/4                   1/8
Fourth Quarter from November 13,
1997 through December 31, 1997                      4-1/4                 1-1/4

1998:

First Quarter                                   $       3             $   23/64
Second Quarter                                    1 19/64                 21/64
Third Quarter                                      1 1/32                  9/64
Fourth Quarter                                     1 3/16                   1/8

1999:

First Quarter                                   $   13/16             $     1/8


The Company did not pay any dividends in 1997 or 1998.

Item 6.  Selected Financial Data

FIRST MEDICAL GROUP, INC. & SUBSIDIARIES
Selected Financial Information
(in Thousands, Except For Per Share Data)

STATEMENT OF OPERATING DATA

                                                                Year Ended December 31,

                                        1994(1)(2)     1995(1)(2)      1996(1)(2)     1997(1)        1998(1)
                                        ----------     ----------      ----------     -------        -------
Revenue                                        -               -         $   6,660     $ 9,019       $ 10,947
Cost of revenues                                               -             5,370       7,134          9,260
                                        --------        --------       -----------    ---------     ----------
Gross profit                                   -               -             1,290       1,885          1,687

Operating expenses:
    Salaries and related benefits              -               -               391         700            905
    Other operating expenses                   -               -             1,532       1,256          1,247
    Impairment loss from
    intangibles                                -               -                 -       1,024              -
                                        --------        --------       ------------    --------     ----------
Total operating expenses                       -               -             1,923       2,980          2,152
                                        --------        --------       ------------    --------     ----------
Loss from operations                           -               -              (633)     (1,095)          (465)
Other expenses (income)                        -               -                55         198            167
                                        --------        --------       ------------    --------     ----------
Loss before income taxes and
  cumulative effect of accounting
  change                                       -              -               (688)     (1,293)          (632)
Income tax provision (benefit) (3)             -              -                  -         (63)          (473)
                                        --------        --------       ------------    --------     ----------
Net (loss) before discontinued

 operations and cumulative effect
 of accounting change                          -              -               (688)     (1,230)          (159)

Income (loss) from
  discontinued operations net of
  income tax provision of $518,000          $818          $(364)             1,011      (8,240)         2,008
Cumulative effect of change in
 accounting principle net of income
  tax benefit of $29,099                       -              -                  -           -           (940)
                                        --------        --------       ------------    --------     ----------
Net income (loss)                           $818          $(364)          $    323    $ (9,470)      $     909
                                        ========        ========       ============    ========     ==========
Net income (loss) per
share before income
(loss) from discontinued
operations and cumulative
effect of accounting principle                 -              -           $  (.07)       $(.13)        $ (.01)

Cumulative effect per share of
 change in accounting principle                                                                          (.10)

Income (loss) per
share from discontinued
operations                                  $.09          $(.04)              .11         (.90)           .21
                                        --------        --------       ------------    --------     ----------
Net income (loss)                           $.09          $(.04)        $     .04       $(1.03)       $   .10
                                        ========        ========       ============    ========     ==========

Pro forma fully diluted weighted
     average number of FMG shares
     currently outstanding (3)             9,021           9,021            9,021         9,202         9,496
Cash dividends as declared                $  117          $   38        $       -      $      -       $     -

BALANCE SHEET DATA

Working capital                           $  972          $  227        $   (899)      $ (3,487)      $ (3,305)
Total assets                                 972             227           2,335          5,143          4,992
Current liabilities                            -               -           1,257          6,196          4,966
Stockholders' equity                         972             227             703         (1,054)            26
Book value per share-fully diluted         $ .11          $  .03        $    .08       $   (.11)      $      -


-------------------
(1)      The financial statements of the Company for the years ended
         December 31, 1994, 1995, 1996, 1997 and 1998 have been
         reclassified to reflect the managed care and electrical supply business as discontinued operations for financial reporting purposes.

(2) The selected financial data for the years ended December 31,1994 and 1995 has been derived from the audited combined financial statements of MedExec, Inc. and subsidiaries; SPI Managed Care, Inc., and SPI Managed Care of Hillsborough County, Inc. (collectively, "MedExec"). The data for 1996 has been derived from the 1996 consolidated financial statements of FMC.

(3) The amount of FMC stock issued and outstanding has been adjusted to reflect the exchange of 10,000 shares for 11,276,750 shares of the Lehigh Group, plus the conversion of the Preferred Stock and the 1-for-30 reverse stock split.

         On July 9, 1997 at a Special Meeting (the "Special Meeting") of stockholders of the Lehigh Group, Inc. ("Lehigh"), the stockholders of Lehigh approved the merger (the "Merger") pursuant to the terms of the Agreement and Plan of Merger dated as of October 29,1996 (the "Merger Agreement") among Lehigh, First Medical Corporation ("FMC") and Lehigh Management Corp., a wholly-owned subsidiary of Lehigh ("Merger Sub"). On the same day, Merger Sub was merged with and into FMC and each outstanding share of common stock of FMC (the "FMC Common stock"), was exchanged for (i) 1,127.675 shares of Lehigh's Common stock, par value $.001 per share ("Lehigh Common stock"), and (ii) 103.7461 shares of Lehigh's Series A Convertible Preferred Stock, par value $.001 per share (the "Lehigh Preferred Stock"), each of which is convertible into 250 shares of Lehigh Common stock and has a like number of votes per share, voting together with the Lehigh Common stock.

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

In addition to historical information, this Management's Discussion and Analysis of Financial Condition and Results of Operations may include certain forward looking statements based on current management expectations. The Company's actual results could differ materially from those management expectations. Further description of the risks and uncertainties to the business are included in detail in Item 1 of this Form 10-K.

The following discussion should be read in conjunction with the consolidated financial statements, including the notes thereto, contained elsewhere in this 10-K.

The Company incurred substantial losses from operations relating to its physician practice management business ("managed care operations") in 1997 and through the first quarter of 1998. As a result, the Company adopted a formal plan to discontinue and dispose of its managed care operations. The decision to dispose of these operations was based upon the view of management that such operations would require substantial additional capital to sustain operating losses that would be continued to be incurred by the Company. The Florida managed care operation was sold in April 1998 and the Indiana and Texas managed care operations were sold in July 1998.

The Company also adopted a formal plan to divest its electrical supply business ("Hallmark"). The decision to dispose of Hallmark was based upon an assessment by management that the business did not meet the Company's operating strategy for development and expansion of its international healthcare operations.

RESULTS OF OPERATIONS - FMG

YEAR ENDED DECEMBER 31, 1998
COMPARED WITH YEAR ENDED
DECEMBER 31, 1997

         REVENUE. Revenue for the years ended December 31, 1998 and 1997 were $10.9 million and $ 9.0 million, an increase of $1.9 million or 21% due to the opening of two new clinics in Eastern Europe in late 1996 as well as increased patient visits. Total patient and dental visits in 1998 were 21,605 and 4,333, respectively, as compared to 18,805 and 3,246 in 1997, an increase of 14.9% and 33.5%, respectively.

         COST OF REVENUE. Cost of revenue for the years ended December 31, 1998 and 1997 were $9.3 million and $7.1 million, respectively. Cost of revenue as a percent of revenues were 85% and 79% for the year ended December 31, 1998 and 1997, respectively. The increase was related to increased staffing levels as a result of the increase in visits.

         OPERATING EXPENSES. Operating expenses for the years ended December 31, 1998 and 1997 were $2.2 million as compared to $3.0 million. Included in operating expenses in 1998 and 1997 was a write-off of $1.0 million relating to the Lehigh merger. As a percent of revenues, operating expenses, excluding this write-off of intangibles in 1997 were 20% and 22% in 1998 and 1997, respectively.

         The cumulative effect of a change in accounting principle of $940,454 relates to the write-off of start-up costs of the Warsaw operation pursuant to the Accounting Standards Executive Board Statement of Position 98-5.

         INCOME (LOSS) FROM DISCONTINUED OPERATIONS. Income from discontinued operations for the year ended December 31, 1998 was $2.0 million as compared to a loss of $8.4 million for the year ended December 31, 1997. In 1998, the Company recorded a gain on the sale of discontinued operations of $4.1 million.

         INCOME TAX BENEFIT. Income tax benefit for the year ended December 31, 1998 was $89,000 as compared to a tax benefit of $473,000 for the year ended December 31, 1997. During 1998, the Company recorded a deferred tax asset of $577,000 due to the likelihood that the deferred asset would be realized in the near future.

         NET INCOME (LOSS). Net income for the year ended December 31, 1998 was $909,000 as compared to a loss of $(9.5) million for the year ended December 31, 1997. The increase in net income relates to those factors noted above.


YEAR ENDED DECEMBER 31, 1997
COMPARED WITH YEAR ENDED
DECEMBER 31, 1996

         REVENUE. Total revenue of FMG for the twelve months ended December 31, 1997 and 1996 were $9.0 million and $6.7 million, respectively, an increase of $1.3 million, or 19%. The increase is attributable to the opening of two new clinics in Eastern Europe in late 1996 as well as increased patient visits.

         COST OF REVENUE. Cost of revenue for the years ended December 31, 1997 and 1996 were $7.1 million and $5.4 million, respectively. Cost of revenue as a percent of revenues for the years ended December 31, 1997 and 1996 were 79% and 81%, respectively. The increase relates to the increase in staff as well as the increase in the number of clinics.

         OPERATING EXPENSES. Operating expenses for the years ended December 31, 1997 and 1996 were $3.0 million and $1.9 million, respectively. Included in operating expenses for the year ended December 31, 1997 was a write-off of intangibles of $1.0 million. Included in operating expenses for the year ended December 31, 1996 were preopening and development costs of $829,000 relating to the two new clinics.

         INCOME (LOSS) FROM DISCONTINUED OPERATIONS. Loss from discontinued operations for the year ended December 31, 1997 was $(8.2) million as compared to income of $1.1 million for the year ended December 31, 1996.

         INCOME TAX. Income tax benefit for the year ended December 31, 1997 was $63,000.

         NET (LOSS) INCOME. Net loss for the twelve  months  ended
December 31, 1997 was $(9.5) million compared to net income of $.3 million for the same period in 1996. The decrease in net income relates to those factors noted above.

LIQUIDITY AND CAPITAL RESOURCES

         Cash and cash equivalents at December 31, 1998 was $909,000 as compared to $1,421,000 at December 31, 1997. During 1998, the Company divested its managed care and electrical supply operations. These divestitures resulted in a gain recorded on the sales of discontinued operations of $4.7 million. The proceeds from these sales were used to repay the existing bank loans ($3.6 million), repay Humana on certain outstanding obligations ($1.35 million), fund operating losses on discontinued operations and settlement of certain obligations with former employees and shareholders of the Company ($2.1 million).

         Cash and cash equivalents at December 31, 1997 was $1,421,000 as compared to $124,000 at December 31, 1996.

         Net cash provided by operating activities was $92,000 for the year ended December 31, 1998. Net cash used in investing activities was $6.6 million which related mainly to capital expenditures. Net cash provided by financing activities was $(2.9) million which related primarily to the repayment of the Company bank debt. Cash used in discontinued operations for the year ended December 31, 1998 was $(4.4) million.

         As of December 31, 1998, the Company had no outstanding lines of credit.

         The Company believes that cash flow from existing operations will be sufficient to satisfy its contemplated cash requirements through the first quarter of the Year 2000. The Company's long term capital requirements beyond 1998 will depend on many factors , including but not limited to, the rate at which the Company expands its business. To the extent that the funds generated from operations are insufficient to fund FMG's activities in the short or long term, FMG would need to raise additional funds through public or private financing. No assurance can be given that additional financing would be available or that , if available, it will be available on terms favorable to FMG.

         The Company is in default in the payment of interest (approximately $968,400 interest was past due as of December 31, 1998) on the $390,000 aggregate principal amount of its 13 1/25 Senior Subordinated Notes due May 15, 1998 ("13 1/2% Notes") and 14 7/8% Subordinated Debentures due October 15, 1995 ("14 7/8% Debentures") that remain outstanding and were not surrendered to the Company in connection with its financial restructuring consummated in 1991. The Company has been unable to locate the holders of the 13 1/2% Notes and 14 7/8% Debentures (with the exception of certain of the 14 7/8% Debentures, which were retired during 1996).

         The working capital of the company is a deficit of $3.3 million. Included in this deficit are notes payable and accrued interest of approximately $1.4 million which the company believes will ultimately not be paid. The company is currently reviewing the legal status of the matter to determine its obligation given that the note holders cannot be located.

YEAR 2000
---------

         The Company is aware of the issues related with computer systems that could be affected by the "Year 2000." The Year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year.

         The Company primarily uses general business applications that are licensed by the same vendor. It is expected that these applications will be year 2000 compliant. Should such systems not be 2000 year compliant, the Company believes that reasonable manual alternatives are available to produce such data. The Company believes that such cost to perform these tasks are not considered to be material.

         The Company is in the process of identifying those vendors that it relies on to supply diagnostic tests results relating to patient testing and to a small group of third-party payors. The Company intends to send inquires to these vendors and third party payors to ascertain compliance.

         Based upon the information currently available, the Company believes that its risk associated with problems arising from year 2000 issues is not significant. However, because of the many uncertainties associated with year 2000 issues, and because the Company's assessment is necessarily based upon information from third-party payors and suppliers, there can be no assurance that the Company's assessment is correct or as to the materiality or effect of any failure of such assessment to be correct. The Company will continue with its review process as described above and make modifications as deemed necessary under the circumstances.

EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

         During 1998, the Accounting Standards Executive Board issued the Statement of Position 98-5 ("the SOP"), Reporting on the Costs of Start-Up Activities. The SOP requires that costs of start-up activities and organization costs to be expensed as incurred. Prior to 1998, the Company incurred $940,454, net of income tax benefit of $29,099 as cost related to its start-up operations. The Company has reflected this amount in the consolidated statement of income for the year ended December 31, 1998 as a cumulative effect of a change in accounting principle as required by the SOP.

         In June 1997, the FASB issued SFAS No. 130 "Reporting Comprehensive Income." SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of financial statements. The Company's consolidated financial statements were required to include comprehensive income disclosures beginning with the first quarter of fiscal year 1998. Restatement of prior period information are to be made for comparative purposes. Effective January 1, 1998, the Company adopted this pronouncement. The Company believes that the adoption of this pronouncement did not have a material effect on the Company's results of operations or financial condition.

         In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," which changes the way public companies report information about operating segments. SFAS No. 131, which is based on the management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report entity-wide disclosures about products and services, major customers, and the material countries in which the entity holds assets and reports revenue. The Company has adopted SFAS No. 131 in fiscal year 1998. The Company believes that the adoption of SFAS No. 131 will not have a material effect on the Company's results of operations or financial condition.

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. The Company currently does not use derivatives and therefore believes that this new pronouncement will not have a material effect on its results of operations or financial condition.

IMPACT OF INFLATION

         Inflation has not had a significant impact on the Company's operations over the past three years.

IMPACT OF EUROPEAN ECONOMY

         Over recent years, Russia has undergone substantial political, economic and social change. As an emerging market, Russia does not possess a well-developed business infrastructure which generally exists in a more mature free market economy. As a result, operations carried out in Russia involve significant risks, which are not typically associated with those in developed markets. Instability in market reform could subject the Group or its investments to unpredictable changes in the basic business infrastructure under which they currently carry out their operations. Uncertainties regarding the political, economic, legal, tax or regulatory environment, including the potential for adverse changes in any of these factors, could significantly affect the Group's ability to operate commercially. It is not possible to estimate what changes may occur or the resulting effect of any such changes on the Company's financial condition or future results of operations.

         It is not clear what action the Russian government will take as a result of the current economic situation. Further, it is not possible to determine the future effect a continuation of the economic crisis may have on the Group's liquidity and earnings, including the effect on transactions with the Company's suppliers. While the ultimate outcome of this matter cannot presently be determined, management believes that this situation will not have a material adverse impact on the financial condition of the Company. As a result, the financial statements do not include any adjustments that may result from these uncertainties. Related effects, if any, will be reported in the financial statements as they become known and estimable.

Item 7A.  Quantitative and Qualitative Disclosures about Market Risk

         Incorporated by reference to Note 2(k) of the financial statements attached hereto.

Item 8.  Financial Statements and Supplementary Data

         See pages F-1 through F-16 and page S-1 of this Form 10-K, which are incorporated herein by reference.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The information regarding the dismissal of BDO Seidman, LLP ("BDO") as its certifying accountant in December 1998 and engagement of Arthur Anderson, LLP as its new certifying accountants is incorporated by reference to FMG's Form 8-K filed with the Securities and Exchange Commission on December 9, 1998.

                                    PART III

Item 10.  Directors and Executive Officers of the Registrant

         The table set forth below sets forth information with respect to the directors and executive officers of the Company. Dennis A. Sokol, Elliot H. Cole, Richard Berman and George Rountree are currently directors of the Company and will serve as directors until the next annual meeting of stockholders of the Company (or until their respective successors are duly elected and qualified or until their earlier death, resignation or removal).

DIRECTORS AND EXECUTIVE OFFICERS

NAME                                AGE                       CURRENT POSITION

Dennis A. Sokol                     53                        Chairman of the Board, Chief Executive
                                                              Officer and Director of the Company and
                                                              Chairman of the Board and Chief Executive
                                                              Officer of FMC
Elias M. Nemnom                     48                        Senior Vice President and Chief Financial
                                                              Officer of the Company
Elliot H. Cole                      65                        Vice Chairman of the Board and Director
                                                              of the Company
Richard Berman                      53                        Director of the Company
George Rountree                     62                        Director of the Company

         Mr. Sokol has been a Director and Chairman of the Board and Chief Executive Officer of the Company since the Merger, which was consummated on July 9, 1997. Mr. Sokol has served as the Chairman of the Board and Chief Executive Officer of FMC since its formation in January 1996. Prior to the formation of FMC, Mr. Sokol was Chairman of AMC, Inc. Prior to January 1995, Mr. Sokol served as the Chairman of the Board and Chief Executive Officer of Hospital Corporation International, Plc., the former international division of Hospital Corporation of America, Inc., which entity owned and operated hospitals and primary care facilities in the United Kingdom, Central and Eastern Europe, the Middle East and Pacific Rim, and American Medical Clinics, Ltd. In all, Mr. Sokol has over thirty years experience in the medical services industry.

         Mr. Nemnom has been the Chief Financial Officer of the Company since December 1998. He had previously been the Chief Financial Officer of FMC from May 1996 until the merger in July 1997. Prior to joining FMC, from March 1995 to April 1996, Mr. Nemnom served as the Chief Financial Officer of MedE America Corporation, an electronic data interchange company. From December 1985 to January 1995, Mr. Nemnom served as the Chief Financial Officer of Medserv Corporation. Before joining Medserv, Mr. Nemnom was a Senior Manager at Deloitte & Touche for over ten years specializing in the healthcare industry. Mr. Nemnom is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants and the Healthcare Financial Management Association.

         Mr. Cole has been a Director of the Company since July 1997 and has served as the Co-Vice Chairman of FMC's Board of Directors since its formation in January 1996. Mr. Cole is a senior partner in the law firm of Patton Boggs LLP, Washington, D.C., a firm of approximately 250 lawyers.
 Mr. Cole has practiced corporation law and has been engaged in Federal matters for more than thirty-five years. Mr. Cole has served as a trustee of Boston University since 1977 as well as being a member of numerous corporate and not-for-profit boards.

         Mr. Berman has been a Director of the Company since August 1997. Since 1995, Mr. Berman has been the President of Manhattanville College. From 1991 to 1994 he was employed by Howe-Lewis International, initially as President of North America division and subsequently as President and Chief Executive Officer. He also is a director of HCIA, Inc., Health Insurance Plan of Greater New York and the Independent College Fund and a member of the Special Advisory Panel on Empire Blue Cross/Blue Shield and the New York State Council on Health Care. He has served on the Board of Directors for Lillian Vernon since 1997.

         Mr. Rountree has been a Director of the Company since December 1998. Mr. Rountree has been Chief Executive Officer of American Hospital of Istanbul since 1991 and prior to that he was Chief Operating Officer. From 1987 to 1990, Mr. Rountree was Project Manager of the International
Hospital in Istanbul, Turkey and President of Multi-Care Health Corporation and Quadrus International from 1979 to 1990. Prior to 1979 Mr. Rountree was an Administrator at the Methodist Hospital in Houston, Texas. Mr. Rountree is a fellow of the American College of Healthcare Executives.

         All directors will serve until the annual meeting of stockholders of the Company and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. Officers are elected annually by the Board of Directors and serve at the discretion thereof.

Item 11.  Executive Compensation

         The following table sets forth a summary of compensation awarded to, earned by or paid to the Chief Executive Officer and the other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 ("Named Executive Officers") for services rendered in all capacities to the Company during each of the years ended December 31, 1998, 1997 and 1996:

                           Summary Compensation Table

                                     Annual Compensation                                    Long Term
                                -------------------------------                        Compensation Awards
                                                                                       Securities Underlying
                                                                      Other Annual     Options (Number of        All Other
Name and Principal Position     Year       Salary         Bonus      Compensation (1)         Shares)           Compensation
---------------------------     ----       ------         -----      ----------------   --------------------    ------------
Dennis Sokol (3)                1998      $300,000          0               0                 500,000             $47,781(2)
                                1997      $296,800          0               0                    0                $57,980(2)
                                1996      $267,200          0               0                    0                $29,790(2)

Robert Bruno (4)                1998      $120,000          0               0                    0                $ 8,400(5)
                                1997      $120,000          0               0                    0                $ 7,200(5)
                                1996      $120,000          0               0                    0                $ 7,200(5)

------------------------------
(1) As to each individual named, the aggregate amount of personal benefits not included in the Summary Compensation Table does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.
(2) Represents premiums paid by the Company with respect to term life insurance for the benefit of the Named Executive Officer or the Company, health insurance benefits and auto allowance.
(3) During 1998, 1997 and 1996, Mr. Sokol was employed by FMC as a result of the reorganization among MedExec Inc., American Medical Clinics, Inc. and FMC.
(4) Mr. Bruno became employed with the Company in 1983. As of October 1, 1998, Mr. Bruno was no longer employed by the Company.
(5)      Represents auto allowance paid by Company to the Named Executive
         Officer.

COMPENSATION OF DIRECTORS

         Executive directors receive no compensation; however, each non-executive director is entitled to receive annually shares of Common stock with a fair market value of $10,000. During 1998, the non-executive directors each received 10,000 shares of the Company's Common stock.

OPTIONS

         In 1998 525,000 options were granted to the executive officers of the Company named in the Summary Compensation Table or to other employees of the Company. Additionally, non-executive officer directors were granted on aggregate 425,000 stock options in 1998. In July 1997, the Board of Directors established a Stock Option Plan (the "Stock Option Plan") and the Incentive Compensation Plan (the "Incentive Compensation Plan").

                                                                                                 Potential Realizable
                                                                                                        Value
                                                                                                At Assumed Annualized
                                                                                                 Rates of Stock Price
                                                                                                   Appreciation for
                                                  Individual Grants                                 Option Term(1)
                         --------------------------------------------------------------------  ----------------------
                                                   % of Total
                                                     Options
                                     Number of     Granted to      Exercisable
                         Date of      Options     Employees in      Price Per     Expiration
         Name            Grant(2)     Granted      Fiscal Year        Share          Date          5%           10%
         ----            --------     -------      -----------        -----          ----          --           ---
Dennis J. Sokol          12/17/98     500,000          95%           $0.120        12/31/02


(1) "Potential Realized Value" is disclosed in response to the SEC's rules which require such disclosure for illustration purposes and is based on the difference between the potential market value of shares issuable upon exercise of such options and the exercise price of such options. The values disclosed are not intended to be, and should not be interpreted by stockholders as, representations or projections of future value of the Common stock or of the stock price.

         No options were exercised by the executive officers of the Company named in the Summary Compensation Table during the fiscal year ended December 31, 1998. The following table sets forth the number and dollar value of options held by such persons on December 31, 1998, none of which were "in the money" at December 31, 1998.

AGGREGATED OPTION EXERCISES IN
1998 AND YEAR-END OPTIONS

Number of Unexercised Options and Warrants at
Year-End
---------------------------------------------

NAME                       EXERCISABLE               UNEXERCISABLE
----                       -----------               -------------
Dennis Sokol                 500,000                       --

Robert Bruno                   8,333                       --

THE STOCK OPTION PLAN

         The purpose of the Stock Option Plan is to advance the Company's interests by providing additional incentive to attract and retain in the employ of the Company and its subsidiaries, qualified and competent persons to provide management services, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries. The Stock Option Plan provides for the grant of incentive stock options and nonqualified stock options within the meaning of
Section 422 of the Internal revenue Code of 1986, as amended (the "Code"), as well as stock appreciation rights ("Rights") with respect to stock options and restricted stock ("Restricted Stock") awards.

         The Stock Option Plan, which is administered by the Compensation Committee of the Board of Directors of the Company (but can also be administered directly by the Board of Directors), currently authorizes the issuance of a maximum of 500,000 shares of Common stock (on a post Reverse Split basis), which may be newly issued shares or previously issued shares held by any subsidiary of the Company. If any award under the Stock Option Plan terminates, expires unexercised or is cancelled, the shares of Common stock that would otherwise have been issuable pursuant thereto will be available for issuance pursuant to the grant of new awards.

         The purchase price of each share of Common stock purchasable under an incentive option granted under the Stock Option Plan is to be determined by the Compensation Committee at the time of grant, but is to not be less than 100% of the fair market value of a share of Common stock on the date the option is granted; PROVIDED, HOWEVER, that with respect to an optionee who, at the time such incentive option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries, the purchase price per share is to be at least 110% of the fair market value per share on the date of grant. The term of each option is to be fixed by the Compensation Committee, but no option is to be exercisable more than five years after the date such option is granted.

         The aggregate fair market value, determined as of the date the incentive option is granted, of shares of Common stock for which incentive options are exercisable for the first time to any optionee during any calendar year under the Stock Option Plan (and/or any other stock options plans of the Company or any of its subsidiaries) shall not exceed $100,000. The aggregate number of shares of Common stock subject to options granted under the Stock Option Plan granted during any calendar year to any one director is not to exceed that number of shares as equals ten percent of the outstanding shares of the Company for which options may be granted under the Stock Option Plan.

         The Compensation Committee shall have the authority to grant Rights with respect to all or some of the shares of Common stock covered by any option, which Rights may be granted together with or subsequent to the grant of the option. Rights entitle the holder to cash equal to the difference between an Offer Price Per Share (as defined in the Stock Option Plan) and the exercise price of the related option if shares of Common stock representing 20 percent or more of the aggregate votes of the Common stock voting together as a single class. If a Right is exercised, the related Option is terminated, and if an option terminates or is exercised, the corresponding Right terminates.

         In addition, the Compensation Committee shall have the authority to award Restricted Stock which entitles the recipient to acquire, at no cost or for a purchase price determined by the Compensation Committee, shares of Common stock subject to such restrictions and conditions as the Compensation Committee may determine at the time of grant. Conditions may be based on continuing employment and/or achievement of pre-established performance goals and objectives. A recipient of Restricted Stock shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such other conditions contained in the written instrument evidencing the Restricted Stock. However, generally Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, and, generally, upon the termination of the recipient's employment with the Company, the Company shall have the right, at the discretion of the Compensation Committee, to repurchase such Restricted Stock at its purchase price. Nonetheless, once the pre-established performance goals, objectives and other conditions have been attained, such shares of Restricted Stock shall no longer be Restricted Stock and shall be deemed "vested" and will be freely transferable.

         The Board of Directors may amend, suspend or terminate the Stock Option Plan, except that no amendment may be adopted that would impair the rights of any optionee without his consent. Further, no amendment may be adopted which, without the approval of the stockholders of the Company, would (i) materially increase the number of shares issuable under the Stock Option Plan, except as provided in itself, (ii) materially increase the benefits accruing to optionees under the Stock Option Plan, (iii) materially modify the eligibility requirements for participation in the Stock Option Plan, (iv) decrease the exercise price of an incentive option to less than 100% of the fair market value per share of Common stock on the date of grant or the exercise price of a nonqualified option to less than 80% of the fair market value per share of Common stock on the date of grant, or (v) extend the term of any option beyond that provided for in the Stock Option Plan.

         The Compensation Committee may amend the terms of any option previously granted, prospectively or retroactively, but no such amendment may impair the rights of any option without his consent. The Compensation Committee may also substitute new options for previously granted options, including options granted under other plans applicable to the participant and previously granted options having higher option prices, upon such terms as it may deem appropriate.

         The number of shares of Common stock available under the Stock Option Plan and the terms of any option or other award granted thereunder are subject to adjustment in the event of a merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the shares of Common stock, if the Compensation Committee determines that such event equitably requires such an adjustment.

         As of March 1, 1999, there were no options outstanding under the Stock Option Plan and no Restricted Stock had been awarded.

INCENTIVE COMPENSATION PLAN

         The purpose of the Incentive Compensation Plan is to advance the Company's interests by providing additional incentives to those key employees of the Company who contribute the most to the growth and profitability of the Company and to encourage such key employees to continue as employees by making their compensation competitive with compensation opportunities in competing businesses and industries.

         The Incentive Compensation Plan, which is administered by the Compensation Committee of the Board of Directors (but can also be administered directly by the Board of Directors), authorizes the Compensation Committee to determine by March 15 of each year which key employees will be eligible in such year for incentive compensation pursuant to the Incentive Compensation Plan (the "Participants") and to establish targets for such fiscal year for the Company's earnings per share. If the targets are achieved then each Participant will receive (i) a cash bonus equal to 10% of his base salary for such year, (ii) an amount of Common stock (the "Stock Bonus") determined by dividing 30% of his base salary by (50%) of the average of the high and low closing prices for the Common stock during such year (or, if lower, 50% of the closing sales price on the last trading day of such year), and (iii) a cash payment sufficient to satisfy such participant's income tax liability with respect to his Stock Bonus. There is no maximum number of shares of Common stock, which may be awarded under the Incentive Compensation Plan.

         The Compensation Committee may amend the Incentive Compensation Plan, except that no amendment may be adopted that would impair the rights of any Participant with respect to the year in which such amendment had been adopted.

         The Plan shall terminate on December 31, 2002 except for the delivery of shares of Common stock and/or cash due to Participants with respect to such year.

         If, prior to the end of any Fiscal Year, a Participant's employment terminates on account of (i) death, (ii) retirement, (iii) total and permanent disability, or (iv) the Company's termination of the Participant without cause, the Participant will nonetheless remain eligible to receive amounts under the Incentive Compensation Plan for such year if the Participant shall have been an active, full-time employee for a period of at least two years preceding such termination. In all other cases, the Participant will be ineligible.

         As of December 31, 1998, no bonuses or stock have been awarded under the Incentive Compensation Plan.

Item 12.  Security Ownership of Certain Beneficial Owners and Management.

         The following table sets forth information on March 12, 1999 (except as otherwise noted below) with respect to each person (including any "group", as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) known to the Company to be the beneficial owner of more than 5% of the Common stock of the Company.

         Name of Address                    Amount and Nature of                Percent
         of Beneficial Owner                Beneficial Ownership (1)            of CLASS
         -------------------                ------------------------            --------
General De Sante                                         2,047,860               21.40%
International PLC
4 Cornwall Terrace
London, NW 1 4QP
England

SAJH Partners                                        1,595,021(2)                16.67%
1055 Washington Bvld.
Stamford, CT  06901

Dennis A. Sokol                                        982,644 (3)               10.27%
1055 Washington Blvd.
Stamford, CT  06901

------------------------
(4) Except as otherwise indicated, each of the person listed above has sole voting and investment power with respect to all shares shown in the table as beneficially owned by such person.
(5) Dennis Sokol is the Managing Partner of SAJH Partners and has a 1% partnership interest in the partnership and consequently could be deemed under Rule 13D-3 of the Exchange Act to have beneficial ownership of such shares. Mr. Sokol disclaims ownership of all such shares other than as a result of his 1% partnership interest.
(6) Includes 500,000 options to purchase shares of Common stock of the Company which are immediately exercisable.

SECURITY OWNERSHIP OF MANAGEMENT

The following table indicates the number of shares of Common stock beneficially owned on March 12, 1999 by (i) each director of the Company, (ii) each of the executive officers named in the Summary Compensation Table set forth above and
(iii) all directors and executive officers of the Company as a group.

Amount and Nature of
Name of Beneficial Owner            Beneficial Ownership (1)           Percent of Class
------------------------            ------------------------           ----------------
Dennis A. Sokol (2)                           982,644                          10.27%
Elliot H. Cole (3)                            531,165                           5.55%
Richard Berman (4)                             60,000                            *
Robert A. Bruno (5)                            10,423                            *
All executive officers
and directors as a group (6)
(6 persons)                                 1,615,482                          16.89%

-------------------------
*     Less than 1%

(5) Except as otherwise indicated, each person listed above has sole voting and investment power with respect to all shares shown in the table.
(6) See notes 2 and 3 of the table under the caption "Security Ownership of Certain Beneficial Owners" above.
(7) Includes 200,000 options to purchase shares of Common stock of the Company which are immediately exercisable.
(8) Includes 50,000 options to purchase shares of Common stock of the Company which are immediately exercisable.
(9)   As of October 1, 1998, Mr. Bruno was no longer employed by the Company.
(10) Includes 25,000 and 6,250 options to purchase shares of Common stock of the Company which are immediately exercisable and held by Messrs. Nemnom and Rountree, respectively.

Item 13.  Certain Relationships and Related Transactions

         FMC and Dennis A. Sokol, the Chairman of the Board, Chief Executive Officer and Director of the Company and Chairman of the Board and Chief Executive Officer of FMC, have an oral agreement whereby FMC has agreed to pay Mr. Sokol an annual salary of $300,000 per year for his services as FMC's Chairman of the Board and Chief Executive Officer. In addition, at the discretion of the Compensation Committee of the Board of FMC, Mr. Sokol may be awarded an annual bonus. Mr. Sokol is also a shareholder of American Medical Clinics, which is a plaintiff in the following lawsuit:

HOSPITAL CORPORATION INTERNATIONAL, LTD. AND AMERICAN MEDICAL CENTERS, INC. VS. PEPSICO INC., Case Number 94CVS 888 Superior Court, Craven County, North Carolina

         On January 1, 1996, American Medical Clinics, Inc. ("AMC, Inc.") shareholders and MedExec shareholders entered into a Reorganization Agreement to form First Medical Corporation ("FMC"). As part of the Agreement, the AMC, Inc. shareholders did not assign its interest to include any recovery from the Litigation other than as stated below.

         In this lawsuit instituted by Hospital Corporation International, Ltd. and American Medical Centers Inc. against Pepsico Inc., and certain other parties about which AMC, Inc. has fully informed the FMC (the "Litigation"), FMC agreed to pay the ongoing legal fees and other expenses connected with the Litigation. If the Litigation is settled or otherwise brought to a successful conclusion, the proceeds of such settlement or other successful conclusion of the Litigation (the "Proceeds") will be shared as follows: (a) AMC, Inc. and FMC will first be reimbursed in full for their respective legal fees and expenses incurred in connection with the Litigation (the "Fees") or a pro rata share of the Fees incurred by each of them if the Proceeds are insufficient to reimburse AMC, Inc. and FMC for the Fees in full; and (b) the balance of the Proceeds will be shared on a proportionate basis between FMC and the former shareholders of AMC, Inc. The portion to be paid to FMC shall be a fraction, the numerator of which will be the amount of the Fees paid by FMC and the denominator of which will be the net Proceeds remaining after the reimbursement of the fees pursuant to subparagraph (a) above. The former shareholders of AMC, Inc. will receive the balance of the Proceeds.

         The Company and Elliot H. Cole, the Vice Chairman of the Board and Director of the Company, have an oral agreement whereby the Company has agreed to pay Mr. Cole a consulting fee of $60,000 per year for his services as the Company's Vice Chairman of the Board. Mr. Cole is a member of the law firm Patton Boggs, LLP which renders legal services to the Company and is representing the Plaintiff in the aforementioned Litigation discussed in this
Item 13.

         On April 17, 1998, the Company sold Hallmark which was a wholly-owned subsidiary of the Company to a certain member of management of the Company and certain members of management of Hallmark for a total sales price of $1.9 million. The purchase price of $1.9 million represented a cash payment of $750,000 and the assumption of $1.15 million of liabilities and a covenant not to compete by the member of management of the Company.

         Pursuant to a reorganization agreement, effective July 1, 1998, the American Medical Clinics Management Company, Ltd., a wholly-owned subsidiary of First Medical Group International, Ltd., which in turn is a wholly-owned subsidiary of the Company, acquired the stock of American Medical Clinics Moscow, Inc. and American Medical Clinics-St. Petersburg Ltd. ("AMC-CIS"). The shareholders of AMC-CIS are shareholders of the Company. The total consideration was approximately $1.3 million and represents accounts payable to AMCMC by AMC-CIS. Prior to the reorganization agreement, AMCMC had a management service agreement whereby AMC-CIS would provide medical services to AMCMC customers.

                                     PART IV

Item 14.  Exhibits, Financial Statement Schedules and Reports on Form 8-K

     a.  (1)      FINANCIAL STATEMENTS                                                  PAGE
                  The following financial statements are Included in Part II,
                  Item 8 of this Annual Report on Form 10-K:

                  The First Medical Group, Inc. ("FMG")
                  Report of Independent Public
                  Accountants as of December 31, 1998, 1997 and 1996                    F-1

                  Consolidated Balance Sheet, December
                  31, 1998 and 1997                                                     F-2

                  Consolidated Statement of Operations,
                  Years Ended December 31, 1998, 1997 and 1996                          F-3

                  Consolidated Statement of Changes in
                  Shareholders' Equity (Deficit), Years
                  Ended December 31, 1998, 1997 and 1996                                F-4

                  Consolidated Statement of Cash Flows,
                  Years Ended December 31, 1998, 1997 and 1996                          F-5

                  Notes to Consolidated Financial
                  Statements for Years Ended December 31, 1998, 1997 and 1996           F-6 - F-16



     a.  (2)      SCHEDULE

                  The following schedule for the Years Ended December 31, 1998 and 1997 are submitted herewith:

                  Schedule II - Valuation and Qualifying
                  Accounts                                                              S-1

                  All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

     a.  (3)      EXHIBITS
                  The Exhibits to this Annual Report on Form 10-K are listed in the Exhibit Index annexed hereto and incorporated by
                  reference.

         (b)      REPORTS ON FORM 8-K
                  There was no Form 8-K filed during the last quarter covered by this report.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               First Medical Group, Inc.


                                               By:  /S/ DENNIS A. SOKOL
                                                    -----------------------
                                                    Dennis A. Sokol
                                                    Chairman

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/S/ DENNIS A. SOKOL                         Chairman of the Board of Directors,         April 23, 1999
-------------------                         President and Chief Executive Officer
Dennis A. Sokol

/S/ ELIAS M. NEMNOM                         Senior Vice President and                   April 23, 1999
-------------------                         Chief Financial Officer
Elias M. Nemnom

/S/ ELLIOT H. COLE                          Director and Vice Chairman                  April 23, 1999
------------------                          of the Board
Elliot H. Cole

/S/ RICHARD BERMAN                          Director                                    April 23, 1999
------------------
Richard Berman

/S/ GEORGE ROUNTREE                         Director                                    April 23, 1999
-------------------
George Rountree

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
First Medical Group, Inc.:

We have audited the accompanying consolidated statements of income, stockholders' equity, and cash flows of First Medical Group, Inc. (formerly known as First Medical Corporation) for the year ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of First Medical Group, Inc. (formerly known as First Medical Corporation) for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                /s/ KPMG LLP

Miami, Florida
March 25, 1997, except as to
   Note 2(i) which is as of
   November 12, 1997

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

First Medical Group, Inc.
Stamford, Connecticut

We have audited the accompanying consolidated balance sheet of First Medical Group, Inc. as of December 31, 1997, and the related consolidated statements of operations, shareholder's deficit and cash flows for the year then ended. We have also audited the schedule listed in the accompanying index for the same period. These financial statements have been restated to reflect the discontinued operations described in Note 3. These financial statements and schedule are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedule. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Medical Group, Inc., at December 31, 1997, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. Also in our opinion, the schedule presents fairly, in all material respects, the information set forth therein for the year ended December 31, 1997.

New York, New York

                              /s/ BDO Seidman, LLP

March 27, 1998, except for Note 3
   which is as of July 16, 1998

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of First Medical Group, Inc.:

We have audited the accompanying consolidated balance sheet of First Medical Group, Inc. and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, shareholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Medical Group, Inc. and subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

As explained in Note 2 to the consolidated financial statements, effective January 1, 1998, the Company changed its method of accounting for organization cost in accordance with Statement of Position 98-5, REPORTING ON THE COSTS OF START-UP ACTIVITIES.

/s/ ARTHUR ANDERSEN LLP

New York, New York
April 9, 1999

                  FIRST MEDICAL GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                    ASSETS

                                                                                DECEMBER 31,         DECEMBER 31,
                                                                                    1998                 1997
                                                                                -------------      ---------------
Current assets:

  Cash and cash equivalents                                                      $   909,064          $1,421,250
  Accounts receivable, net of allowance for doubtful accounts of
     $53,696 and $877 at December 31, 1998 and 1997, respectively                    470,458              98,332
  Inventories                                                                        116,984                   -
  Due from related parties                                                                 -           1,139,760
  Prepaid expenses and other current assets                                          163,996              50,406
                                                                                ------------        ------------

    Total current assets                                                           1,660,502           2,709,748


Property and equipment, net                                                          603,433             170,281
Deferred tax asset                                                                   577,000                   -
Intangible assets, net                                                             2,079,369           2,014,170
Other assets                                                                          71,487             248,385
                                                                                ------------        ------------

                                                                                $  4,991,791        $  5,142,584
                                                                                ------------        ------------
                                                                                ------------        ------------


                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:

  Accounts payable                                                             $     852,237        $    278,497
  Accrued expenses                                                                 1,085,402             383,172
  Deferred revenue                                                                   689,404             731,372
  Notes payable to banks and others                                                1,358,444           3,998,733
  Net liabilities of discontinued operations                                         980,750             804,531
                                                                                ------------        ------------
    Total current liabilities                                                      4,966,237           6,196,305


Commitments and contingencies

Shareholders' equity (deficit):

  Capital stock, par value $.001; authorized shares 100,000,000; shares issued
     9,567,292 and 9,397,292 at December 31, 1998
     and 1997, respectively                                                            9,567               9,397
  Additional paid-in capital                                                       8,253,318           8,083,488
  Accumulated deficit                                                             (8,237,331)         (9,146,606)
                                                                                ------------        ------------
    Total shareholders' equity (deficit)                                              25,554          (1,053,721)
                                                                                ------------        ------------
                                                                                $  4,991,791          $5,142,584
                                                                                ------------        ------------
                                                                                ------------        ------------


             The accompanying notes are an integral part of these
                        consolidated balance sheets.

                   FIRST MEDICAL GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                            YEARS ENDED DECEMBER 31,
                                                                 1998                1997                1996
                                                                 ----                ----                ----
Revenues                                                    $  10,947,463       $   9,019,156      $   6,660,210
Cost of revenues                                                9,260,360           7,134,408          5,370,624
                                                            -------------       -------------      -------------
     Gross profit                                               1,687,103           1,884,748          1,289,586

Operating expenses:

   Salaries and related benefits                                  904,685             700,220            390,403
   General and administrative                                   1,019,597           1,040,582          1,397,970
   Impairment loss on intangibles                                       -           1,024,337                  -
   Depreciation and amortization                                  226,992             215,338            133,877
                                                            -------------       -------------      -------------
     Loss from operations                                        (464,171)         (1,095,729)          (632,664)

Interest expense, net                                            (167,170)           (196,887)           (55,523)
                                                            -------------       -------------      -------------

     Loss before (benefit) for income taxes                      (631,341)         (1,292,616)          (688,187)
Income tax benefit                                               (473,000)            (62,736)                 -
                                                            --------------      -------------      -------------
     Loss from continuing operations before discontinued
        operations and cumulative effect of change in
        accounting principle                                     (158,341)         (1,229,880)          (688,187)

Discontinued operations:

Income (loss) from operations of discontinued managed care
and electrical supply division                                 (2,129,943)         (8,240,438)         1,011,899
Gain on disposal of managed care and electrical
  supply division                                               4,138,013                   -                  -
                                                            --------------      -------------      -------------
Income (loss) from discontinued operations, net of
  taxes of $518,000 in 1998                                     2,008,070          (8,240,438)         1,011,899

Cumulative effect of change in accounting principle,
   net of tax benefit of $29,099                                 (940,454)                  -                  -
                                                            --------------      -------------      -------------

   Net income (loss)                                        $     909,275       $  (9,470,318)     $     323,712
                                                            --------------      -------------      -------------
                                                            --------------      -------------      -------------


Income (loss) per share - basic and diluted
   Loss from continuing operations                          $        (.01)      $        (.13)     $        (.07)
   Cumulative effect of change in accounting principle               (.10)                  -                  -
   Net income (loss) from discontinued operations                     .21                (.90)               .11
                                                            -------------       -------------      -------------
   Net income (loss)                                        $         .10       $       (1.03)     $         .04
                                                            -------------       -------------      -------------
                                                            -------------       -------------      -------------

Weighted average number of common shares outstanding -
   basic and diluted                                            9,495,566           9,202,117          9,021,400
                                                            -------------       -------------      -------------
                                                            -------------       -------------      -------------




                   The accompanying notes are an integral part of these consolidated financial statements.

                   FIRST MEDICAL GROUP, INC. AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF changes IN shareholders' equity (deficit)
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996


                                                                                                 Retained
                                                                                                 Earnings
                                                Number                        Additional        Accumulated    Total Shareholder
                                               OF SHARES     Common stock  PAID-IN CAPITAL       (DEFICIT)      EQUITY (DEFICIT)
                                            ---------------  ------------  ----------------   -------------    -----------------
Balance, December 31, 1995                         1,500      $  1,500      $      1,200         $  224,595          $  227,295
FMC corporate transaction                          8,500        (1,400)          225,995           (224,595)                 --
Capital contribution to AMCD                          --            --           152,490                 --             152,490
Net income                                            --            --                --            323,712             323,712
                                            ---------------  ------------  ----------------   -------------    -----------------
Balance, December 31, 1996                        10,000           100           379,685            323,712             703,497
Merger with Lehigh (recapitalization)          9,387,292         9,297         2,538,803                 --           2,548,100
Capital contribution from GDS                         --            --         5,000,000                 --           5,000,000
Capital contribution to AMCD                          --            --           165,000                 --             165,000
Net loss                                              --            --                --         (9,470,318)         (9,470,318)
                                            ---------------  ------------  ----------------   -------------    -----------------
Balance, December 31, 1997                     9,397,292         9,397         8,083,488         (9,146,606)         (1,053,721)
Issuance of common stock                         170,000           170           169,830                 --             170,000
Net income                                            --            --               --             909,275             909,275
                                            ---------------  ------------  ----------------   -------------    -----------------
Balance, December 31, 1998                   $ 9,567,292     $   9,567      $  8,253,318       $ (8,237,331)        $    25,554
                                            ---------------  ------------  ----------------   -------------    -----------------
                                            ---------------  ------------  ----------------   -------------    -----------------

                  The accompanying notes are an integral part of these consolidated financial statements.

                   FIRST MEDICAL GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                   YEARS ENDED DECEMBER 31
                                                                 ----------------------------------------------------------
                                                                       1998                 1997                 1996
                                                                       ----                 ----                 ----
Cash flows from operating activities:
   Net income (loss)                                               $     909,275         $(9,470,318)         $   323,712
   Adjustments to reconcile net income (loss) to
     net cash provided by (used in) operating activities:
       (Income) loss from discontinued operations                     (2,003,070)          8,240,438           (1,011,899)
       Depreciation and amortization                                     226,992             215,338              133,877
       Deferred taxes                                                   (577,000)                 --                   --
       Minority interest                                                      --                  --             (338,077)
       Impairment loss from intangibles                                       --           1,024,337                   --
       Non-cash compensation expenses                                    170,000                  --                   --
       Cumulative effect of change in accounting principle               940,454                  --                   --
       (Increase) decrease in assets, net of acquisitions:
         Accounts receivable                                              44,695             (92,522)              (5,810)
         Due from related parties, net                                  (125,702)           (977,431)            (162,329)
         Inventories                                                       5,677                  --                   --
         Prepaid expenses and other current assets                        21,777              98,274              (65,222)
         Intangibles and other assets                                    (15,589)           (451,308)          (1,320,275)
       Increase (decrease) in liabilities, net of acquisitions:
         Accounts payable and other accrued expenses                     661,859           1,255,616              186,974
         Deferred revenues                                              (162,417)            (75,104)             806,476
         Net cash provided by (used in) continuing operating
           activities                                                     91,951            (232,680)          (1,452,573)
                                                                   -------------      --------------          -----------
Cash flows from investing activities:
   Capital expenditures                                                 (134,872)           (170,764)             (37,887)
   Organizational costs                                                       --            (386,975)            (414,841)
   Cash acquired                                                         174,255             731,667                   --
   Net proceeds from sale of discontinued operations                   6,590,000                  --                   --
                                                                   -------------      --------------          -----------
         Net cash provided by (used in) investing activities
           of continuing operations                                    6,629,383             173,928             (452,728)
                                                                   -------------      --------------          -----------
Cash flow from financing activities:
   Proceeds from loans payable to banks                                       --          13,882,098              800,000
   Repayments of loans payable to banks                               (2,827,812)        (10,025,277)            (250,000)
   Proceeds from payable to stockholders                                      --             136,597              374,596
   Capital contribution from GDS                                              --           4,511,512
   Contribution to capital of AMCD                                            --                                    2,490
                                                                   -------------      --------------          -----------
         Net cash (used in) provided by financing activities
           of continuing operations                                   (2,827,812)          8,504,930            1,077,086
                                                                   -------------      --------------          -----------
Cash provided by (used in) discontinued operations                    (4,405,708)         (7,149,242)             952,529
                                                                   -------------      --------------          -----------
(Decrease) Increase in cash and cash equivalents                        (512,186)          1,296,936              124,314
Cash and cash equivalents, beginning of the year                       1,421,250             124,314                   --
                                                                   -------------      --------------          -----------
Cash and cash equivalents, end of the year                         $     909,064       $   1,421,250          $   124,314
                                                                   -------------      --------------          -----------
                                                                   -------------      --------------          -----------
Supplemental disclosure of cash flow information
   Cash paid for interest                                          $      27,263       $     115,166          $    48,748
   Cash paid for income taxes                                            325,384              69,914               33,291


           The accompanying notes are an integral part of these consolidated financial statements

                   FIRST MEDICAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                        DECEMBER 31, 1998, 1997 and 1996

1.       ORGANIZATION AND OPERATION

First Medical Group, Inc. ("FMG" or the "Company") owns and operates medical clinic centers in Eastern Europe. The medical centers provide healthcare services to expatriates and other local nationals. The medical clinic centers are located in Moscow and St. Petersburg, Russia; Kiev, Ukraine; Prague, Czech Republic and Warsaw, Poland.

The consolidated financial statements include the accounts of FMG and its wholly owned subsidiaries: First Medical Corporation ("FMC"); First Medical Group International, Ltd.; American Medical Clinics Management Company, Inc. ("AMCMC"); American Medical Clinics Management Company, Ltd. ("AMCMC BVI"), American Medical Clinics Development Corporation, Limited ("AMCD") and MedExec Inc. and subsidiaries ("MedExec"). All significant intercompany balances and transactions have been eliminated in consolidation.

Over recent years, Russia has undergone substantial political, economic and social change. As an emerging market, Russia does not possess a well-developed business infrastructure which generally exists in a more mature free market economy. As a result, operations carried out in Russia involve significant risks, which are not typically associated with those in developed markets. Instability in market reform could subject the Company or its investments to unpredictable changes in the basic business infrastructure under which they currently carry out their operations. Uncertainties regarding the political, economic, legal, tax or regulatory environment, including the potential for adverse changes in any of these factors, could significantly affect the Company's ability to operate commercially. It is not possible to estimate what changes may occur or the resulting effect of any such changes on the Company's financial condition or future results of operations.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

(a)      Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b)      Discontinued Operations

         The consolidated financial statements of the Company reflect the results of operations of the Company's physician practice management and electrical supply divisions as discontinued operations for financial reporting purposes.

(c)      Cash and Cash Equivalents

         Cash and cash equivalents consist of demand deposits. For purposes of the consolidated financial statement, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

(d)      Accounts Receivable

         Accounts receivable consist of amounts due the Company from insurance companies and individuals for services rendered. Accounts receivable are carried at net realizable value.

(e)      Inventories

         Inventories consist of medical and pharmacy supplies held for resale. Inventories are stated at the lower of cost or market using the first-in, first out basis to determine cost.

(f)      Property and Equipment

         Property and equipment are stated at cost. Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives ranging between 5 and 10 years. Amortization of leasehold improvements is provided over the term of each respective lease or the life of the asset, whichever is shorter.

(g)      Intangible Assets

         Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized over the expected periods to be benefited, ranging between 15 and 25 years. In accordance with Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," the Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of impairment, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

(h)      Income Taxes

         Income taxes are accounted for under the asset and liability method as required by Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets are measured using enacted rates to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(i)      Earning Per Share

         The Company computes basic and diluted earnings per share in accordance with Statement of Financial Accounting Standard No. 128, "Earnings Per Share." Accordingly, basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect, in periods in which they have a dilutive effect, the effect of common shares issuable upon exercise of stock options and other stock equivalents. On July 9, 1997 the Company merged with the Lehigh Group, Inc. As a result of this merger and the conversion of Preferred Stock and the 1-for-30 reverse stock split on November 12, 1997, the Company had shares outstanding of 9,021,400 resulting in a net earnings per share of $.04 in 1996.

(j)      Revenue Recognition

         Fee-for-service revenue is reported at the estimated net realizable amount from patients and third-party payors as services are rendered. Fee-for-service revenues are derived from medical services rendered to patients and annual membership fees charged to individuals, families and corporate members. Membership fees are non-refundable and are recognized as revenue over a year period. Corporate members are also required to make an advance deposit based upon plan type, number of employees and dependents. The advance deposits are initially recorded as deferred income and then as revenue when services are provided.

         As the advance deposits are utilized, additional advance deposits are required to be made by corporate members.

(k)      Fair Value of Financial Instruments

         The carrying amount of financial instruments including cash and cash equivalents, account receivables, prepaid expenses and other current assets, accounts payable and accrued expenses, corporate deposits and notes payable approximate fair market value as of December 31, 1998 because of the short term maturities of these instruments.

(l)      Foreign Currency

         The financial statements of the Company's foreign subsidiaries are translated from their functional currency into the US dollar functional currency for consolidation and reporting purposes. Year-end rates of exchange are used to translate assets and liabilities and revenue and expense are translated at average monthly exchange rates prevailing during the year. The effect of translation adjustments does not have a material effect on the financial statements.

(m)      Change in Accounting Principle

         Prior to 1998, the Company capitalized certain costs relating to start-up operations. Pursuant to Statement of Position 98-5, Reporting on the Costs of Start-Up Activities (the "SOP"), the Company recorded $940,454, net of tax benefit of $29,099 as the cumulative effect of the change in accounting principle relating to the write-off of such start-up costs. This amount is reflected in the consolidated statement of operations for the year ended December 31, 1998.

(n)      Recently Issued Accounting Pronouncements

         In June 1997, the FASB issued SFAS No. 130 "Reporting Comprehensive Income." SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of financial statements. The Company's consolidated financial statements are required to include comprehensive income disclosures beginning with the first quarter of fiscal year 1998. Restatement of prior period information are to be made for comparative purposes. The adoption of this pronouncement did not have a material effect on the Company's results of operations or financial condition.

         In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," which changes the way public companies report information about operating segments. SFAS No. 131, which is based on the management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report entity-wide disclosures about products and services, major customers, and the material countries in which the entity holds assets and reports revenue. Effective January 1, 1998 the Company adopted SFAS No. 131. The adoption of SFAS No. 131 did not have a material effect on the Company's results of operations or financial condition.

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. The Company currently does not use derivatives and therefore believes that this new pronouncement will not have a material effect on its results of operations or financial condition.

3.       DISCONTINUED OPERATIONS

         In April 1998, the Company's Board of Directors adopted a formal plan to discontinue its physician practice management division (the "PPM Division") and Hallmark Electrical Supplies Corp. (the "Electrical Supply Division"). Accordingly, this business has been accounted for as discontinued operations and the accompanying consolidated financial statements presented herein have been restated to report separately the net assets, net liabilities, operating results and net cash flows of these discontinued operations. The operations of the Electrical Supply Division ceased in April 1998; the operations of the PPM Division ceased in July 1998. The Company sold the net assets of both the PPM Division and Electrical Supply Division for aggregate gross proceeds of $9.5 million, which resulted in a net gain on the sales of approximately $4.1 million. The results of operations of the PPM Division and Electrical Supply Division are included in the consolidated statements of income under "Discontinued Operations."

         The income tax provision of $518,000 is net of an income tax benefit of approximately $1,186,000 recognized as a result of a decrease in the prior year valuation allowance.

         Summarized financial information for the discontinued operations is as follows:

                                                                             YEARS ENDED DECEMBER 31,
                                                                   ------------------------------------------
                                                                    1998              1997             1996
                                                                   -------          -------           -------
                 Revenue                                           $19,632          $70,456           $46,354
                                                                   -------          -------           -------
                                                                   -------          -------           -------
                 Net (loss) income                                  $2,008          ($8,240)           $1,012
                                                                   -------          -------           -------
                                                                   -------          -------           -------

                                                                              DECEMBER 31,
                                                                       --------------------------
                                                                         1998              1997
                                                                       --------          -------
                 Current assets                                              --          $18,385
                 Other assets                                                90            4,016
                                                                       --------          -------
                      Total assets                                           --           22,402
                                                                       --------          -------

                 Total Noncurrent Liabilities                            (1,071)         (23,207)
                                                                       --------          -------

                 Net liabilities of discontinued operations               $(981)           $(805)
                                                                       --------          -------
                                                                       --------          -------

4.       ACQUISITION

         Effective July 1, 1998, AMCMC BVI acquired the stock of American Medical Clinics Moscow, Inc. and American Medical Center-St. Petersburg Ltd. ("AMC-CIS"). The transaction was accounted for under the purchase method of accounting. The total purchase consideration was approximately $1.3 million and represented money owed to AMCMC by AMC-CIS. The excess of the purchase consideration over the fair value of net assets of AMC-CIS amounted to $848,108 and is being amortized on a straight-line basis over 25 years. Prior to the acquisition, AMCMC had a management service agreement with AMC-CIS whereby AMC-CIS would provide medical services to AMCMC customers. As a result of the management agreement arrangement, in accordance with EITF 97-2, APPLICATION OF APB OPINION NO. 16, BUSINESS COMBINATIONS, AND FASB STATEMENT NO. 94, CONSOLIDATION OF ALL MAJORITY-OWNED SUBSIDIARIES, TO PHYSICIANS' PRACTICE ENTITIES AND CERTAIN OTHER ENTITIES WITH CONTRACTUAL MANAGEMENT ARRANGEMENTS ("EITF 97-2"), the Company has historically consolidated the results of operations of AMC-CIS. Consequently, the Company's December 31, 1998 statement of operations reflect AMC-CIS' results of operations for the twelve-months ended December 31, 1998.

5.       PROPERTY AND EQUIPMENT, NET

         Property and equipment at December 31, 1998 and 1997 consists of the following:

                                                                                1998                 1997
                                                                                ----                 ----
                  Medical, computer and office equipment                      $ 940,150             $176,016
                  Leasehold improvements                                        476,016               22,572
                                                                             ----------            ---------
                                                                              1,416,166              198,588

                  Less:  Accumulated depreciation and amortization             (812,733)             (28,307)
                                                                             ----------            ---------

                  Property and equipment, net                                 $ 603,433             $170,281
                                                                             ----------            ---------
                                                                             ----------            ---------

         Depreciation and amortization expense was $110,012, $26,931 and $11,439 for 1998, 1997, and 1996, respectively.

6.       INTANGIBLE ASSETS, NET

         Intangible assets net December 31, 1998 and 1997 consist of :

                                                                                1998                 1997
                                                                                ----                 ----
                  Goodwill                                                   $1,868,383             $1,020,275
                  Organization costs                                                  -                830,658
                  Other                                                         480,005                480,005
                                                                             ----------             ----------
                                                                              2,348,388              2,330,938

                  Less: Accumulated amortization                               (269,019)              (316,768)
                                                                             ----------             ----------

                  Intangible assets, net                                     $2,079,369             $2,014,170
                                                                             ----------             ----------
                                                                             ----------             ----------

         Amortization expense was $116,980, $188,406 and $122,438 for 1998, 1997 and 1996, respectively.

         The Company continually reevaluates the propriety of the carrying amount of goodwill as well as the amortization period to determine whether current events and circumstances warrant adjustments to the carrying value and estimates of useful lives. As of December 31, 1998, the Company believed that no significant impairment of goodwill have occurred and that no reduction of the amortization periods is warranted.

         As discussed in Note 2, in accordance with Statement of Position 98-5, REPORTING ON THE COSTS OF START-UP ACTIVITIES ("SOP 98-5"), the Company wrote-off, net of tax benefit of $29,099, of organization costs of $940,454. In accordance with SOP 98-5 the write-off has been accounted for as a cumulative change in accounting principle in the accompanying December 31, 1998 statement of operations.

         The Company recorded a $3.9 million impairment loss in 1997 resulting from the Company's merger with The Lehigh Group, Inc.
         in 1997, of which $2.9 million is included in discontinued operations.

7.       NOTES PAYABLE TO BANKS AND OTHERS

         Notes payable to banks and others at December 31, 1998 and 1997 were as follows:

                                                                           1998                        1997
                                                                       -----------               ---------------
         Subordinated Debentures - 14-7/8% interest rate                $   290,000               $    290,000
         Senior Subordinated Notes -  13-1/2% interest rate                 100,000                    100,000
         Accrued Interest                                                   968,444                    780,921

         Secured term loan for $537,812 bore interest at 1/2% above

         Prime (9.0% at December  31,  1997):  The loan was
         secured by all shares of FMG common  stock issued to FMC.
         Principal payments were made monthly with the balance due on
         October 1998.  The $537,812 drawn under this loan was
         used to purchase Lehigh's stock in connection with the merger.           -                    537,812

         Line of credit for $2,500,000 bore interest at 1/2% above
         prime (9.0% at December 31,1997). The line was secured by all of the assets of FMC and $500,000 is guaranteed by certain current and former officers of FMC. The amounts drawn under this line of credit were used
         primarily for working capital requirements.                              -                  2,290,000
                                                                       -----------               ---------------
                                                                         $1,358,444               $  3,998,733
                                                                       -----------               ---------------
                                                                       -----------               ---------------

         The Company is in default in the payment of interest (approximately $968,000 and $781,000 interest was past due as of December 31, 1998 and 1997, respectively) on the $390,000 aggregate principal amount of its 13-1/2% Senior Subordinated Debentures due May 15, 1998 ("13-1/2% Notes") and 14-7/8% Subordinated Debentures due October 15, 1995 ("14-7/8% Debentures") that remain outstanding and were not surrendered to the Company in connection with its financial restructuring consummated in 1991. The Company has been unable to locate the holders of the 13-1/2% Notes and 14-7/8% Debentures (with the exception of certain of the 14-7/8% Debentures, which were retired during 1996).

8.       RELATED PARTIES

         As of December 31, 1998, the Company had obligations to former officers and employees of the Company that amounted to approximately $290,000. This obligation is included in accrued expenses.

         The Company paid salaries or consulting fees to stockholders of approximately $610,000, $1,650,000 and $1,520,000 which is included in the consolidated statement of operations for the years ended December 31, 1998, 1997 and 1996.

         At December 31, 1997, the Company had amounts outstanding from the AMC clinics which is owned by certain current and former shareholders of FMC, under its management agreement with AMCMC, which totaled $1,139,760.

         The Chairman of the Board of Directors, President and Chief Executive Officer of the Company, while serving as Chairman of the Board of Directors of American Medical Centers Inc. ("AMC") prior to AMC's merger with MedExec and the formation of First Medical Corporation ("FMC") instituted a lawsuit, together with Hospital Corporation International, Ltd., against Pepsico Inc. and certain other parties (the "Litigation"). Presently, the Company, through its wholly-owned subsidiary FMC has agreed to pay the ongoing legal fees and other expenses connected to the Litigation. Expenses totaling approximately $191,000 have been incurred through December 31, 1998 and have been recorded as general and administrative expenses in the accompanying December 31, 1998 Statement of Operations. The Company's management estimates that additional legal fees and other related expenses approximating

         $75,000 will be incurred in future periods in connection with the Litigation. The Company's Board of the Directors will determine the extent to which these future expenses will be borne by the Company.

9.       INCOME TAXES

         The components of income/(loss) from continuing operations before income tax for the year ended December 31, 1998 are as follows:

                                                                        1998
                                                                 -------------
         Domestic                                                 $   (821,000)
         Foreign                                                       189,659
                                                                 -------------
         Total income/(loss) before income tax                    $   (631,341)
              benefits, cumulative effect of changes in          -------------
              accounting principle, income from                  -------------
              discontinued operations


         The income tax effects of temporary differences that give rise to significant portions of deferred tax assets are presented as follows:

                                                                  1998                 1997
                                                              -----------          ------------
         Deferred Tax Assets:

              Alternative minimum tax credit                  $    59,000          $         --
              Net operating loss carryforward                     519,000             4,511,000

         Deferred Tax Liabilities                                      --                    --

         Deferred tax asset/(liability)                           578,000             4,511,000
         Less: Valuation allowance                                     --             4,511,000
                                                              -----------          ------------

         Net deferred tax asset/(liability)                   $   578,000          $         --
                                                              -----------          ------------
                                                              -----------          ------------

         Taxable income for the year ended December 31, 1998 was substantially offset by the utilization of net operating loss carryforwards ("NOLs") from the year ended December 31, 1997. At December 31, 1998, The Company has NOLs of approximately $1,297,000 to offset future taxable income, which expire in 2112.

         Due to the Company's significant loss in 1997, no federal taxes have been provided in the accompanying consolidated statement of operations.

         The significant components of the income tax provision/(benefit) attributable to continuing operations for the years ended December 31, 1998 and 1997 are presented below:

                                                                  1998                1997
                                                              -----------          ----------
         Current tax provision - domestic operations          $ (376,000)          $      --
         Deferred tax provision - domestic operations           (519,000)                 --
         Current tax provision - foreign operations              422,000             267,291
         Write off of prior year deferred tax liability               --            (112,500)
         Write off of prior year income taxes payable                 --            (217,527)
                                                              -----------          ----------
         Net income tax benefit                               $ (473,000)          $ (62,736)
                                                              -----------          ----------
                                                              -----------          ----------

         The Company has not provided any U.S. deferred income taxes on foreign earnings due to its intent to permanently reinvest those earnings.

         The components of deferred income tax (benefit) are:

                                                                   1998
                                                              -----------
         NOL Carryforward                                     $  (519,000)
                                                              -----------
         Deferred Tax Benefit                                 $  (519,000)
                                                              -----------
                                                              -----------

         The difference between the actual income tax provision/(benefit) and the income tax provision computed by applying the statutory federal income tax rate to income from operations for the year ended December 31, 1998, is attributable to the following:

                                                                    1998
                                                               -------------
         Income tax provision/(benefit) at 34%                 $   (215,000)
         Reduction in valuation allowance                          (519,000)
         State taxes net of federal                                  74,000
         Foreign income taxes in excess of US Rate                  127,000
         Foreign income taxes of US entities                        138,000
         Other                                                       (78,000)
                                                               -------------
         Income tax (benefit) provision                        $   (473,000)
                                                               -------------
                                                               -------------

         The domestic and foreign components of the income tax provision/(benefit) are as follows:

                                                                  1998
                                                             -------------
                                    Domestic                   $ (895,000)
                                    Foreign                        422,000
                                                             -------------

                                    Total                     $ (473,000)
                                                             -------------
                                                             -------------

10.      LEASES

         The Company has several noncancelable operating leases primarily for office space that expire throughout 2010. Future minimum lease payments required under noncancelable operating leases at December 31, 1998 are as follows (in thousands):

                              Year Ending
                              DECEMBER 31,
                              ------------
                                  1999                               $  1,126
                                  2000                                   2,094
                                  2001                                   2,097
                                  2002                                   1,791
                                  2003                                   1,637
                                  Thereafter                             6,377
                                                                     ---------
                                  Total minimum lease payments         $15,122
                                                                     ---------
                                                                     ---------

         Rental expense during 1998, 1997 and 1996 amounted to approximately $503,000, $663,000 and $259,000, respectively.

11.      COMMITMENTS AND CONTINGENCIES

         Legal Proceedings

         On September 16, 1998, The Lehigh Group, Inc., now known as First Medical Group, Inc. was sued along with other defendants in the United States District Court of Northern Ohio Western Division pursuant to the Comprehensive Environmental Response, Compensation and Liability Act. The plaintiffs have alleged that the Company is the successor-in-interest to the Hilfinger Corporation (a defunct subsidiary of the Company) and claim that the Hilfinger Corporation arranged for the disposal or treatment of waste chemicals containing hazardous substances or arranged with a transporter for the transport for the disposal or treatment of such waste chemicals at one or more sites. The plaintiffs are seeking damages, jointly and severally, against the defendants in excess of $25 million. The occurrence was alleged to have taken place during the period of 1950 through 1972. The Company has put several insurance carriers on notice of this matter, however no determination has been made regarding whether there is insurance coverage. The plaintiffs have offered a settlement package of approximately $120,000. The Company has retained counsel in Ohio to defend this claim.

         On or about January 7, 1999, the United States Environmental Protection Agency ("USEPA") forwarded a demand to the Company and the other defendants for payment of USEPA's response costs at the various landfills in an aggregate amount of approximately $792,000. A tolling agreement was entered between USEPA and the Company, and other parties to toll the statute of limitations until August 1, 1999 to allow the parties to negotiate this demand. The demand asserts that the liability of the Company is joint and several. To date, to the knowledge of the Company's counsel handling this matter, no court action has been instituted by USEPA against the Company with respect to this matter.

         On or about June 26, 1998, the Company was sued in the United States District Court for the Southern District of Florida by plaintiffs who seek damages ranging between $150,000 and $200,000 in connection with the sale of stock in Dominion Healthnet, Inc. to the Company.

         Former employees of various subsidiaries of the Company have made claims against the Company related to monies allegedly due the former employees for accrued vacation and unpaid sick leave. The total amount claimed, inclusive of an asserted right to attorneys' fees, approximates $400,000.

         In December 1998 a claim was filed against the Company by a former employee who seeks approximately $50,000 plus attorneys' fees for breach of an employment contract.

         The Company will continue to vigorously defend itself against each of the lawsuits discussed above. In the opinion of management, the final resolution of such matters will not have a material adverse effect on the financial position and results of operations of the Company.

         Malpractice and Professional Liability Insurance

         The Company maintains professional liability insurance on a claims-made basis through December, 1999 including retroactive coverage for acts occurring since inception of its operations. Incidents and claims reported during the policy period are anticipated to be covered by the malpractice carrier. The Company intends to keep such insurance in force throughout the foreseeable future. At December 31, 1998, there are no asserted claims made against the Company that were not covered by the policy.

12.      SEGMENT INFORMATION

         The Company operates its medical clinics in Eastern Europe and derives all of its revenues from that region. None of the Company's revenues are concentrated in any customer that exceed 10% of its revenues.

13.      STOCK OPTION AND INCENTIVE COMPENSATION PLANS

         In July 1997 the Board of Directors established a Stock Option Plan (the "Option Plan") and the Incentive Compensation Plan (the "Incentive Plan").

         The Option Plan provides for the grant of incentive stock options and nonqualified stock options, as well as stock appreciation rights (the "Rights") and restricted stock awards. The Option Plan is authorized the issuance of up to 500,000 shares of Common stock. No option is to be exercisable more than five years after the date of grant. The exercise price of an incentive stock option must be at least 100% of the fair market value of the Company's share at the date of grant, provided, however that with respect to an optionee who owns more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries, the exercise price must be at least 110% of the fair market value of the Company's share at the date of grant. The exercise price of a nonqualified stock option shall be determined by the Compensation Committee.

         The Compensation Committee shall have the authority to grant Rights with respect to all or some shares of Common stock covered by any option, which entitle the holder to cash equal to the difference between the offer price (as will be determined by the Compensation Committee) and the exercise price of the related option. In addition, the Compensation Committee shall have the authority to award restricted stock, which entitles the recipient to acquire for a purchase price to be determined by the Compensation Committee, some shares of Common stock subject to restrictions and conditions as the Compensation Committee may determine.

         The Incentive Plan provides for incentive compensation to participants in the form of cash, stock or cash and stock bonus, based on targets established by the Compensation Committee. There is no maximum number of shares of Common stock, which may be awarded under the Incentive Plan.

         Incentive Plan shall terminate on December 31, 2002.

         At December 31, 1998 no options, stock bonus or other rights were granted under these plans.

         In December 1998, the Company's Board of Directors approved to grant of stock options to purchase up to 950,000 shares of common stock to certain officers and directors at an exercise price of $0.125, which was equal to the fair market value on the date of grant. These options may not be exercised after four years from the date of grant. 725,000 options were vested at the date of the grant. 225,000 options are exercisable ratably over a four-year period.

         The Company accounts for awards granted to employees and directors under APB No. 25, under which no compensation cost has been recognized for stock options granted. Had compensation cost for these stock options been determined consistent with SFAS No. 123, the Company's net income and net income per share would have been increased to the following pro forma amounts:

                                                                                  Year Ended
                                                                                 December 31,
                                                                                     1998
                                                                                 ------------
         Net income:
              As reported..............................................            $ 909,275
              Pro forma................................................              873,462
         Basic and diluted income per share:
              As reported..............................................               $ 0.10
              Pro forma................................................                 0.09

         The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts as additional awards in future years are anticipated.

         Option activity for the year ended December 31, 1998 is as follows:

                                                                 NUMBER           WEIGHTED AVERAGE
                                                               OF SHARES           EXERCISE PRICE
         Options outstanding, December 31, 1997                       --                   --
              Granted.......................................     950,000               $ 0.125
              Canceled......................................          --                   --
              Exercised.....................................          --                   --
                                                                 -------             ---------
         Options outstanding, December 31, 1998                  950,000               $ 0.125
                                                                 -------             ---------
                                                                 -------             ---------

         The weighed average fair value of options granted is $0.05 for the year ended December 31, 1998. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1998: risk-free interest rate of 4.6%; expected life of 2.5 years; expected volatility of 54% and expected dividend yield of 0%.

         The following table summarizes information with respect to stock options outstanding at December 31, 1998:

                    NUMBER         WEIGHTED AVERAGE        WEIGHTED            NUMBER           WEIGHTED
  EXERCISE      OUTSTANDING AT        REMAINING            AVERAGE         EXERCISABLE AT       AVERAGE
    PRICE      DECEMBER 31, 1998   CONTRACTUAL LIFE     EXERCISE PRICE    DECEMBER 31, 1998  EXERCISE PRICE
-------------- ------------------ -------------------  -----------------  ------------------ ---------------
   $0.125           950,000              2.5                $0.125             725,000           $0.125

FIRST MEDICAL GROUP, INC. AND SUBSIDIARIES
SCHEDULE II

                        VALUATION AND QUALIFYING ACCOUNT
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                          (DOLLAR AMOUNTS IN THOUSANDS)

                                            BALANCE AT                         CHARGED TO       OTHER
                                           BEGINNING OF     ACQUISITION OF     COSTS AND     CHARGES AND    BALANCE AT
   DECEMBER 31,          DESCRIPTION           YEAR            AMC-CIS          EXPENSES       (DED'S)     END OF YEAR
-------------------- -------------------- ---------------  ----------------  --------------  -----------  -------------
       1998          Allowance for
                     doubtful accounts              $ 1              (30)             151          (68)            54
       1997          Allowance for
                     doubtful accounts              $ 1                 -               3           (3)             1

ANNEX D

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 10-Q

                   Quarterly Report Under Section 13 or 15(d)

                     of the Securities Exchange Act of 1934

For Quarter Ended September 30, 1999.....Commission File Number 1-155

                            FIRST MEDICAL GROUP, INC.
-------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

         DELAWARE                                              13-1920670
-------------------------------------------------------------------------------
(State or other jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                             Identification No.)

1055 Washington Boulevard, Stamford, CT                           06901
-------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code           (203) 327-0900
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
              Former name, former address and former fiscal year,
                       if changed since last report

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities and Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.

                                                     YES X   NO
                                                        ---    ---

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

         Class                                 Outstanding at November 12, 1999
-------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE                                   9,567,292
   $.001 PER SHARE

                   FIRST MEDICAL GROUP, INC. AND SUBSIDIARIES

                                      INDEX


                                                                                       Page
                                                                                      Number
                                                                                      ------
           PART I.              FINANCIAL INFORMATION

Item 1.        Financial Statements

               Consolidated Statements of Operations -
               Nine Months Ended September 30, 1999 and 1998.............................1

               Consolidated Balance Sheets -
               September 30, 1999 and December 31, 1998..................................2

               Consolidated Statements of Changes in Shareholders'
               Equity Nine Months Ended September 30, 1999 and
               1998......................................................................3

               Condensed Consolidated Statements of Cash Flows -
               Nine Months Ended September 30, 1999 and 1998.............................4


               Notes to Consolidated Financial Statements..............................5-6

Item 2.        Management's Discussion and Analysis of
               Financial Condition and Results of Operations..........................7-12

Item 3.        Quantitative and Qualitative Disclosures about
               Market Risk..............................................................12

               PART II. OTHER INFORMATION

Item 1.       Legal Proceedings......................................................13-14

Item 2.       Changes in Securities and Use of Proceeds.................................14

Item 3.       Defaults upon Senior Securities...........................................14

Item 6.       Exhibits and Reports on Form 8-K.......................................14-15

             PART I - FINANCIAL INFORMATION

FIRST MEDICAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 THREE MONTHS ENDED                          NINE MONTHS ENDED
                                                     SEPTEMBER 30,                              SEPTEMBER 30,
                                                     -------------                             -------------
                                              1999                   1998                 1999              1998
                                            -----------         -----------            ----------        ------------
Revenue                                      $   2,472           $   2,788              $  8,169          $    8,253
Cost of revenue                                  2,057               2,384                 6,463               7,030
                                            -----------         -----------            ----------        ------------

         Income from clinic operations             415                 404                 1,706               1,223

Operating expenses:

Salaries and benefits                              273                 144                   674                 550
General and administrative                         252                 242                   673                 759
Depreciation and amortization                      100                 128                   291                 193
                                            -----------         -----------            ----------        ------------
     Total operating expenses                      625                 514                 1,638               1,502

Income (loss)  from operations                    (210)               (110)                   68                (279)
Interest income (expense),  net                     25                 (31)                   45                (128)
                                            -----------         -----------            ----------        ------------
Income (loss) before income tax provision         (185)               (141)                  113                (407)
Income tax provision (credit)                     (179)                 60                   (40)                387
                                            -----------         -----------            ----------        ------------
Income (loss)  from continuing operations
before discontinued operations                      (6)               (201)                  153                (794)

Discontinued operations:
Income (loss) from operations of
 discontinued managed care
 and electrical supply division                    (180)                (1)                  270              (1,983)
Gain on disposal of managed care
 and  electrical supply division                     --                977                    --               4,646
                                            -----------         -----------            ----------        ------------
Income from discontinued operations                (180)               976                   270               2,663
Extraordinary income on write-off of
  accrued interest,  net of  taxes
  of $170,000                                       254                 --                   254                 --
Cumulative effect of change in
 accounting principle                                --                 --                    --               (970)
                                            -----------         -----------            ----------        ------------
Net income                                  $        68         $      775             $     677          $     899

Income per share - basic and diluted:
Income (loss) from continuing operations    $        --         $     (.02)            $     .02          $    (.08)
Income from discontinued operations                (.02)               .10                   .02                .28
Extraordinary income on write-off
  of accrued interest                               .03                 --                   .03
Cumulative effect of change in
 accounting principle                                --                 --                    --               (.10)
                                            -----------         -----------            ----------        ------------
Income  per share                           $       .01         $      .08             $     .07          $     .10
Weighted average number of common
 shares outstanding-basic and diluted         9,567,292          9,567,292             9,567,292          9,454,581


See accompanying notes to consolidated financial statements.

                                      1.

FIRST MEDICAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(IN THOUSANDS OF DOLLARS)

                                                     September 30, 1999        December 31, 1998
                                                     ------------------        -----------------
                           ASSETS

Current assets:

  Cash and cash equivalents                              $     610                 $     909
  Accounts receivable, net of allowance
    for doubtful accounts of $91,000
    and $54,000 at September 30, 1999
    and December 31, 1998, respectively                        533                       471
  Inventories                                                  105                       117
  Prepaid expenses and other current assets                    493                       164
                                                         -----------              --------------
         Total current assets                                1,741                     1,661

Property and equipment, net                                  1,293                       603
Deferred tax asset                                             549                       577
Intangible assets, net                                       2,225                     2,079
Other assets                                                    77                        72
                                                         -----------              --------------
         TOTAL                                            $  5,885                  $  4,992

         LIABILITIES AND SHAREHOLDERS' EQUIT

Current liabilities:

  Accounts payable                                        $    970                  $    852
  Accrued expenses                                           1,328                     1,085
  Deferred revenue                                             843                       689
  Notes payable and accrued interest payable                 1,117                     1,359
  Net liabilities of discontinued operations                   506                       981
                                                         -----------              --------------

         Total current liabilities                           4,764                     4,966

Notes payable to shareholders and
   related parties                                             418                        --

Commitments and contingencies

Shareholders' equity:
  Common stock, par value $.001; authorized
     shares100,000,000; shares issued 9,567,292
     at September 30, 1999 and December 31, 1998                10                        10
  Additional paid-in-capital                                 8,253                     8,253
  Accumulated deficit                                       (7,560)                   (8,237)
                                                         -----------              --------------
         Total shareholders' equity                            703                        26
                                                         -----------              --------------

         TOTAL                                           $   5,885                  $  4,992

See accompanying notes to consolidated financial statements.

                                     2.

FIRST MEDICAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES OF
SHAREHOLDERS' EQUITY (DEFICIT)
(IN THOUSANDS OF DOLLARS)
(UNAUDITED)

                                                                                                            Total
                                   Number of      Common           Additional          Accumulated      Shareholders'
                                    Shares         Stock        Paid-in Capital         (Deficit)      Equity (Deficit)
                                  -----------   -----------    -----------------    --------------    -----------------
Balance, December 31, 1997          9,397,292    $       9           $ 8,084          $   (9,147)         $  (1,054)

Issuance of common stock              170,000            1               169                  --                170

Net income                                 --           --                --                 899                899
                                  -----------   -----------    -----------------    --------------    -----------------

Balance, September 30, 1998         9,567,292     $     10           $ 8,253           $  (8,248)         $      15
                                  -----------   -----------    -----------------    --------------    -----------------
                                  -----------   -----------    -----------------    --------------    -----------------

Balance, December 31, 1998          9,567,292     $     10           $ 8,253           $  (8,237)         $      26

Net income                                 --           --                --                 677                677
                                  -----------   -----------    -----------------    --------------    -----------------

Balance, September 30, 1999         9,567,292     $     10           $ 8,253           $  (7,560)         $     703
                                  -----------   -----------    -----------------    --------------    -----------------
                                  -----------   -----------    -----------------    --------------    -----------------

See accompanying notes to consolidated financial statements.

                                       3.

FIRST MEDICAL GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS OF DOLLARS)
(UNAUDITED)

                                                   Nine Months Ended September 30,
                                                           1999         1998
                                                    ------------------------------

Cash flows from operating activities:

Net income                                            $    677        $   899

Adjustments to reconcile net income to net cash used in continuing operating activities:

Depreciation and amortization                              291            193
Extraordinary income from write-off
  of accrued interest                                     (254)
Cumulative effect of change in accounting
   principle                                                --            970
Noncash compensation                                        --            170
Decrease in due from affiliates                             --          1,140
Decrease in deferred tax asset                              28             --
Increase in intangibles and other assets                  (263)          (993)
(Decrease) increase  in net liabilities
  of discontinued operations                              (475)           550
Other changes, net                                         (35)           (49)
                                                     -----------     ---------

Net cash (used in)   provided by continuing operating
   activities                                              (31)         2,880
  Capital expenditures                                    (868)          (523)
Financing activities:
  Proceeds from loans from shareholders and related
       parties                                             600             --
  Repayment of loan payables and others                     --         (2,689)
                                                     -----------     ---------
(Decrease) in cash and cash equivalents                   (299)          (332)

Cash and cash equivalents, beginning of year               909          1,421
                                                     -----------     ---------
Cash and cash equivalents, end of the period          $    610         $1,089
                                                     -----------     ---------
                                                     -----------     ---------

See accompanying notes to consolidated financial statements.

                                      4.

                   FIRST MEDICAL GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

The financial information for the three months and nine months ended September 30, 1999 and 1998 is unaudited. However, the information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for the fair statement of results for the interim periods.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in First Medical Group, Inc.'s ("the Company") December 31, 1998 Report on Form-10K.

The results of operations for the three month and nine month period ended September 30, 1999 are not necessarily indicative of the results to be expected for the full year.

NOTES PAYABLE TO SHAREHOLDERS AND RELATED PARTIES

Effective October 1, 1999, the Company entered into an agreement with certain shareholders and related parties to borrow $655,000. The agreement provides that the Company will repay these borrowings on a monthly basis over a 3 year period with 9% interest per annum. In exchange for providing these funds to the Company, the Company issued 1,637,500 of warrants that may be exercised at $.25 per share for one share of common stock of the Company.

                                      5.

EARNINGS PER SHARE

Earnings per share is calculated by dividing net income by weighted average number of common shares for the period. Dilutive earnings per share reflect, in periods in which they have a dilutive effect, the effect of common shares issuable upon exercise of stock options and other stock equivalents. For the periods presented, there were no common stock equivalents included in the calculation, since they would be anti-dilutive.

SUPPLEMENTARY SCHEDULE

                                                     1999              1998
                                                          (In thousands)
                                                   ----------------------------
  Cash paid during the nine months
  ended September 30, for:
  Interest                                           $  --             $  37
  Income taxes                                         134               387






                                      6.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

GENERAL

         Statements made in this filing about management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause future results to vary materially from current expectations include, but are not limited to competition in the health care industry, legislation and regulatory changes, changes in the economy and stability in the international markets in which the Company operates.

FINANCIAL CONDITION

CASH AND CASH EQUIVALENTS. At September 30, 1999, the Company had cash of $610,000 as compared to $909,000 at December 31, 1998. The decrease in cash and cash equivalents relates primarily to $323,000 of payments made by the Company relating to prepaid rent and $613,000 of leasehold improvements for the new Moscow clinic facility offset by $600,000 of proceeds received from certain shareholders and related parties. The new facility is scheduled to open in the fourth quarter of 1999.

PREPAID EXPENSES AND OTHER CURRENT ASSETS. Prepaid expenses and other current assets at September 30, 1999 was $ 493,000 million as compared to $164,000 at December 31, 1998. The increase in prepaid expenses and other current assets of $329,000 relates mainly to prepaid rent deposits of $323,000 made by the Company in connection with the construction of the new Moscow facility.

INTANGIBLE ASSETS. Intangible assets at September 30, 1999 was $2,225,000 as compared to $2,079,000 at December 31, 1998. The increase relates primarily to a non-compete agreement entered into with a former employee of the Company amounting to approximately $258,000. This amount is being amortized over a period of five (5) years.

NOTES PAYABLE AND ACCRUED INTEREST PAYABLE. Notes payable and accrued interest payable at September 30, 1999 was $1,117,000 as compared to $1,359,000 at December 31, 1998, a decrease of $242,000. The decrease is attributable to the write-off of accrued interest of $254,000 (net of taxes of $170,000) relating to the 13 1/2% Notes and 14 7/8% Debentures due to the expiration of the statute of limitation on the past due amounts outstanding. This amount is offset by approximately $182,000 of current maturities on the notes payable to shareholders and related parties.

NET LIABILITIES OF DISCONTINUED OPERATIONS. Net liabilities of discontinued operations at September 30, 1999 was $506,000 as compared to $981,000 at December 31, 1998. The decrease in net liabilities is due to the settlement of certain claims relating to discontinued operations which occurred during the first nine months of 1999.

                                       7.

  NOTES PAYABLE TO SHAREHOLDERS AND RELATED PARTIES. Notes payable to shareholders and related parties as September 30, 1999 was $600,000 of which $182,000 is classified in the balance sheet as a current liability. Effective October 1, 1999, the Company entered into an agreement with certain shareholders and related parties to loan $655,000 to the Company. The Company is required to repay this amount over a 36 month period with 9% interest per annum. In exchange for these loans, the Company issued 1,637,500 of warrants that may be exercised at $.25 per share for one share of common stock of the Company.

RESULTS OF OPERATIONS
  THIRD QUARTER OF 1999 IN COMPARISION
  WITH THIRD QUARTER OF 1998

         REVENUE. Total revenue of the Company for the three months ended September 30, 1999 and 1998 was $2.5 million and $2.8 million, respectively, a decrease of 11.3%. Patient and dental visits for the three months ended September 30, 1999 were 4,613 and 1,033 respectively, as compared to 5,170 and 1,018 for the three months ended September 30, 1998. This represents a decrease of 557 patient visits or 10.8% and an increase of 15 dental visits or 1.5% for the third quarter of 1999 as compared to the third quarter of 1998. This decrease is primarily attributable to the Company's outdated facility in Moscow, Russia. As a result, the Company is in the process of constructing a new inpatient and outpatient facility in Moscow.

         COST OF REVENUES. Cost of revenues for the three months ended September 30, 1999 and 1998 was $2.1 million and $ 2.4 million, respectively. Cost of revenues as a percentage of revenue, was 83.2% and 85.5% for the three months ended September 30, 1999 and 1998, respectively. The decrease relates to a reduction of staffing levels as a result of the decrease in the number of visits.

         OPERATING EXPENSES. Operating expenses for the Company were $625,000 during the three months ended September 30, 1999 as compared to $ 514,000 in 1998. Operating expenses as a percentage of revenue was 25.3% in 1999 as compared to 18.4% in 1998. Included in operating expenses for the three months ended September 30, 1999 was approximately $33,000 of additional salary expense incurred in connection with the construction of the new facility and $13,000 of additional amortization expense relating to the amortization of the non-compete agreement.

         (LOSS) INCOME FROM DISCONTINUED OPERATIONS. Loss from discontinued operations for the three months ended September 30, 1999 was $180,000 as compared to income of $ 976,000 for the three months ended September 30, 1998. Included in income from discontinued operations for the three months ended September 30, 1998 was a gain of $ 977,000 resulting from the sale of the Indiana and Texas managed care operations.

                                       8.

         EXTRAORDINARY INCOME ON WRITE-OFF OF ACCRUED INTEREST. The Company has reflected the write-off of past due accrued interest of $254,000, net of taxes of $170,000, on the 13 1/2% Senior Subordinated Notes and 14 7/8% Subordinated Debentures as extraordinary income in the consolidated statement of operations for the three months ended September 30, 1999. The past due interest relates to notes and debentures that remained outstanding and were not surrendered to the Company in connection with its financial restructuring consummated in 1991. The Company has been unable to locate the holders of these notes and debentures. The write-off of the past due accrued interest reflects the Company's view that this obligation is no longer a liability of the Company since the statute of limitations has expired in which a claim based upon such notes and debentures could have been presented.

         NET INCOME. Net income for the three months ended September 30, 1999 was $68,000 as compared to $775,000 in the third quarter of 1998 due to the factors noted above.

RESULTS OF OPERATIONS

  FIRST NINE MONTHS OF 1999 IN COMPARISION
  WITH FIRST NINE MONTHS OF 1998

         REVENUE. Total revenue of the Company for the nine months ended September 30, 1999 and 1998 was $8.2 million and $8.3 million, respectively, a decrease of 1%. Patient and dental visits for the nine months ended September 30, 1999 were 14,606 and 3,165 respectively, as compared to 16,187 and 3,262 for the nine months ended September 30, 1998. This represents a decrease of 1,581 patient visits or 9.8% and 97 dental visits or 3.0%, for the first nine months of 1999 as compared to the first nine months of 1998. This decrease is primarily attributable to the Company's outdated facility in Moscow, Russia. As a result, the Company is in the process of constructing a new inpatient and outpatient facility in Moscow. Included in revenues for the nine months ended September 30, 1999 was $232,000 relating to reimbursement of legal fees and other expenses paid on behalf of the Hospital Corporation International, Ltd. and American Medical Centers, Inc. litigation.

         COST OF REVENUES. Cost of revenues for the nine months ended September 30, 1999 and 1998 was $6.5 million and $7.0 million, respectively. Cost of revenues as a percentage of revenue, was 79.1% and 85.2% for the nine months ended September 30, 1999 and 1998, respectively. The decrease relates to a reduction of staffing levels as a result of the decrease in the number of visits.

         OPERATING EXPENSES. Operating expenses for the Company were $1,638,000 during the nine months ended September 30, 1999 as compared to $ 1,502,000 in 1998. Operating expenses as a percentage of revenue was 20.1% and 18.2%, respectively, in 1999 and 1998. Included in operating expenses in 1999 is approximately $75,000 of additional salary expense incurred in connection with the construction of the new facility and $39,000 of additional amortization expense relating to the amortization of the non-compete agreement.

                                       9.

         INCOME FROM DISCONTINUED OPERATIONS. Income from discontinued operations for the nine months ended September 30, 1999 was $270,000 as compared to $2.7 million for the nine months ended September 30, 1998. The income from discontinued operations for the nine months ended September 30, 1999 relates primarily to the settlement of certain claims relating to discontinued operations. Included in income from discontinued operations for the nine months ended September 30, 1998 was a net gain of $2.7 million resulting from the sale of the Company's managed care and electrical supply business.

         EXTRAORDINARY INCOME ON WRITE-OFF OF ACCRUED INTEREST. The Company has reflected the write-off of past due accrued interest of $254,000, net of taxes of $170,000, on the 13 1/2% Senior Subordinated Notes and 14 7/8% Subordinated Debentures as extraordinary income in the consolidated statement of operations for the three months ended September 30, 1999. The past due interest relates to notes and debentures that remained outstanding and were not surrendered to the Company in connection with its financial restructuring consummated in 1991. The Company has been unable to locate the holders of these notes and debentures. The write-off of the past due accrued interest reflects the Company's view that this obligation is no longer a liability of the Company since the statute of limitations has expired in which a claim based upon such notes and debentures could have been presented.

         CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE. The cumulative effect of a change in accounting principle of $ 970,000 reflected in the consolidated statement of operations during the nine months ended September 30, 1998 relates to the write-off of start-up costs of certain operations pursuant to Statement of Position 98-5.

         NET INCOME. Net income for the nine months ended September 30, 1999 was $ 677,000 as compared to $899,000 for the nine months ended September 30, 1998 due primarily to the factors noted above.

LIQUIDITY AND CAPITAL RESOURCES

         The working capital of the Company as of September 30, 1999 is at a deficit of $3.0 million as compared to $3.3 million as of December 31, 1998. Cash and cash equivalents at September 30, 1999 was $610,000 as compared to $909,000 at December 31, 1998, a decrease of $299,000. The decrease in cash results from capital expenditures of $868,000 primarily for the new Moscow facility and $31,000 of cash flow used in operations, offset by $600,000 of borrowings from shareholders and related parties. Included in the working capital deficit as of September 30, 1999 are the notes payable and accrued interest of approximately $ 934,000 of which the Company is unable to locate the note holders.

                                       10.

         The Company is in default on the payment of interest (approximately $544,000 interest was past due as of September 30, 1999) on the $390,000 aggregate principal amount of its 13 1/2 % Senior Subordinated Notes due May 15, 1998 ("13 1/2 % Notes) and 14 7/8% Subordinated Debentures due October 15, 1995, ("14 7/8% Debentures") that remain outstanding and were not surrendered to the Company in connection with its financial restructuring consummated in 1991. The Company has been unable to locate the holders of the 13 1/2% Notes and 14 7/8% Debentures (with the exception of certain of the 14 7/8% Debentures, which were retired during 1996). The Company has determined that $254,000, net of taxes of $170,000 of the past due accrued interest is no longer an obligation of the Company since the statute of limitations has expired in which a claim based upon such notes and debentures could have been presented. Accordingly, the Company has written off this amount and has reflected it as extraordinary income in the consolidated statement of operations in the three months and nine months ended September 30, 1999.

         As of September 30, 1999, the Company does not have any existing lines of credit. In order to complete the new Moscow facility, the Company intends to obtain additional financing from certain of its shareholders.

  YEAR 2000

         The Company is aware of the issues related with the computer systems that could be affected by the "Year 2000." The Year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. This could cause those systems to process and record information incorrectly or possibly fail to function in the year 2000.

         The Company primarily uses general business applications on a PC-based system that are licensed by the same vendor. It is expected that these applications will be Year 2000 compliant. Should such systems not be Year 2000 compliant, the Company believes that reasonable manual alternatives are available to produce such data. The Company believes that such cost to perform these tasks are not considered to be material. The Company is in the process of installing a new billing and scheduling system for its clinic operations. Such system is Year 2000 compliant.

         The Company is in the process of identifying those vendors that it relies on to supply diagnostic test results relating to patient testing and to a small group of third-party payors. The Company has sent inquires to these vendors and third-party payors to ascertain compliance and has obtain assurances from certain of these vendors that they are Year 2000 compliant. However, certain vendors did not reply or cannot provide Year 2000 compliant services and as a result the Company may need to locate alternative sources for goods and services.

         The Company believes that the most reasonably likely worse case scenario with respect to the Year 2000 issues is the possibility that medical equipment and systems used to diagnosis patients will result in the Company experiencing difficulty in providing proper treatment to patients. In addition, the Company also deals with numerous client customers and insurance companies and such Year 2000 issues may result in delays in payment to the Company for services rendered which could adversely affect the Company's results of operations and liquidity.

                                      11.

         The Company believes that it is taking reasonable and adequate measures to address Year 2000 issues. However, there can be no assurance that the Company's information systems, medical equipment and other systems will be Year 2000 compliant by December 31, 1999, or that suppliers and third-party insurance payors are, or will be Year 2000 compliant, or that the cost required to address the Year 2000 issue will not have a material adverse effect on the Company's business, financial condition or results of operations. The Company's clinic operations are located in Eastern European countries. To the extent that the Year 2000 problems affect the Company's ability to provide adequate patient care, the Company may cease providing such services to patients. In addition, failures of the banking system, basic utility providers, telecommunication providers and other services as a result of Year 2000 problems, could have a material adverse effect on the ability of the Company to conduct its business.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         There has been no material change in the quantitative and qualitative disclosures about market risk since December 31, 1998.

                                        12.

                           PART II - OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

1. On September 16, 1998, The Lehigh Group, Inc., now known as First Medical Group, Inc. was sued along with other defendants in the United States District Court of Northern Ohio Western Division pursuant to the Comprehensive Environmental Response, Compensation and Liability Act. The plaintiffs have alleged that the Company is the successor-in-interest to the Hilfinger Corporation (a defunct subsidiary of the Company) and claim that the Hilfinger Corporation arranged for the disposal or treatment of waste chemicals at one or more sites. The Company disputes that it is such successor-in-interest. The plaintiffs are seeking damages, jointly and severally, against the defendants in excess of $25 million. The occurrence was alleged to have taken place during the period of 1950 through 1972. The Company has put several insurance carriers on notice of this matter, however no determination has been made regarding whether there is insurance coverage. The Company has retained counsel in Ohio to defend this claim.

         On or about January 7, 1999, the United States Environmental Protection Agency ("USEPA") forwarded a demand to the Company and the other defendants for payment of USEPA'S response costs at the various landfills in an aggregate amount of approximately $792,000. A tolling agreement was entered between USEPA and the Company, and other parties to toll the statute of limitations until August 1, 1999 to allow the parties to negotiate a settlement. The demand asserts that the liability of the Company is joint and several. To date, to the knowledge of the Company's counsel handling this matter, no court action has been instituted by USEPA against the Company with respect to this matter. Accordingly, if this matter is adversely determined, it could have a material adverse effect on the Company's financial condition.

2. On or about June 26, 1998, the Company was sued in the United States District Court for the Southern District of Florida by plaintiffs who seek damages in connection with the sale of stock in Dominion Healthnet, Inc. The plaintiffs claim they are entitled to this amount based upon a buy-out agreement the plaintiffs entered into with First Medical Corporation (a subsidiary of the Company) when the plaintiffs sold their interest in Dominion Healthnet, Inc., to First Medical Corporation. In September 1999, the Company reached an agreement with the plaintiffs to settle this claim for $165,000.

     In 1998 a claim was asserted against the Company by former consultants to the Company alleging the Company's obligation to pay approximately $50,000 and provide further consulting contracts to the claimants. Subsequent to September 30, 1999, the Company and the claimants have reached an agreement in principal pursuant to which this claim will be withdrawn in exchange for the issuance to the claimants of 300,000 shares of the Company's common stock.

                                      13.

4. In 1998, a number of former employees of the Company and its affiliates presented claims against the Company in State Court, Miami, Florida, claiming in excess of $300,000 for vacation and sick pay, together with benefits and attorneys' fees. The Company has settled with the majority of the plaintiffs for approximately $30,000.

  ITEM 2. CHANGES IN SECURITIES AND USE OF PROCEEDS

Effective October 1, 1999, the Company entered into an agreement with certain shareholders and related parties to borrow $655,000. The agreement provides that the Company will repay these borrowings on a monthly basis over a 3 year period with 9% interest per annum. In exchange for providing these funds to the Company, the Company issued 1,637,500 of warrants that may be exercised at $.25 per share for one share of common stock of the Company.

  ITEM 3. DEFAULTS UPON SENIOR SECURITIES

  The Company continues to be in default in the payment of interest (approximately $544,000 interest is past due as of September 30, 1999) on the $390,000 principal amount of 131/2% Notes and 14 7/8% Debentures.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K.

No reports on Form 8-K were filed during the quarter ended September 30, 1999.

EXHIBITS

3.1 Restated Certificate of Incorporation and Amendments thereto (incorporated by reference to the Registrant's Annual Report on Form 10-K filed on April 16, 1998).

3.2 Certificate of Amendment to Restated Certificate of Incorporation dated November 12, 1997 (incorporated by reference to the Registrant's Proxy Statement dated October 29, 1997).

3.3 Form of Certificate of Designation of the Series A Convertible Preferred Stock (incorporated by reference to Appendix B of the Registrant's Proxy Statement contained in Pre-Effective Amendment No. 5 to the Registrant Registration Statement on Form S-1 (previously Form S-4) dated June 26, 1997).

3.4 Amended and Restated By-Laws of the Registrant, as amended to date (incorporated by reference to Exhibit 3 (ii) to the Registrant's Current Report on Form 8-K dated July 17, 1996).

4.1 Form of Indenture, dated as of October 15, 1985, among Registrant, NICO, Inc. and J. Henry Schroder Bank & Trust the Registrant, as Trustee, including therein the form of the subordinated debentures to which such Indenture relates (incorporated by reference to Exhibit 4
         (a) to the Registrant's Current Report on Form 8-K dated November 7,
         1985).

                                        14.

4.2 Amendment to Indenture dated as of March 14, 1991 (incorporated by reference to Exhibit (b) (2) to Registrant's Annual Report on Form 10-K for the year ended December 31, 1990).

4.3 Indenture dated as of March 15, 1991 (the "Class B Note Indenture") among the Registrant, NICO, the guarantors signatory thereto, and Continental Stock Transfer and Trust the Registrant, as Trustee, to which the 8% Class B Senior Secured Redeemable Notes due March 15, 1999 of NICO were issued together with the form of such Notes (incorporated by reference to Exhibit 4 (i) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990).

4.4 First Supplemental Indenture dated as of May 5, 1993 between NICO and Continental Stock Transfer & Trust the Registrant, as trustee under the Class B Note Indenture (incorporated by reference to Exhibit 4 (h) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

4.5 Form of indenture between the Registrant, NICO and Shawmut Bank, N.A., as Trustee, including therein the form of Senior Subordinated Note due April 15, 1998 (incorporated by reference to Exhibit 4 (b) to Amendment No. 2 to the Registrant's Registration Statement on Form S-2 dated May 13, 1988).

10.0 Employment Agreement, dated as of April 1, 1999, by and between American Medical Centers Management Company, Ltd. and George D. Rountree (incorporated herein by reference to Exhibit 10.0 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

11.0 Statement re: computation of per share earnings (incorporated herein by reference to the notes to consolidated financial statements).

27.0     Financial Data Schedule

                                     15.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934,
 THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE
                 UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                        FIRST MEDICAL GROUP, INC.

                                         By: /s/ Elias M. Nemnom
                                             --------------------------
                                             Elias M. Nemnom
                                             Senior Vice President and
                                                Chief Financial Officer

                           DATED: NOVEMBER 15, 1999

                                       16.